Exhibit 4.1

EXECUTION VERSION

$365,000,000 REVOLVING CREDIT FACILITY

AMENDED & RESTATED CREDIT AGREEMENT

by and among

HANDY & HARMAN GROUP LTD.,
as the Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

_____________________________________

PNC CAPITAL MARKETS LLC,
as Sole Bookrunner,

PNC CAPITAL MARKETS LLC,
U.S. BANK, NATIONAL ASSOCIATION,
RBS SECURITIES INC., and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers,
and

PNC CAPITAL MARKETS LLC,
U.S. BANK, NATIONAL ASSOCIATION,
RBS SECURITIES INC., and
WELLS FARGO SECURITIES, LLC
as Co-Syndication Agents

______________________________________

Dated as of August 29, 2014

TABLE OF CONTENTS

Page

1.	CERTAIN DEFINITIONS		2
	1.1	Certain Definitions	2
	1.2	Construction	37
	1.3	Accounting Principles; Changes in GAAP	38
	1.4	Currency Matters	39

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			39
	2.1	Revolving Credit Commitments.		39
		2.1.1	Revolving Credit Loans	39
		2.1.2	Existing Revolving Credit Loans..	39
		2.1.3	Swing Loan Commitment	39
	2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans		40
	2.3	Commitment Fees		40
	2.4	Termination or Reduction of Revolving Credit Commitments		40
	2.5	Revolving Credit Loan Requests; Swing Loan Requests		41
		2.5.1	Revolving Credit Loan Requests	41
		2.5.2	Swing Loan Requests	41
	2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans		41
		2.6.1	Making Revolving Credit Loans	41
		2.6.2	Presumptions by the Administrative Agent	42
		2.6.3	Making Swing Loans	42
		2.6.4	Repayment of Revolving Credit Loans	42
		2.6.5	Borrowings to Repay Swing Loans	42
		2.6.6	Swing Loans Under Cash Management Agreements	43
	2.7	Notes		43
	2.8	Use of Revolving Credit Loan Proceeds		43
	2.9	Letter of Credit Subfacility		44
		2.9.1	Issuance of Letters of Credit	44
		2.9.2	Letter of Credit Fees	45
		2.9.3	Disbursements, Reimbursement	45
		2.9.4	Repayment of Participation Advances	47
		2.9.5	Documentation	47
		2.9.6	Determinations to Honor Drawing Requests	47
		2.9.7	Nature of Participation and Reimbursement Obligations	48
		2.9.8	Indemnity	49
		2.9.9	Liability for Acts and Omissions	49
		2.9.10	Issuing Lender Reporting Requirements	51

i

2.10	Defaulting Lenders	51
2.11	Increase in Revolving Credit Commitments	53
2.11.1	Increasing Lenders and New Lenders	53
2.11.2	Treatment of Outstanding Loans and Letters of Credit	54

3.	INTENTIONALLY OMITTED	55

4.	INTEREST RATES			55
	4.1	Interest Rate Options		55
		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate	55
		4.1.2	Rate Quotations	56
	4.2	Interest Periods		56
		4.2.1	Amount of Borrowing Tranche	56
		4.2.2	Renewals	56
		4.2.3	No Interest Period Election	56
	4.3	Interest After Default		56
		4.3.1	Letter of Credit Fees, Interest Rate	56
		4.3.2	Other Obligations	56
		4.3.3	Acknowledgment	56
	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available		56
		4.4.1	Unascertainable	57
		4.4.2	Illegality; Increased Costs; Deposits Not Available	57
		4.4.3	Administrative Agent’s and Lender’s Rights	58
	4.5	Selection of Interest Rate Options		58

5.	PAYMENTS			58
	5.1	Payments		58
	5.2	Pro Rata Treatment of Lenders		59
	5.3	Sharing of Payments by Lenders		59
	5.4	Presumptions by Administrative Agent		60
	5.5	Interest Payment Dates		60
	5.6	Voluntary Prepayments		60
		5.6.1	Right to Prepay	60
		5.6.2	Replacement of a Lender	61
		5.6.3	Designation of a Different Lending Office	62
	5.7	Mandatory Prepayments		62
		5.7.1	Line Cap	62
		5.7.2	Sale of Assets	62
		5.7.3	Issuance of Debt	62
		5.7.4	Material Recovery Event	63
	5.8	Increased Costs		63
		5.8.1	Increased Costs Generally	63
		5.8.2	Capital Requirements	64
		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	64
		5.8.4	Delay in Requests	64

5.9	Taxes		64
	5.9.1	Issuing Lender	64
	5.9.2	Payments Free of Taxes	65
	5.9.3	Payment of Other Taxes by the Loan Parties	65
	5.9.4	Indemnification by the Loan Parties	65
	5.9.5	[Reserved]	65
	5.9.6	Evidence of Payments	65
	5.9.7	Status of Lenders	65
	5.9.8	Treatment of Certain Refunds	67
	5.9.9	Survival	68
5.10	Indemnity		68
5.11	Settlement Date Procedures		69

6.	REPRESENTATIONS AND WARRANTIES			69
	6.1	Representations and Warranties		69
		6.1.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default	69
		6.1.2	Subsidiaries and Owners; Investment Companies	70
		6.1.3	Validity and Binding Effect	70
		6.1.4	No Conflict; Material Agreements; Consents	70
		6.1.5	Litigation	71
		6.1.6	Financial Statements	71
		6.1.7	Margin Stock	71
		6.1.8	Full Disclosure	72
		6.1.9	Taxes	72
		6.1.10	Patents, Trademarks, Copyrights, Licenses, Etc.	72
		6.1.11	Liens in the Collateral	72
		6.1.12	Insurance	73
		6.1.13	ERISA Compliance	73
		6.1.14	Environmental Matters	75
		6.1.15	Solvency	75
		6.1.16	Anti-Money Laundering/International Trade Law Compliance	75
		6.1.17	Labor Disputes	75
	6.2	Updates to Schedules		75

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			76
	7.1	First Loans and Letters of Credit		76
		7.1.1	Deliveries	76
		7.1.2	Payment of Fees	78
	7.2	Each Loan or Letter of Credit		78

8.	COVENANTS			79
	8.1	Affirmative Covenants		79
		8.1.1	Preservation of Existence, Etc.	79
		8.1.2	Payment of Liabilities, Including Taxes, Etc.	79

	8.1.3	Maintenance of Insurance	79
	8.1.4	Maintenance of Properties	79
	8.1.5	Visitation Rights	80
	8.1.6	Keeping of Records and Books of Account	80
	8.1.7	Compliance with Laws; Use of Proceeds	80
	8.1.8	Further Assurances	80
	8.1.9	Reserved.	80
	8.1.10	Keepwell.	80
	8.1.11	Additional Guaranties and Collateral	81
	8.1.12	Compliance with ERISA	82
	8.1.13	Post-Closing Matters	83
	8.1.14	Field Exams	83
8.2	Negative Covenants		83
	8.2.1	Indebtedness	83
	8.2.2	Liens; Lien Covenants	84
	8.2.3	Prepayments or Amendments of Other Indebtedness	84
	8.2.4	Loans and Investments	85
	8.2.5	Dividends and Related Distributions	86
	8.2.6	Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions	87
	8.2.7	Dispositions of Assets or Subsidiaries	88
	8.2.8	Affiliate Transactions	88
	8.2.9	Subsidiaries, Partnerships and Joint Ventures	89
	8.2.10	Continuation of or Change in Business	89
	8.2.11	Fiscal Year	89
	8.2.12	Issuance of Stock	89
	8.2.13	Changes in Organizational Documents	90
	8.2.14	Limitation on Negative Pledge Clauses	90
	8.2.15	Limitations on Restrictions Affecting Subsidiaries	90
	8.2.16	Minimum Fixed Charge Coverage Ratio	90
	8.2.17	Maximum Leverage Ratio	91
	8.2.18	Minimum Liquidity	91
8.3	Reporting Requirements		91
	8.3.1	Quarterly Financial Statements	91
	8.3.2	Annual Financial Statements	91
	8.3.3	Certificate of the Borrower	92
	8.3.4	Notices	92

9.	DEFAULT			93
	9.1	Events of Default		93
		9.1.1	Payments Under Loan Documents	93
		9.1.2	Breach of Warranty	94
		9.1.3	Breach of Negative Covenants or Visitation Rights	94
		9.1.4	Breach of Other Covenants	94
		9.1.5	Defaults in Other Agreements or Indebtedness	94
		9.1.6	Final Judgments or Orders	94

	9.1.7	Loan Document Unenforceable	94
	9.1.8	Uninsured Losses; Proceedings Against Assets	94
	9.1.9	Events Relating to Plans and Benefit Arrangements	95
	9.1.10	Change of Control	95
	9.1.11	Relief Proceedings	95
9.2	Consequences of Event of Default		95
	9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	95
	9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	95
	9.2.3	Set-off	96
	9.2.4	Application of Proceeds	96

10.	THE ADMINISTRATIVE AGENT		97
	10.1	Appointment and Authority	97
	10.2	Rights as a Lender	98
	10.3	Exculpatory Provisions	98
	10.4	Reliance by Administrative Agent	99
	10.5	Delegation of Duties	99
	10.6	Resignation of Administrative Agent	100
	10.7	Non-Reliance on Administrative Agent and Other Lenders	100
	10.8	No Other Duties, etc.	101
	10.9	Administrative Agent’s Fee	101
	10.10	Authorization to Release Collateral and Guarantors	101
	10.11	No Reliance on Administrative Agent’s Customer Identification Program	101
	10.12	Tax Indemnification by the Lenders	102

11.	MISCELLANEOUS			102
	11.1	Modifications, Amendments or Waivers		102
		11.1.1	Increase of Commitment	102
		11.1.2	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment	102
		11.1.3	Release of Collateral or Guarantor	103
		11.1.4	Miscellaneous	103
	11.2	No Implied Waivers; Cumulative Remedies		104
	11.3	Expenses; Indemnity; Damage Waiver		104
		11.3.1	Costs and Expenses	104
		11.3.2	Indemnification by the Loan Parties	104
		11.3.3	Reimbursement by Lenders	105
		11.3.4	Waiver of Consequential Damages, Etc.	105
		11.3.5	Payments	105
	11.4	Holidays		105
	11.5	Notices; Effectiveness; Electronic Communication		106
		11.5.1	Notices Generally	106
		11.5.2	Electronic Communications	106
		11.5.3	Change of Address, Etc.	107
	11.6	Severability		107

v

11.7	Duration; Survival		107
11.8	Successors and Assigns		107
	11.8.1	Successors and Assigns Generally	107
	11.8.2	Assignments by Lenders	107
	11.8.3	Register	109
	11.8.4	Participations	110
	11.8.5	Certain Pledges; Successors and Assigns Generally	111
11.9	Confidentiality		111
	11.9.1	General	111
	11.9.2	Sharing Information With Affiliates of the Lenders	111
11.10	Counterparts; Integration; Effectiveness		112
	11.10.1	Counterparts; Integration; Effectiveness	112
11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL		112
	11.11.1	Governing Law	112
	11.11.2	SUBMISSION TO JURISDICTION	112
	11.11.3	WAIVER OF VENUE	113
	11.11.4	SERVICE OF PROCESS	113
	11.11.5	WAIVER OF JURY TRIAL	113
11.12	USA Patriot Act Notice		114
11.13	Anti-Terrorism Laws.		114
11.14	Quebec Security Documents		114
11.15	Existing Indebtedness.		115
11.16	Acknowledgement of Prior Obligations and Continuation Thereof.		116

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(C)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)(1)	-	EXCLUDED SUBSIDIARIES
SCHEDULE 1.1(E)(2)	-	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 6.1.14	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 6.1.17	-	LABOR AGREEMENTS
SCHEDULE 8.1.13	-	POST-CLOSING MATTERS
SCHEDULE 8.2.1	-	EXISTING PERMITTED INDEBTEDNESS
SCHEDULE 8.2.2	-	EXISTING PERMITTED LIENS
SCHEDULE 8.2.4	-	EXISTING PERMITTED INVESTMENTS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(P)(4)	-	PERFECTION CERTIFICATE
EXHIBIT 1.1(P)(5)	-	PERFECTION CERTIFICATE SUPPLEMENT
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST
EXHIBIT 2.11	-	LENDER JOINDER
EXHIBIT 5.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 7.11	-	SOLVENCY CERTIFICATE
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

AMENDED AND RESTATED
CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) is dated as of August 29, 2014 and is made by and among HANDY & HARMAN GROUP LTD., a Delaware corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (as hereinafter defined).

BACKGROUND

A.           Borrower, Guarantors, certain Lenders, and Administrative Agent are parties to a certain Credit Agreement dated November 8, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”) pursuant to which Revolving Credit Loans (as defined in the Original Credit Agreement, hereafter referred to as “Existing Revolving Credit Loans”) are outstanding with a balance of $62,200,000, Term Loans (as defined in the Original Credit Agreement, hereafter referred to as “Existing Term Loans”) are outstanding with an aggregate principal balance of $146,625,000, and Existing Letters of Credit (as defined below) are outstanding in the aggregate face amount of $3,260,000.  The Original Credit Agreement, together with all agreements, instruments, and documents executed in connection therewith are collectively referred to herein as the “Existing Loan Documents.”

B.           Borrower has requested that Lenders increase their Revolving Credit Commitments pursuant to the terms hereof, and that one or more new lenders join this Agreement to provide a Revolving Credit Commitment hereunder.  In addition, certain Lenders under the Original Credit Agreement are not continuing as Lenders hereunder (“Former Lenders”).

C.           The Borrower, Guarantors, Lenders, Former Lenders and Administrative Agent have agreed that, subject to the Borrower’s indemnity obligations under Section 5.10 [Indemnity] of the Original Credit Agreement, (i) the outstanding amounts of all Existing Term Loans shall be repaid in full with proceeds of the Revolving Credit Loans advanced on the date hereof and (ii) to the extent Existing Revolving Credit Loans, or a portion thereof, were made to Borrower by a Former Lender, the outstanding balances of such Existing Revolving Credit Loans shall be repaid in full with the proceeds of the Revolving Credit Loans, and all related rights, interests, and commitments of each Former Lender under the Existing Loan Documents  shall be terminated and the Former Lender(s) shall no longer be a Lender or a Secured Party.

D.           The parties hereto desire to set forth the terms and conditions under which the Lenders will extend and continue to extend a revolving line of credit to the Borrower for the purposes set forth herein, in an aggregate outstanding amount not to exceed $365,000,000 at any time.  The Revolving Credit Commitments evidenced by this Agreement shall be entitled to all of the benefits afforded by this Agreement and the other Loan Documents and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty Agreement and the other Loan Documents, and the security interests created by the Collateral Documents.

NOW THEREFORE, with the foregoing Background incorporated as if set forth more fully below, and in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound, the parties hereto covenant and agree as follows:

1.           CERTAIN DEFINITIONS

1.1           Certain Definitions.  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Accounts shall have the meaning assigned to such term in the Security Agreement.

Acquisition shall mean the acquisition by purchase, lease or otherwise, whether through a single transaction or a series of related transactions, of (i) controlling interests in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such Capital Stock or upon the exercise of an option or warrant for, or conversion of securities into, such Capital Stock, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent for the Lenders hereunder and in its capacity as collateral agent for the Secured Parties.

Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Expenses shall mean usual, customary and reasonable general and administrative expenses incurred by Parent in the ordinary course of business, including those incurred in connection with Parent’s compliance with applicable federal and state securities laws, including accounting fees, legal fees, fees and expenses for listing on any national securities exchange, directors fees, printing costs for communications to shareholders, transfer agent fees, proxy solicitation firm fees and other similar fees and charges.

Affiliate as to any Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.  For purposes of Section 8.2.8 [Affiliate Transactions], a Person that beneficially owns or holds 10% or more of any class of the voting or other equity interests of another Person will be deemed to control such other Person.

Agreement shall have the meaning specified in the preamble.

Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”

Applicable Letter of Credit Fee Rate shall mean at any time (i) 2.00% per annum on up to $5,000,000 aggregate face amount of Letters of Credit outstanding at such time and (ii) the Applicable Margin then in effect as applicable to Revolving Credit Loans under the LIBOR Rate Option on the aggregate face amount of Letters of Credit in excess of $5,000,000 outstanding at such time.

Applicable Margin shall mean, as applicable:

                 (i)the percentage spread to be added to the Base Rate applicable to Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Applicable Margin,” or

                 (ii)the percentage spread to be added to the LIBOR Rate applicable to Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit LIBOR Rate Applicable Margin.”

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Asset Sale shall have the meaning specified in Section 5.7.2 [Sale of Assets].

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Senior Vice President, Treasurer, Assistant Treasurer, or Controller of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder.  The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Bankruptcy Event shall have the meaning specified in the definition of Defaulting Lender.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Open Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%).  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option].

Borrower shall have the meaning specified in the introductory paragraph and shall include any successor entity.

Borrower Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:  (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

Canadian Pension Plan shall mean any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, a Loan Party in respect of any Person’s employment in Canada with a Loan Party, it being understood that “Canadian Pension Plan” does not include the Canada Pension Plan administered by the Federal government of Canada or the Quebec Pension Plan administered by the Province of Quebec.

Canadian Pension Termination Event shall mean (a) the voluntary full or partial wind up of a Canadian Pension Plan that is a registered pension plan; (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer such a plan; or (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of, winding up or the appointment of trustee to administer, any such plan.

Canadian Security Agreements shall mean, collectively, (a) the Canadian Security Agreement, dated November 8, 2012, executed and delivered by each of the Loan Parties resident in Canada to the Administrative Agent for the benefit of the Secured Parties and (b) the Quebec Hypothec dated November 8, 2012, each as as amended, restated, replaced, supplemented or otherwise modified from time to time.

Capital Expenditures shall mean, for any period, with respect to any Person, as determined in accordance with GAAP, the aggregate of all expenditures for any fixed or capital assets (including, but not limited to, tooling) or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of offset items or otherwise and shall include the principal amount of Capital Lease payments; provided that any such expenditure made with the proceeds of insurance in accordance with Section 5.7.4 [Material Recovery Event] shall not constitute “Capital Expenditures.”

Capital Lease shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Collateralize shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the Letter of Credit Obligations, cash or deposit account balances pursuant to documentation reasonably satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders).  Such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

Cash Equivalents shall mean:

                 (i)direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                 (ii)commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

                 (iii)demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition and which bank has a combined capital and surplus and undivided profits of not less than $500,000,000;

                 (iv)money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(iii) above, are rated AAA by Standard & Poor’s or Aaa by Moody’s Investors Service, Inc. and have portfolio assets of at least $500,000,000; and

                 (v)investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

CEA shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

Casualty Event shall have the meaning specified in Section 5.7.4 [Material Recovery Event].

CFTC shall mean the Commodity Futures  Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following:  (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements (BIS), the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Loan Party to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 8.2.7 [Dispositions of Assets or Subsidiaries]; (b) the liquidation or dissolution of any Loan Party or the adoption of a plan by the stockholders of any Loan Party relating to the dissolution or liquidation of such Loan Party, other than as permitted in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions]; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of Capital Stock of Parent representing a greater percentage of the voting power of the total outstanding Capital Stock of Parent than the Capital Stock of Parent beneficially owned by the Sponsor; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Loan Party (together with any new directors who have been appointed by Parent or any Loan Party, or whose nomination for election by the stockholders of such Loan Party, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Loan Party then still in office; (e) the failure of the Sponsor to own directly or indirectly 25% of the voting power of the total outstanding Capital Stock of Parent and during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors who have been appointed by the Sponsor, or whose nomination for election by the stockholders of Parent was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then still in office; (f) the failure of Parent to own directly or indirectly 100% of the voting power of the total outstanding Capital Stock of the Borrower; or (g) the failure of Parent to own directly or indirectly 100% of the voting power of the total outstanding Capital Stock of any Guarantor, except, in the case of this clause (g), pursuant to the Disposition of Capital Stock of a Guarantor that is permitted under this Agreement.

CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].

CIPO shall have the meaning specified in Section 6.1.11 [Liens in the Collateral].

Closing Date shall mean August 29, 2014.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time.

Collateral shall mean (a) the collateral under the (i) Security Agreement, (ii) Canadian Security Agreements, (iii) Pledge Agreement, or (iv) Patent, Trademark and Copyright Security Agreement and (b) all other property of whatever kind and nature subject or purported to be subject from time to time to a lien under any Collateral Document.

Collateral Agent shall mean PNC in its capacity as Collateral Agent under the Security Agreement and other Collateral Documents.

Collateral Access Agreement shall mean an agreement in writing, in form and substance reasonably satisfactory to the Administrative Agent, from any lessor of premises to any Loan Party, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of the Administrative Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

Collateral Documents shall mean the Security Agreement, the Canadian Security Agreements, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC and PPSA financing statements (including Fixture Filings) or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, the Pledge Agreement, or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement, the Canadian Security Agreements or Pledge Agreement and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Obligations.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Compliance Authority means each and all of the (a) U.S. Treasury Department/of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, (g) U.S. Securities and Exchange Commission, and (h) the Canadian Financial Transactions and Reports Analysis Centre.

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrower].

Consolidated Adjusted EBITDA for any period of determination shall mean Consolidated EBITDA for such period, as adjusted by (i) if the Borrower or any of its Subsidiaries consummated any Permitted Acquisition at any time since the beginning of such period, including the Consolidated EBITDA of the Person or business acquired as if the Permitted Acquisition occurred on the first day of such period; provided that, if the inclusion of such Consolidated EBITDA would increase Consolidated Adjusted EBITDA, (x) the Borrower shall have delivered to the Administrative Agent a calculation of the adjustments pursuant to this clause (i) at least ten (10) Business Days prior to the consummation of such Permitted Acquisition in form and substance reasonably satisfactory to the Administrative Agent and (y) the latest annual financial statements of such Person or business shall have been audited by a nationally recognized accounting firm and subsequent unaudited quarterly financial statements shall have been prepared in accordance with GAAP consistently applied, subject, in the case of unaudited financial statements, to adjustments described therein and, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes, or such Consolidated EBITDA shall have been supported by a quality of earnings or similar due diligence report by a nationally recognized accounting firm and otherwise in form and substance reasonably satisfactory to the Administrative Agent, in each case, delivered to the Administrative Agent at least five (5) Business Days prior to date of the consummation of such Permitted Acquisition; provided that the Borrower shall have used commercially reasonable efforts to deliver to the Administrative Agent drafts of such financial statements or reports set forth in this clause (y) at least ten (10) Business Days prior to the date of the consummation of such Permitted Acquisition and (ii) if the Borrower or any of its Subsidiaries consummated any Disposition of a Subsidiary or a division, line of business or business unit at any time since the beginning of such period, excluding the Consolidated EBITDA of the Person or business Disposed of as if the Disposition occurred on the first day of such period.  In addition, if the Consolidated EBITDA of the Person or business acquired is included in Consolidated Adjusted EBITDA of any period in accordance with the foregoing, Consolidated Adjusted EBITDA for such period may be increased by cost savings, operating expense reductions and synergies in connection with such Permitted Acquisition that are reasonably satisfactory to the Administrative Agent and, in the good faith judgment of the Borrower (as certified in an officer’s certificate delivered to the Administrative Agent prior to the consummation of such Permitted Acquisition), are reasonably identifiable, factually supportable and expected to be realized within one year of the applicable period of determination and no later than two years after  the consummation of such Permitted Acquisition (calculated on a pro forma basis as if such cost savings, operating expense reductions and synergies were realized ratably during the entirety of such period); provided that, without the consent of the Required Lenders, the aggregate amount of all such cost savings, operating expense reductions and synergies in the aggregate shall not exceed 7.5% of the Consolidated EBITDA for such period of determination (calculated before giving effect to this clause (ii)).

Consolidated EBITDA for any period of determination shall mean, as to any Person, with respect to any period, an amount equal to:  (a) the Consolidated Net Income of such Person for such period, plus (b) the sum of (each, to the extent deducted in the computation of such Consolidated Net Income and without duplication), (i) depreciation and amortization for such period, (ii) Interest Expense for such period, (iii) the provision for income taxes for such period, (iv) non-cash accruals for such period for environmental liabilities (to the extent that the aggregate amount of all such accruals previously added back pursuant to this clause (iv) following the date hereof and which remain accruals, net of reasonably anticipated recoveries or third party contributions, do not exceed $10,000,000), (v) fees and expenses incurred in connection with the Transactions prior to or within 60 days after the Closing Date, including, but not limited to, bank fees, legal fees and appraisal fees, (vi) non-cash compensation expense and (vii) other non-cash, non-recurring costs and expenses (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory), minus (c)(i) non-cash, non-recurring items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary of course of business) and (ii) cash expenses incurred during such period in connection with environmental liabilities to the extent accruals relating to such environmental liabilities were added back pursuant to clause (b)(iv) of this definition.

Consolidated Net Income shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, attributable to such period; provided that, (a) the net income of any Person that is not a wholly owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly owned Subsidiaries or the date that Person’s assets are acquired by such Person or by any of its wholly owned Subsidiaries shall be excluded; (c) the net income (if positive) of any wholly owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly owned Subsidiary to such Person or to any other wholly owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly owned Subsidiary shall be excluded; (d) extraordinary gains and losses, gains and losses in connection with the inventory hedging program of such Person and its Subsidiaries, non-cash pension expense and credits and realized and unrealized gains or losses on derivatives and gains or losses due to the change in inventory levels of inventory accounted for on a last-in, first-out basis shall each be excluded; (e) any gain and any non-cash loss (but not any cash loss) together with any related provision for Taxes for such gain and non-cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person shall be excluded; and (f) any net income or loss realized as a result of changes in accounting principles or the application thereof to such Person shall be excluded.

Covered Entity shall mean (a) the Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

Debtor Relief Laws means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, the Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, receiver-manager, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Defined Benefit Canadian Pension Plan means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

Disposition or Dispose shall mean the sale, conveyance, transfer, license, lease or other disposition of any property, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

Disqualified Stock shall mean any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Maturity Date shall not constitute Disqualified Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Domestic Consolidated Adjusted EBITDA shall mean the portion of Consolidated Adjusted EBITDA generated by the Loan Parties (and excluding the portion generated by Non-Guarantor Subsidiaries).

Domestic Tangible Assets shall mean the portion of Total Tangible Assets owned by Loan Parties and located inside the United States.

Drawing Date shall have the meaning specified in Section 2.9.3.1 [Disbursements, Reimbursement].

Environment shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Environmental Laws shall mean all applicable federal, state, local, tribal, provincial, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to:  (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the Environment; (iv) human health and safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, or Release or threat of Release of Regulated Substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

Environmental Liability means any liability, obligation, loss, claim, damage, action, order or cost, contingent or otherwise, resulting from or based upon (a) any actual or alleged violation of Environmental Law, (b) exposure to any Regulated Substances, or (c) the Release or threatened Release of any Regulated Substances.

Equipment shall mean all now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrower that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder), for which the thirty (30) day notice requirement has not been waived, with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived, or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the imposition of a lien on any assets of the Borrower or ERISA Affiliate or the posting of a bond or other security in favor of the participants and/or beneficiaries of any Plan, the PBGC or any other Person; (f) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to the Borrower or any ERISA Affiliates; (g) a withdrawal by the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (h) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization (within the meaning of Title IV of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (j) an event or condition which could constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (l) any other event or condition with respect to a Plan, including any Plan subject to Title IV of ERISA maintained, contributed to or to which the there is an obligation to contribute by the Borrower or any ERISA Affiliate, that could reasonably be expected to result in material liability to the Borrower.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Excluded Subsidiaries shall mean (i) with respect to any Subsidiary formed or acquired after the Closing Date, any such Subsidiary of the Borrower with assets of less than $100,000 designated as an Excluded Subsidiary by the Borrower by written notice to such effect to the Administrative Agent, (ii) any Foreign Subsidiary and (iii) each Subsidiary of the Borrower that is not directly or indirectly wholly-owned by the Borrower.  The Excluded Subsidiaries as of the Closing Date are listed on Schedule 1.1(E)(1).

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient;  (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.2 [Payments Free of Taxes], additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

Existing Letters of Credit shall mean any letters of credit outstanding on the Closing Date described on Schedule 1.1(E)(2).

Existing Loan Documents shall have the meaning specified in the recitals hereto.

Existing Revolving Credit Loans shall have the meaning specified in the recitals hereto.

Existing Senior Credit Agreements shall mean (i) that certain Credit Agreement, dated as of November 8, 2012 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof), by and among, the Borrower and certain subsidiaries of the Borrower as borrowers thereunder, the guarantors party thereto, the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent.

Existing Term Loans shall have the meaning specified in the recitals hereto.

Factor shall mean any Person that purchases Specified Factor Accounts from the Borrower pursuant to the applicable Factoring Documents in accordance with Section 8.2.7(vi) [Disposition of Assets or Subsidiaries].

Factoring Documents shall mean, collectively, all of the agreements, documents and instruments related to the sale by the Borrower of Specified Factored Accounts in accordance with Section 8.2.7(vi) [Disposition of Assets or Subsidiaries].

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the current Code (or any amended or successor version described above).

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

Financial Covenants shall mean the covenants set forth in Sections 8.2.16 [Minimum Fixed Charge Coverage Ratio], 8.2.17 [Maximum Leverage Ratio] and 8.2.18 [Minimum Liquidity].

Fixed Charge Coverage Ratio shall mean the ratio of (i) (a) Consolidated EBITDA of the Borrower minus (b) the lesser of (x) Unfinanced Capital Expenditures and (y) $15,000,000 (figure to be agreed upon between the Administrative Agent and the Borrower subject to future acquisitions and divestitures) to (ii) Fixed Charges of the Borrower.

Fixed Charges shall mean, with respect to any Person for any period, the sum of, without duplication, the following of such Person or any of its Subsidiaries for such period in respect of  (a) Interest Expense; provided that any annual fees will be considered to be an Interest Expense when such amounts are recognized as an expense in the income statement of such Person or any of its Subsidiaries, (b) all regularly scheduled principal payments of Indebtedness for borrowed money (other than principal payments paid through the Closing Date with respect to the Existing Term Loans) and Indebtedness with respect to Capital Leases (and without duplicating amounts in item (a) of this definition, the interest component with respect to Indebtedness under Capital Leases), (c) all cash income taxes (and payments to Parent to pay its taxes), (d) other than cash dividends or distributions for Administrative Expenses (which shall be covered by clause (e)), cash dividends or distributions paid after the Closing Date by such Person or any of its Subsidiaries (other than to such Person or any of its Affiliates and the Parent Distribution) and repurchases or redemptions after the Closing Date by such Person or any of its Subsidiaries of its Capital Stock (other than from such Person or any of its Subsidiaries), (e) Administrative Expenses, whether paid directly or as a dividend, distribution, loan or advance to Parent, and (f) payments for pension expenses, whether paid directly or as a dividend, distribution, loan or advance to Parent.

Fixture Filing shall mean a fixture filing on Form UCC-1 for filing under the Uniform Commercial Code as in effect in each applicable jurisdiction listed on Schedule 6 to the Perfection Certificate, in form and substance sufficient to perfect the lien on and security interests in fixtures purported to be created by the Security Agreement in favor of the Administrative Agent for the benefit of the Lenders.

Foreign Lender shall mean a Lender that is not a U.S. Person.

Foreign Subsidiary shall mean any Subsidiary of the Borrower other than any Subsidiary of the Borrower incorporated or organized under the laws of (i) the United States of America, any State thereof or the District of Columbia or (ii) Canada and any Province thereof.

Former Lender shall have the meaning specified in the recitals hereto.

Fronting Exposure shall mean, at any time there is a Defaulting Lender, with respect to the Issuing Lender, such Defaulting Lender’s Ratable Share of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Global Intercompany Note shall mean a global promissory note evidencing loans or advances owing by Parent or any of its Subsidiaries to Parent or any of its Subsidiaries, dated November 8, 2012 and pledged to the Collateral Agent as part of the Collateral as amended, restated, replaced, supplemented or otherwise modified from time to time,.

Governmental Authority shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature pages hereof and each other Person which joins this Agreement as a Guarantor after the date hereof, in each case, until such Person is released as a Guarantor in accordance with the terms hereof.

Guarantor Joinder shall mean a joinder to the Guaranty Agreement by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship dated November 8, 2012 executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders as amended, restated, replaced, supplemented or otherwise modified from time to time,.

Handy shall mean Handy & Harman, a New York corporation.

Hedging Agreement shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

Hedging Obligations shall mean obligations under or with respect to Hedging Agreements.

ICC shall have the meaning specified in Section 11.11.1 [Governing Law].

Increasing Lender shall have the meaning assigned to that term in Section 2.11.1 [Increasing Lenders and New Lenders].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) in respect of any letter of credit, (iv) any Hedging Obligations, (v) any other transaction (including forward sale or purchase agreements, Capital Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean (i) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), any Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Loan Parties].

Industrial Manufacturing shall mean the fabrication, processing or preparation of products from raw materials and commodities and related services, including all products manufactured and services provided by the Borrower or any of its Subsidiaries as of the [Closing Date].

Industrial Manufacturing Net Sales shall mean the portion of consolidated net sales of the Borrower and its Subsidiaries generated by sale of products from Industrial Manufacturing.

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries; provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization, arrangement or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under any Law.

Interest Expense shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including discounts in connection with the sale of any accounts, but excluding (x) interest paid in property other than cash and (y) any other interest expense not payable in cash.

Interest Period shall mean, as to any advance to which the LIBOR Option applies, the period of one (1), three (3) or six (6) month/months, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, commencing on the date of disbursement of an advance (or the date of conversion of an advance to the LIBOR Option, as the case may be) and each successive period selected by the Borrower thereafter; provided that, (i) if an Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day, (ii) the Borrower may not select an Interest Period that would end on a day after the Maturity Date, and (iii) any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

Interest Rate Hedge shall mean a Hedging Agreement to provide protection to, or minimize the impact upon, the Borrower, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

Inventory shall mean all of the Loan Parties’ now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by a Loan Party as lessor; (b) are held by a Loan Party for sale or lease or to be furnished under a contract of service; (c) are furnished by a Loan Party under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

Investment shall have the meaning specified in Section 8.2.4 [Loans and Investments].

Investment Property Control Agreement shall mean an agreement in writing, in form and substance reasonably satisfactory to the Administrative Agent, by and among the Administrative Agent, the Borrower or any Subsidiary thereof, and any securities intermediary, commodity intermediary or other Person who has custody, control or possession of any investment property of the Borrower or such Subsidiary acknowledging that such securities intermediary, commodity intermediary or other Person has custody, control or possession of such investment property on behalf of the Administrative Agent, that it will comply with entitlement orders originated by the Administrative Agent with respect to such investment property, or other instructions of the Administrative Agent, and has such other terms and conditions as the Administrative Agent may require.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuing Lender shall mean (i) PNC, in its individual capacity as issuer of Letters of Credit hereunder and the Existing Letters of Credit, and (ii) any other Lender that the Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder; provided that such Lender has agreed to be the Issuing Lender.  References to the Issuing Lender in the Loan Documents shall be to the applicable Issuing Lender.

Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by the Administrative Agent or any Lender or an Affiliate of the Administrative Agent or a Lender (or by any Person that was the Administrative Agent or a Lender or its Affiliate at the time the Interest Rate Hedge was entered into) and which:  (i) is documented in a standard International Swaps and Derivatives Association Agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.  For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.9.1.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3.3 [Disbursements, Reimbursement].

Letter of Credit Expiration Date shall mean the day that is five (5) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean, as of any date of determination, the ratio of (A) Total Indebtedness of the Borrower and its Subsidiaries on such date to (B) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

LIBOR Rate shall mean, with respect to any advance to which the LIBOR Rate Option applies for the applicable Interest Period, the interest rate per annum determined by Administrative Agent by dividing (the resulting quotient rounded upwards, at Administrative Agent’s discretion, to the nearest 1/100th of 1%) (i) the rate of interest determined by Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such advance and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.  The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date.

LIBOR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].

LIBOR Reserve Percentage shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, hypothec, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Line Cap shall mean, at any time, an amount equal to the Revolving Credit Commitments.

Liquidity shall mean, as of any date of determination, an amount equal to the sum, of (a) the sum as of such date of (i) cash and (ii) Cash Equivalents, in each case held in a U.S. account of any of the Loan Parties in which the Administrative Agent has a perfected Lien and that have not been pledged as a deposit or otherwise to a third party, plus, so long as no Event of Default has occurred and is continuing, (b) the amount, if any, by which the lesser of (x) the Line Cap or (y) the amount which may be borrowed under this Agreement without violating the financial covenants set forth herein, exceeds the Revolving Facility Usage as of such date.

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, the Global Intercompany Note, the Notes, the Collateral Documents, and any other instruments, certificates or documents delivered in connection herewith or therewith, each as amended, restated, replaced, supplemented or otherwise modified from time to time.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Request shall have the meaning specified in Section 2.5.1 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively, and Loan shall mean separately, all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Management Services Agreement shall mean that management services agreement dated as of January 1, 2012 among SP Corporate Services LLC, Parent and the Borrower, as amended by that certain First Amendment to Management Services Agreement dated as of March 27, 2013.

Material Adverse Change shall mean (a) any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) a material adverse change in the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, (c) material impairment on the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) material impairment on the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Material Indebtedness shall mean Indebtedness (other than the Loans and Letters of Credit) or any Hedging Obligations of the Borrower or any of its Subsidiaries in an aggregate outstanding principal amount exceeding (for the purposes of Section 9.1.5 [Defaults in Other Agreements or Indebtedness], together with any other Indebtedness as to which any event described in such section has occurred and is continuing), $2,500,000.  For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligation of any Loan Party at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if the related Hedging Agreement was terminated at such time.

Maturity Date shall mean ________, 2019.

Month shall mean with respect to an Interest Period under the LIBOR Rate Option, the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period.  If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group has an obligation to contribute or is accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

Net Cash Proceeds shall mean:

(a)           with respect to any Disposition (other than any issuance or sale of Capital Stock), the cash proceeds received by the Borrower or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by the Borrower or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes actually paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Disposition or (y) any other liabilities retained by the Borrower or any of its Subsidiaries associated with the properties sold in such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Disposition (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Disposition, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien (senior to the Lien securing the Obligations) on the properties sold in such Disposition (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

(b)           with respect to any issuance of Indebtedness or any other issuance or sale of Capital Stock by the Borrower or any of its Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

(c)           with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

New Lender shall have the meaning assigned to that term in Section 2.11.1 [Increase in Revolving Credit Commitments].

Non-Consenting Lender shall have the meaning specified in Section 11.1.4 [Miscellaneous].

Non-Defaulting Lenders shall mean, at any time, all Revolving Credit Lenders that, at such time, are not Defaulting Lenders.

Non-Guarantor Subsidiary shall mean any Subsidiary of the Borrower that is not a Guarantor.

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the effective date of the applicable Swap.

Notes shall mean collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.

Obligation shall mean obligations of the Loan Parties from time to time arising under or in respect of the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under (i) this Agreement and the other Loan Documents, (ii) any Lender Provided Interest Rate Hedge, (iii) any Other Lender Provided Financial Service Product and (iv) any Cash Management Agreement.  Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America, Canada or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

OMG shall mean OMG, Inc., a Delaware corporation.

OMG Mortgage Debt shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by OMG to OMG Mortgage Lender, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the OMG Mortgage Loan Documents.

OMG Mortgage Lender shall mean TD Bank, N.A. and its successors and assigns.

OMG Mortgage Loan Documents shall mean, individually and collectively (a) the Loan and Security Agreement, dated October 8, 2010, by and between OMG and OMG Mortgage Lender, as amended, and (b) the Loan and Security Agreement, dated on or about August 29, 2012, by and between OMG and OMG Mortgage Lender, in each case together with all of the other agreements, documents and instruments at any time executed and/or delivered by the Borrower or Guarantor with, to or in favor of OMG Mortgage Lender in connection therewith or related thereto.

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Original Credit Agreement shall have the meaning specified in the recitals hereto.

Other Connection Taxes shall mean, with respect to any Recipient, Taxes not described in clause (i)(a) of the definition of Excluded Taxes that are imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any connection arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document, and/or sold or assigned an interest in any Loan or Letter of Credit Obligation or Loan Document).

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which the Administrative Agent, any Lender or Affiliate of the Administrative Agent or a Lender (or by any Person that was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such agreement or arrangement was entered into) provides any of the following products or services to any of the Loan Parties:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

Parent shall mean Handy & Harman Ltd., a Delaware corporation.

Parent Distribution shall mean, collectively, (a) the distribution made in the aggregate amount of $72,000,000 on August 6, 2014 by Borrower to Parent and (b) a distribution to be made in an amount not to exceed $8,000,000 on the Closing Date by Borrower to Parent.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.9.3.3 [Disbursements, Reimbursement].

Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement, dated November 8, 2012, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties, amended, restated, replaced, supplemented or otherwise modified from time to time.

Payment Date shall mean the first day of each calendar quarter after the date hereof, the Maturity Date and the date of acceleration of the Loans.

Payment in Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Perfection Certificate shall mean a certificate in the form of Exhibit 1.1(P)(4) or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

Perfection Certificate Supplement shall mean a certificate supplement in the form of Exhibit 1.1(P)(5) or any other form approved by the Administrative Agent.

Permitted Acquisition shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Foreign Subsidiary Restructuring Transactions shall mean any Disposition of, or Investment in, the Capital Stock of a Foreign Subsidiary in connection with a restructuring; provided that (i) after giving effect to such Permitted Foreign Subsidiary Restructuring Transaction, the Equity Interests of such Foreign Subsidiary being Disposed is directly or indirectly owned by a Foreign Subsidiary of the Borrower which is a first-tier Foreign Subsidiary, 66% of the total voting power of its outstanding voting Capital Stock of which first-tier Foreign Subsidiary have been or are being concurrently pledged to the Administrative Agent for the benefit of the Secured Parties as Collateral and (ii) the principal purposes of such Permitted Foreign Subsidiary Restructuring Transaction is undertaken in good faith for a bona fide business purpose and not for the purpose of (1) circumventing any covenant set forth in this Agreement or (2) reducing the Collateral securing the Obligations (as certified by an Authorized Officer of the Borrower in an officer’s certificate).

Permitted Liens shall mean:

                 (i)Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                 (ii)Pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs;

                 (iii)Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                 (iv)Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                 (v)Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, minor defects or irregularities in title, and other similar Liens, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (vi)Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Secured Parties securing the Obligations (including Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products);

                 (vii)(A) Any Lien existing on the date of this Agreement and described on Schedule 8.2.2 and (B) Liens securing Indebtedness permitted by Section 8.2.1(ii) [Indebtedness]; provided that, in each case, the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                 (viii)Liens securing Indebtedness permitted by Section 8.2.1(iii) [Indebtedness]; provided that such Liens shall be limited to the assets financed with such Indebtedness;

                 (ix)The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1)           claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)           claims, Liens or encumbrances upon, and defects of title to, real or personal property (other than the Collateral), including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3)           claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4)           Liens resulting from final judgments or orders described in Section 9.1.6 [Final Judgments or Orders];

                 (x)[Reserved];

                 (xi)Liens securing Indebtedness permitted under Section 8.2.1(ix) [Indebtedness] of any Foreign Subsidiary on the assets and properties of such Foreign Subsidiary;

                 (xii)the security interests of a Factor in the Specified Factored Accounts sold by the Borrower to such Factor in accordance with Section 8.2.7(vi) [Disposition of Assets or Subsidiaries];

                 (xiii)Liens securing OMG Mortgage Debt permitted by Section 8.2.1(x) [Indebtedness] on the real properties constituting collateral for the OMG Mortgage Debt on November 8, 2012;

                 (xiv)Liens arising from operating leases and precautionary UCC financing statement filings in respect thereof and Equipment or other materials that are not owned by the Borrower or any of its Subsidiaries located on the premises of the Borrower or such Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Borrower or such Subsidiary and the precautionary UCC or PPSA financing statement filings in respect thereof; and

                 (xv)Liens securing Indebtedness permitted under Section 8.2.1(v)(d) [Indebtedness] solely on the assets subject to the commodity trading agreement and held in a commodities account established under such agreement; provided that the Administrative Agent shall have received an Investment Property Control Agreement with respect to such commodities account, duly authorized, executed and delivered by the applicable Loan Party and such commodities intermediary.

Permitted Refinancing shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) at the time thereof, no Potential Default or Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, (i) such modification, refinancing, refunding, renewal replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an intercreditor agreement, the holders of such modified, refinanced, refunded, renewed, or replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to such intercreditor agreement.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is sponsored, maintained or to which contributions are required by any member of the ERISA Group or (ii) has at any time been maintained by or to which contributions have been required by any entity which was at such time a member of the ERISA Group.

Pledge Agreement shall mean the Pledge Agreement, dated November 8, 2012 executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties, amended, restated, replaced, supplemented or otherwise modified from time to time.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

PPSA shall mean the Personal Property Security Act as in effect from time to time in any applicable province of Canada (other than Quebec) and the Civil Code in the Province of Quebec.

Prime Rate shall mean the rate publicly announced by Administrative Agent from time to time as its prime rate.  The Prime Rate is determined from time to time by Administrative Agent as a means of pricing some loans to its borrowers.  The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by Administrative Agent to any particular class or category of customers.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code or PPSA or a valid and enforceable first ranking hypothec opposable to third parties under the Civil Code of Quebec in the Collateral which is subject only to statutory Liens for taxes not yet due and payable or Liens securing Purchase Money Indebtedness.

Published Rate shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by Administrative Agent).

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Purchase Money Indebtedness shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Leases) incurred for the purpose of financing all or any part of the purchase price of any property, plant or Equipment or the cost of installation, construction or improvement of such property; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

Quebec Hypothec shall mean collectively, (a) the hypothec on a universality of personal (movable) property given by the Loan Parties resident in Canada in favor of PNC Bank, National Association, as the person holding the power of attorney (fondé de pouvoir) of the Lenders as security for, inter alia, any bond(s) issued thereunder; (b) the aforesaid bond(s); and (c) any pledge agreement in respect of such bonds, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

Ratable Share shall mean:

                 (i)with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders; provided, however, that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments; provided further for purposes of Section 2.10 [Defaulting Lenders], “Ratable Share” shall mean the percentage of the aggregate Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment.

Recipient shall mean the Administrative Agent, any Lender or Issuing Lender, and any other recipient of any payment made by or on account of any Obligation of any Loan Party under any Loan Document, as applicable.

Refinancing shall mean the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding indebtedness under the Existing Senior Credit Agreements.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3.1 [Disbursements, Reimbursement].

Regulated Substances shall mean all substances, wastes, pollutants or contaminants, materials, constituents, chemicals or compounds in any form regulated or which can give rise to liability under any Environmental Law, including but not limited to, petroleum or petroleum by-products, asbestos or asbestos containing materials, polychlorinated biphenyls, toxic mold or radon gas.

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

Release means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration of any Regulated Substance into or through the Environment or within, from or into any building, structure, facility or fixture.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Required Lenders shall mean

(A)           If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B)           If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Resignation Effective Date shall have the meaning assigned to that term in Section 10.6 [Resignation of Administrative Agent].

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(C) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.  As of the Closing Date, the aggregate Revolving Credit Commitments of all Lenders shall be equal to $365,000,000.

Revolving Credit Lender shall mean, at any time, any Lender that has a Revolving Credit Commitment at such time.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Secured Parties shall mean, collectively, the Administrative Agent, the Collateral Agent (as defined in the Security Agreement) the Lenders and each counterparty to a Lender Provided Interest Rate Hedge, Other Lender Provided Financial Service Products or a Cash Management Agreement if such person is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender or at the date of entering into such Lender Provided Interest Rate Hedge, Other Lender Provided Financial Service Products or Cash Management Agreement such person was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender and, if not the Administrative Agent or a Lender, such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 10.3 [Exculpatory Provisions], 10.10 [Authorization to Release Collateral and Guarantors], 11.3 [Expenses; Indemnity; Damage Waiver] and 11.11 [Choice of Law; Submission to Jurisdiction; Waiver of Venue; Etc.] as if it were a Lender.

Security Agreement shall mean the Security Agreement dated November 8, 2012, executed and delivered by each of the Loan Parties to the Administrative Agent, in its capacity as Collateral Agent, for the benefit of the Secured Parties, as amended, restated, replaced, supplemented or otherwise modified from time to time.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Factored Accounts shall mean those Accounts owing by an account debtor to the Borrower which are sold by the Borrower to a Factor pursuant to the applicable Factoring Documents in accordance with Section 8.2.7(vi) [Disposition of Assets or Subsidiaries].

Specified Transaction Requirements shall mean, with respect to the transaction to which the Specified Transaction Requirements apply, after giving pro forma effect to such transaction (and any other transaction that previously required the testing of the Specified Transaction Requirements and was consummated since the beginning of the four-quarter period referred to below) (including any incurrence or repayment of Indebtedness occurring substantially concurrently therewith), (i) the Financial Covenants shall be complied with and no Potential Default or Event of Default shall exist, (ii) the Leverage Ratio as of the date of consummation of such transaction shall not be greater than 0.25 “turn” less than the maximum Leverage Ratio permitted at such time pursuant to Section 8.2.17 [Maximum Leverage Ratio], (iii) Domestic Tangible Assets of the Loan Parties as of the end of the fiscal quarter most recently ended prior to the consummation of such transaction shall not be less than 70% of Total Tangible Assets of the Borrower and its Subsidiaries as of such date, (iv) Domestic Consolidated Adjusted EBITDA of the Loan Parties for the four-quarter period most recently ended prior to the consummation of such transaction shall not be less than 70% of Consolidated Adjusted EBITDA of the Borrower for such four-quarter period and (v) Industrial Manufacturing Net Sales of the Borrower and its Subsidiaries shall not be less than 70% of consolidated net sales of the Borrower and its Subsidiaries; provided that (A) clauses (iii) and (iv) shall be tested in connection with an Acquisition or Investment only if such transaction involves the Acquisition of Capital Stock of, or other Investment in, a Person that will not become a Guarantor or the Acquisition of assets by a Non-Guarantor Subsidiary and the aggregate consideration for such Acquisition or Investment (together with the aggregate consideration for Acquisitions following the Closing Date or Investments for which clauses (iii) and (iv) were not tested) is at least $10,000,000, or in connection with a Disposition only if such transaction involves the Disposition of Capital Stock of, or other Investment in, a Guarantor or the Disposition of assets by a Guarantor and the aggregate consideration received for such Disposition (together with the aggregate consideration for Dispositions following the Closing Date for which clauses (iii) and (iv) were not tested) is at least $10,000,000, (B) clause (v) shall be tested in connection with an Acquisition or Investment only if the transaction involves the Acquisition of Capital Stock of, or other Investment in, a Person that is not primarily engaged in Industrial Manufacturing or the Acquisition of assets that will not be used primarily in Industrial Manufacturing and the aggregate consideration for such Acquisition or Investment (together with the aggregate consideration for prior Acquisitions or Investments for which clause (v) was not tested) is at least $10,000,000, or in connection with a Disposition only if the transaction involves the Disposition of Capital Stock of, or other Investment in, a Person that was primarily engaged in Industrial Manufacturing or the Disposition of assets that were used primarily in Industrial Manufacturing and the aggregate consideration received for such Disposition (together with the aggregate consideration for prior Dispositions for which clause (v) was not tested) is at least $10,000,000, (C) clause (v) shall be tested in connection with an expenditure in an Unrelated Business only if the amount of such expenditure, together with all prior expenditures in Unrelated Businesses for which clause (v) was not tested, is at least $10,000,000 and (D) the Borrower shall deliver to the Administrative Agent a certificate demonstrating compliance with the requirements of this definition with respect to each Acquisition, Disposition or Investment or expenditure in Unrelated Business involving aggregate consideration in excess of $1,000,000.

Sponsor shall mean Steel Partners Holdings L.P. and/or its Affiliates.

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or  (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge.

Swing Loan Commitment shall mean PNC’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.3 [Swing Loan Commitment] hereof in an aggregate principal amount up to $20,000,000.

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1.3 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Total Indebtedness shall mean Indebtedness described in clauses (i), (ii), (iii), (v) or (vi) of the definition thereof, determined on a consolidated basis.

Total Tangible Assets shall mean total consolidated assets of the Borrower and its Subsidiaries less intangible assets (including goodwill, intellectual property, non-compete agreements, orders backlog and customer relationships).

Transactions shall mean, collectively, (a) the execution and delivery of the Loan Documents on the Closing Date and the initial borrowings hereunder, (b) the Parent Distribution, and (c) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].

Unfinanced Capital Expenditures shall mean all Capital Expenditures of the Borrower and its Subsidiaries other than those made utilizing financing provided by the applicable seller or third party lenders.

Uniform Commercial Code or UCC shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

Unrelated Business shall have the meaning specified in Section 8.2.10 [Continuation of or Change in Business].

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

Weighted Average Life to Maturity shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of  years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

WHX Plan shall mean the WHX Pension Plan, a defined benefit plan that is covered by Title IV of ERISA.

1.2           Construction.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:  (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated in accordance herewith and therewith; (vi) references to “province” or any like terms shall include “territory” and like terms; (vii) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (viii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (ix) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document; and (x) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.  All certificates and other required submissions made by specified officers of any Loan Party shall be deemed for all purposes as made by such person solely in such person’s capacity as such officer.

1.3           Accounting Principles; Changes in GAAP.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements].  Notwithstanding the foregoing, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner reasonably satisfactory to the Borrower and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.  GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof.  In addition, the accounting for operating leases and capital leases under GAAP as in effect on the date hereof (including Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capital Leases and obligations in respect thereof.

1.4           Currency Matters.

Unless otherwise stated, all calculations, comparisons, measurements or determinations under this Agreement and other Loan Documents shall be made in United States Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted to United States Dollars on the date of such calculation, comparison, measurement or determination by the Administrative Agent in accordance with its normal practices.

2.           REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1           Revolving Credit Commitments.

2.1.1                Revolving Credit Loans.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Maturity Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the sum of the outstanding Swing Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Line Cap.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.1.

2.1.2                Existing Revolving Credit Loans.   The Existing Revolving Credit Loans (other than those Existing Revolving Credit Loans owing to the Former Lenders) shall be deemed to be Revolving Credit Loans under this Agreement. As of the Closing Date each Lender’s Ratable Share shall be determined utilizing the Revolving Credit Commitments set forth in this Agreement and the Administrative Agent is hereby authorized by all parties hereto to make such adjustments as may be necessary on the Closing Date so that after giving effect to the initial Revolving Credit Loans made hereunder and the repayment of the Existing Term Loans, each Lender’s Ratable Share of all outstanding Loans (including the Existing Revolving Credit Loans (other than those owing to the Former Lenders)) shall be reflective of,  and in accordance with,  each Lender’s  Ratable Share of the Loans as calculated by the terms of this Agreement. Administrative Agent shall notify each such Lender on or before the Closing Date of the corresponding adjustments implemented or to be implemented.

2.1.3                Swing Loan Commitment.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Maturity Date, in an aggregate principal amount up to but not in excess of $20,000,000; provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the Line Cap.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.3.

2.2           Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.  Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share.  The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the sum of the outstanding Swing Loans and Letter of Credit Obligations.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.  The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Maturity Date.

2.3           Commitment Fees.  Accruing from the date hereof until the Maturity Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share or other applicable share provided for in this Agreement, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided, however, that solely in connection with determining the portion of the Commitment Fee payable to (x) PNC, the calculation of Revolving Facility Usage shall include the full amount of the outstanding Swing Loans and (y) each Lender other than PNC, the calculation of Revolving Facility Usage shall exclude the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4           Termination or Reduction of Revolving Credit Commitments.  The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders.  Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.  Any such reduction or termination shall be accompanied by prepayment of the Loans, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated.  Any notice to reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable.

2.5           Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1                Revolving Credit Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time prior to the Maturity Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $500,000 and not less than $500,000 for each Borrowing Tranche under the LIBOR Rate Option, and (y) integral multiples of $100,000 and not less than $250,000 for each Borrowing Tranche under the Base Rate Option.

2.5.2                Swing Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time prior to the Maturity Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

2.6           Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1                Making Revolving Credit Loans.  The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans].  Each Lender shall remit its Ratable Share of the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2                Presumptions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its Ratable Share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option.  If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3                Making Swing Loans.  So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Requests], fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4                Repayment of Revolving Credit Loans.  The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon and fees in respect thereof on the earlier of (a) the Maturity Date and (b) the date such Revolving Credit Loans are declared, or are otherwise due and payable pursuant to Section 9.2 [Consequences of Event of Default].

2.6.5                Borrowings to Repay Swing Loans.  PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon; provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations.  Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision.  PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or e-mail) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.6.6                Swing Loans Under Cash Management Agreements.  In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], PNC as the Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swing Loan Lender relating to the Borrower’s deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements.  Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.3 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Maturity Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.6.

2.7           Notes.  The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a swing Note, dated the Closing Date payable to such Lender (or its registered assigns) in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.8           Use of Revolving Credit Loan Proceeds.  The proceeds of the Revolving Credit Loans shall be used (i) to refinance Existing Term Loans, (ii) to fund up to $8,000,000 of the Parent Distribution on the Closing Date, (iii) for the payment of fees and expenses in connection with the Transactions, and (iv) for general corporate purposes (including, for the avoidance of doubt, pension expenses, advances for pension expenses to Parent and working capital), Letters of Credit, Capital Expenditures and Permitted Acquisitions.

2.9           Letter of Credit Subfacility.

2.9.1                Issuance of Letters of Credit

2.9.1.1                  The Borrower or any Loan Party may at any time prior to the Letter of Credit Expiration Date request the issuance of a letter of credit (each a “Letter of Credit”) on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least three (3) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance (which, in respect of any Existing Letters of Credit, shall be deemed to be the Closing Date).  Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, the Issuing Lender will provide the Administrative Agent with a copy thereof.  Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension; provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event shall expire later than the Letter of Credit Expiration Date; provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $20,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Line Cap.  Notwithstanding the foregoing, any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the Issuing Lender pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (B) above), subject to a right on the part of the Issuing Lender, in its discretion, to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal; provided that unless otherwise directed by the Issuing Lender, the Borrower shall not be required to make a specific request to the Issuing Lender for any such renewal.  Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit.  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.  All Existing Letters of Credit shall be deemed to be issued hereunder as of the Closing Date and shall constitute Letters of Credit subject to the terms hereof.

2.9.1.2                  The Issuing Lender shall not be under any obligation to issue any Letter of Credit, if:

(i)       any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

(ii)       the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(iii)       except as otherwise agreed by the Administrative Agent and the Issuing Lender, the Letter of Credit is in an initial stated amount of less than $50,000;

(iv)       the Letter of Credit is to be denominated in a currency other than Dollars; or

(v)       any Revolving Credit Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.10(iii) [Defaulting Lenders]) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Issuing Lender has an actual or potential Fronting Exposure, as it may elect in its sole discretion.

2.9.2                Letter of Credit Fees.  The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders based on their respective Ratable Share a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.250% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily amount available to be drawn under each Letter of Credit and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit.  The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3                Disbursements, Reimbursement.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1                  In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof.  The Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender.  In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than (x) any notice requirements and (y) the requirement that the Revolving Facility Usage not exceed the Line Cap at such time.  Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2                  Each Lender shall upon any notice pursuant to Section 2.9.3.1, whether or not the Revolving Facility Usage exceeds the Line Cap at such time, make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount.  If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date.  The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3                  With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option.  Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4                Repayment of Participation Advances.

2.9.4.1                  Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2                  If the Administrative Agent (or the Issuing Lender) is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender (or any payment made to the Issuing Lender directly) pursuant to this Section 2.9.4 in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent (or the Issuing Lender, as the case may be) plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5                Documentation.  Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own.  In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6                Determinations to Honor Drawing Requests.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7                Nature of Participation and Reimbursement Obligations.  Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)       any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)       the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii)       any lack of validity or enforceability of any Letter of Credit;

(iv)       any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary, any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)       the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)       payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)                  the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)                  any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)       any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)       any breach of this Agreement or any other Loan Document by any party thereto;

(xi)       the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)                  the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)                  the fact that the Maturity Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)                  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8                Indemnity.  Each Loan Party hereby agrees, jointly and severally, to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.

2.9.9                Liability for Acts and Omissions.  As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of or any drawing under any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder.  Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to any Loan Party or any Lender.

2.9.10                Issuing Lender Reporting Requirements.  The Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and the Borrower a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10           Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)       fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii)       the Revolving Credit Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender directly affected thereby;

(iii)       if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)           all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders with a Revolving Credit Commitment in accordance with their respective Ratable Shares but only to the extent that (x) the sum of the Non-Defaulting Lenders’ Revolving Facility Usage plus such Defaulting Lender’s Ratable Share of the sum of the outstanding principal amount of the Swing Loans then outstanding plus the Letter of Credit Obligations at such time does not exceed the total of all Non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b)           if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, Cash Collateralize for the benefit of the Issuing Lender, the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)           if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are Cash Collateralized;

(d)           if the Letter of Credit Obligations of the Non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such Non-Defaulting Lenders’ Ratable Share; and

(e)           if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor Cash Collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or Cash Collateralized;

(iv)       so long as such Lender is a Defaulting Lender, PNC shall not be required (a) to fund any Swing Loan and (b) the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless, in the case of clause (b) only, the Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein);

(v)       if (x) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (y) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder; and

(vi)       in the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.11           Increase in Revolving Credit Commitments.

2.11.1                Increasing Lenders and New Lenders.  The Borrower may, at any time and from time to time, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

2.11.1.1                  No Obligation to Increase.  No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

2.11.1.2                  Defaults.  There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

2.11.1.3                  Aggregate Revolving Credit Commitments.  After giving effect to such increase, the total Revolving Credit Commitments shall not exceed $415,000,000.

2.11.1.4                  Minimum Revolving Credit Commitments.  After giving effect to such increase, the amount of the Revolving Credit Commitments provided by any New Lender shall be at least $10,000,000; and

2.11.1.5                  Minimum Increase.  Each request by the Borrower to increase Revolving Credit Commitments pursuant to this section 2.11 shall be in an aggregate principal amount of not less than $20,000,000 and shall be in an increment of $1,000,000 in excess thereof (provided that such amount may be less than $20,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.11.1.3 [Aggregate Revolving Credit Commitments]).

2.11.1.6                  Resolutions; Opinion.  The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent:  (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

2.11.1.7                  Notes.  The Borrower shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment.

2.11.1.8                  Approval of New Lenders.  Any New Lender shall be subject to the approval of the Administrative Agent, the Issuing Lender and Swing Loan Lender (such consents not to be unreasonably withheld); provided, that at no time shall the Borrower or any of Borrower’s Affiliates or Subsidiaries become a Lender under this Agreement.

2.11.1.9                  Increasing Lenders.  Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

2.11.1.10                  New Lenders—Joinder.  Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.11 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

2.11.2                Treatment of Outstanding Loans and Letters of Credit.

2.11.2.1                  Repayment of Outstanding Loans; Borrowing of New Loans.  On the effective date of such increase, the Borrower shall repay all Revolving Credit Loans then outstanding, subject to the Borrower’s indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Revolving Credit Loans with a Borrowing Date on such date.  Each of the Lenders shall participate in any new Revolving Credit Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.11.

2.11.2.2                  Outstanding Letters of Credit; Repayment of Outstanding Loans; Borrowing of New Loans.  On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit and Swing Loan equal to its Ratable Share of such Letter of Credit and Swing Loan and the participation of each other Revolving Credit Lender in such Letter of Credit and Swing Loan shall be adjusted accordingly and (ii) will acquire (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.11.2.3                  Equal and Ratable Benefit.  The Revolving Credit Commitments established pursuant to this Section 2.11 shall constitute Revolving Credit Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty Agreement and security interests created by the Collateral Documents.  The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the increase in Revolving Credit Commitments pursuant to this Section 2.11.

3.           INTENTIONALLY OMITTED

4.           INTEREST RATES

4.1           Interest Rate Options.  The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than seven (7) Borrowing Tranches in the aggregate among all of the Loans; and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion.  If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

4.1.1                Revolving Credit Interest Rate Options; Swing Line Interest Rate.  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)       Revolving Credit Base Rate Option:  A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)       Revolving Credit LIBOR Rate Option:  A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans, except as provided in Section 2.6.6 [Swing Loans Under Cash Management Agreements] with regard to Swing Loans made under any Cash Management Agreements.

4.1.2                Rate Quotations.  The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2           Interest Periods.  At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request.  The notice shall specify an Interest Period during which such Interest Rate Option shall apply.  Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1                Amount of Borrowing Tranche.  Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests].

4.2.2                Renewals.  In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.2.3                No Interest Period Election.  If any interest rate election requests a Loan under the LIBOR Rate option, or the renewal of or conversion to a Loan under the LIBOR Rate Option, but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one Month’s duration.

4.3           Interest After Default.  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1                Letter of Credit Fees, Interest Rate.  The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.00% per annum;

4.3.2                Other Obligations.  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.00% per annum from the time such Obligation becomes due and payable and until it is Paid in Full; and

4.3.3                Acknowledgment.  The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrower upon demand by Administrative Agent.

4.4           LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1                Unascertainable.  If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)       adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii)       a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.2                Illegality; Increased Costs; Deposits Not Available.  If at any time any Lender shall have determined that:

(i)       the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law),

(ii)       such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)       after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.3                Administrative Agent’s and Lender’s Rights.  In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans.  If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments].  Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5           Selection of Interest Rate Options.  Except as expressly provided in Section 4.2.3 [No Interest Period Election], if the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.

5.           PAYMENTS

5.1           Payments.  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders.  The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

5.2           Pro Rata Treatment of Lenders.  Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement.  Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3           Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)       if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)       the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4           Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5           Interest Payment Dates.  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date.  Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.  Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due.  Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the Maturity Date, upon acceleration or otherwise).

5.6           Voluntary Prepayments.

5.6.1                Right to Prepay.  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]).  Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w)           the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)           a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(y)           a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and

(z)           the total principal amount of such prepayment, which shall not be less than, with respect to Revolving Credit Loans and Swing Loans, the lesser of (i) the outstanding principal amount of the Revolving Credit Loans and Swing Loans outstanding and (ii) $100,000 for any Swing Loan or $500,000 for any Revolving Credit Loan.

All prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied, first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies.  Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

5.6.2                Replacement of a Lender.  In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)       the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii)       such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)       in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter;

(iv)       such assignment does not conflict with applicable Law; and

(v)       in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.6.3                Designation of a Different Lending Office.  If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.7           Mandatory Prepayments.

5.7.1                Line Cap.  If for any reason the Revolving Facility Usage at any time exceeds the Line Cap then in effect, the Borrower shall, within three (3) Business Days, prepay Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize Letter of Credit Obligations in an aggregate amount equal to such excess.

5.7.2                Sale of Assets.  In the event of any direct or indirect Disposition of any of the assets, including lines of business, of the Borrower or any of its Subsidiaries (other than sales or Dispositions referred to in clauses (i) through (iv), (vi) and (vii)  inclusive of Section 8.2.7 [Dispositions of Assets or Subsidiaries]) (each, an “Asset Sale”),  the Net Cash Proceeds for any one Asset Sale (or series of inter-related Asset Sales)  is  equal to or greater than $10,000,000, the Borrower shall within one (1) Business Day following receipt of the Net Cash Proceeds from such Asset Sale apply an amount equal to 100% of such Net Cash Proceeds as a repayment of the outstanding Loans.

5.7.3                Issuance of Debt.  Within one Business Day following the incurrence of any Indebtedness for borrowed money by the Borrower or any of its Subsidiaries (except for the incurrence of Indebtedness expressly permitted under Section 8.2.1 [Indebtedness]), the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds of such Indebtedness toward the prepayment of Loans.

5.7.4                Material Recovery Event.  In the event of any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceedings of (a “Casualty Event”), any asset of the Borrower or any of its Subsidiaries resulting in aggregate Net Cash Proceeds (together with the Net Cash Proceeds of all prior Casualty Events after the Closing Date that were not applied as set forth in this Section 5.7.4) of $10,000,000 or more, the Borrower shall within five (5) Business Days following the receipt of proceeds of any casualty or other insurance proceeds or condemnation or similar awards apply an amount equal to 100% of such Net Cash Proceeds toward the prepayment of Loans;

5.7.5        Application of Payments; Application Among Interest Rate Options.  All prepayments required pursuant to this Section 5.7 shall be applied to the prepayment of Revolving Credit Loans. Any such prepayment resulting from circumstances described in Section 5.7.1, 5.7.2 or 5.7.4 shall not require a permanent reduction in Revolving Credit Commitments, while any prepayment resulting from circumstances described in Section 5.7.3 shall require a permanent reduction in the Revolving Credit Commitments in the full amount of each prepayment required to be made pursuant to such Section.  All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans under the Base Rate Option, then to the Loans under the LIBOR Rate Option.  In accordance with Section 5.10 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans under the LIBOR Rate Option on any day other than the last day of the applicable Interest Period.

5.8           Increased Costs.

5.8.1                Increased Costs Generally.  If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)       subject any Recipient to any Taxes (other than (A) Indemnified Taxes or Other Taxes covered by Section 5.9 [Taxes] or (B) Excluded Taxes); or

(iii)       impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2                Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

5.8.3                Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.  A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender, the Issuing Lender or other Recipient or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4                Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 5.8 [Increased Costs] shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 5.8 [Increased Costs] for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9           Taxes.

5.9.1                Issuing Lender.  For purposes of this Section 5.9, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

5.9.2                Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by such applicable withholding agent, then such applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3                Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.9.4                Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.5                [Reserved]

5.9.6                Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7                Status of Lenders.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)           Without limiting the generality of the foregoing,

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii)       executed originals of IRS Form W-8ECI;

(iii)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) executed originals of a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments to be received by such Lender will be effectively connected income (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)       to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender), and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

5.9.8                Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund).  Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body.  Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9                Survival.  Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10           Indemnity.  In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i)       payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii)       attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments],

(iii)       default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder; or

(iv)       assignment of such Lender’s Loans to which a LIBOR Rate Option applies pursuant to Section 5.6.2 [Replacement of a Lender] on a day other than the last day of the Interest Period therefor.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrower to such Lender within ten (10) Business Days after such notice is given.

5.11           Settlement Date Procedures.  In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.3 [Swing Loan Commitments] hereof during the period between Settlement Dates.  The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”).  On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.  The Administrative Agent may also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans (including the Closing Date) and on any mandatory prepayment dates and may at its option effect settlement on any other Business Day.  These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.3 [Swing Loan Commitment].  The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

6.           REPRESENTATIONS AND WARRANTIES

6.1           Representations and Warranties.  The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1                Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.  The Borrower and each of its Subsidiaries (i) is a corporation, partnership or limited liability company (or foreign equivalent) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, or is a trust duly organized under the law of the Commonwealth of Massachusetts, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and (v) is in compliance with all Anti-Terrorism Laws.  No Event of Default or Potential Default exists or is continuing.  Each Loan Party owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Loan Party’s business as currently conducted.  The use by each Loan Party and its Subsidiaries of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  No claim has been made and remains outstanding that any Loan Party’s or its Subsidiary’s use of any Collateral does or may violate the rights of any third party that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.1.2                Subsidiaries and Owners; Investment Companies.  Schedule 6.1.2 states (i) the name of each of the Borrower’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of an equity interest in the Borrower, the amount, percentage and type of such equity interest (the “Borrower Equity Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (ii) (collectively the “Equity Interests”).  The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable.  None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”

6.1.3                Validity and Binding Effect.  This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms.

6.1.4                No Conflict; Material Agreements; Consents.  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).  There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents, except filings necessary to perfect Liens created by the Loan Documents.

6.1.5                Litigation.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change.  None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.1.6                Financial Statements.

(i)           Historical Statements.  The Borrower has delivered to the Administrative Agent copies of Parent’s audited consolidated financial statements for and as of the end of the fiscal year ended December 31, 2013 and the Borrower’s unaudited consolidated statements of operations and balance sheets for the quarterly fiscal period ending June 30, 2014 (all such annual and interim statements being collectively referred to as the “Statements”).  The Statements were compiled from the books and records maintained by the management of the Borrower (or Parent, as applicable), are correct and complete and fairly represent the consolidated financial condition of the Persons to which they relate as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject, in the case of unaudited statements, to adjustments described therein and, in the case of interim statements, to normal year-end audit adjustments and the absence of footnotes.

(ii)           Accuracy of Financial Statements; No Material Adverse Change.  Neither the Borrower nor any of its Subsidiaries has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  Since December 31, 2013, no Material Adverse Change has occurred.

6.1.7                Margin Stock.  None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System).  No part of the proceeds of any Loan has been or will be used by any of the Loan Parties or any of their respective Subsidiaries, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.  None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.8                Full Disclosure.  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.  There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition or results of operations of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement, Parent’s annual report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission or any report on Form 10-Q or 8-K thereafter filed or furnished by Parent with the Securities and Exchange Commission or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.9                Taxes.  All federal, state, provincial, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision (in accordance with GAAP) has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

6.1.10                Patents, Trademarks, Copyrights, Licenses, Etc.  Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without any known possible, alleged or actual conflict with the rights of others, except where such conflicts would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.1.11                Liens in the Collateral.  The Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein and, so long as (i) financing statements (including Fixture Filings) and other filings on file in the offices specified on Schedule 6 to the Perfection Certificate remain on file and (ii)  the Administrative Agent takes possession or control of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by each Collateral Document), the Liens created by the Collateral Documents constitute fully perfected Liens on or Liens set up against third parties on, and security interests or hypothec in, all right, title and interest of the Loan Parties in the Collateral.  The Liens created by the Patent, Trademark and Copyright Security Agreement, as filed in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office (“CIPO”), as applicable, constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Patent, Trademark and Copyright Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Patent, Trademark and Copyright Security Agreement) registered or applied for with the United States Copyright Office and CIPO, as applicable, as the case may be.  The Liens in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents constitute Prior Security Interests.  All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrower.

6.1.12                Insurance.  The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.

6.1.13                ERISA Compliance.

(i)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Borrower and each ERISA Affiliate have made all required contributions to each Plan and each Multiemployer Plan and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii)           There are no pending, or to the best of the Borrower’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.  To the best knowledge of the Borrower, there has been no prohibited transaction or violation of the fiduciary responsibility rules, as defined or specified in ERISA or the Code, with respect to any Plan.

(iii)           (a) No ERISA Event has occurred or is reasonably expected to occur; (b) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (d) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(iv)           With respect to any Canadian Pension Plan, to the best of the knowledge of the Borrower, (1) the Canadian Pension Plans are duly registered under all applicable Federal and Provincial pension benefits legislation, (2) all statutory obligations of the Borrower and Guarantors required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in all material respects and in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (3) all employee contributions to the Canadian Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by the Borrower and the Guarantors and fully paid into the Canadian Pension Plans in a timely fashion, (4) all material reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion, (5) there have been no improper withdrawals, or applications of, the assets of any of the Canadian Pension Plans, (6) no amount is owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute, (7) the Canadian Pension Plans are fully funded in accordance with applicable law both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles), (8) none of the Canadian Pension Plans is the subject of an investigation, proceeding, action or claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim, (9) all contributions or premiums required to be made by the Borrower and the Guarantors to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations and (10) none of the Loan Parties maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Defined Benefit Canadian Pension Plan.

6.1.14                Environmental Matters.  Except with respect to any matters that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or except as set forth on Schedule 6.1.14:

(i)       Each Loan Party and each Subsidiary of each Loan Party, including each party’s respective operations, facilities and properties, are in compliance with all Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses and other approvals as required under any Environmental Law;

(ii)       Neither any Loan Party nor any Subsidiary of each Loan Party has become subject to or received any written notices or claims relating to Environmental Laws;

(iii)       There are no circumstances, conditions or occurrences relating to any current or formerly owned or operated facility or property, including the Release or threatened Release of Regulated Substances, that would reasonably be expected to cause any Loan Party or any Subsidiary of any Loan Party to incur or be subject to any Environmental Liability;

(iv)       To the knowledge of any Loan Party or any Subsidiary of any Loan Party, no other Person has caused, or permitted to occur, any Release, or treated or disposed of, or arranged for treatment or disposal of, any Regulated Substances at any current or formerly owned or operated facility or property.

6.1.15                Solvency.  On the Closing Date and after giving effect to the initial Loans hereunder, each of the Loan Parties is Solvent.

6.1.16                Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country in violation of any law, regulation, order or directive enforced by any Compliance Authority or has any assets in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority.  In addition to the foregoing, each of the Loan Parties represents and warrants that (i) the proceeds of the Loans will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (ii) the funds used to repay the Loans are not derived from any unlawful activity; and (iii) each Covered Entity is in compliance with, and no Covered Entity  engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.

6.1.17                Labor Disputes.  Set forth on Schedule 6.1.17 is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to the Borrower and any union, labor organization or other bargaining agent in respect of the employees of the Borrower on the date hereof.  There is no significant unfair labor practice complaint pending against the Borrower or, to the best of the Borrower’s knowledge, threatened against it, before the National Labor Relations Board or similar foreign entity, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against the Borrower or, to the best of the Borrower’s knowledge, threatened against it.  No significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or, to the best of the Borrower’s knowledge, threatened against the Borrower.

6.1.18           Loan Documents.  Except as expressly amended and/or restated in connection with this Agreement, each of the Loan Documents (as amended, restated, supplemented, or otherwise modified from time to time) remains in full force and effect, and to the extent a Loan Party is a party thereto, constitutes the legal, valid, and binding obligation of such Loan Party.

6.2           Updates to Schedules.  Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same.  No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided, however, that the Borrower may update Schedules 6.1.1 and 6.1.2 without any Lender approval in connection with any transaction permitted under Sections 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.9 [Subsidiaries, Partnerships and Joint Ventures].

7.           CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1           First Loans and Letters of Credit.

7.1.1                Deliveries.  On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)       A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (a) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct (A) in the case of representations and warranties qualified by materiality, in all respects and (B) in the case of other representations and warranties, in all material respects, (b) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (c) no Event of Default or Potential Default exists and (d) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent;

(ii)       A certificate dated the Closing Date and signed by an Authorized Officer of each of the Loan Parties, certifying as appropriate as to:  (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate Governmental Authority where such documents are filed with a Governmental Authority together with certificates from the appropriate Governmental Authority as to the continued existence and good standing of each Loan Party in each jurisdiction where organized or qualified to do business;

(iii)       A solvency certificate from the chief financial officer of the Borrower substantially in the form attached hereto as Exhibit 7.11;

(iv)       This Agreement and each of the other Loan Documents and the Perfection Certificate signed by an Authorized Officer;

(v)       The executed legal opinions of (a) Olshan Frome Wolosky LLP, counsel for the Loan Parties, dated the Closing Date, (b) O’Neil, Cannon, Hollman, DeJong & Laing S.C., Wisconsin local counsel for the Loan Parties, dated the Closing Date and (c) Stikeman Elliott LLP, Canadian local counsel for the Loan Parties, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(vi)       Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance reasonably satisfactory to the Administrative Agent and its counsel naming the Administrative Agent for the benefit of the Secured Parties as additional insured and lender loss payee;

(vii)                  A duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date for which financial statements are available, signed by an Authorized Officer of the Borrower, demonstrating that, after giving effect to the Transactions, as of the Closing Date (a) the Leverage Ratio does not exceed 3.00 to 1.00, (b) Fixed Charge Coverage Ratio is not less than 1.25 to 1.00, and (c) Liquidity is not less than $15,000,000;

(viii)                  All material consents, regulatory approvals and licenses required to effectuate, and confirmation of an absence of any legal or regulatory prohibition with respect to, the financing contemplated hereby;

(ix)       Receipt of a business plan and budget of each of Parent and the Borrower on a consolidated basis, including forecasts prepared by management, of consolidated balance sheets, statements of operations and (on an annual basis only) statements of cash flow, in form and substance reasonably satisfactory to the Administrative Agent, (x) on an annual basis through fiscal year 2019 and (y) on a quarterly basis through the quarter ending December 31, 2015;

(x)       The Administrative Agent shall have received:

(a)           reasonably satisfactory evidence that all certificates, agreements or instruments representing or evidencing the Pledged Securities and Intercompany Notes (each as defined in the Security Agreement, Canadian Security Agreements, as applicable, and the Pledge Agreement), accompanied by instruments of transfer and stock powers undated and endorsed in blank have been delivered to the Administrative Agent; provided that such certificates, agreements or instruments may be delivered within two Business Days of the Closing Date if not delivered on or prior to the Closing Date;

(b)           [Reserved]

(c)           reasonably satisfactory evidence that the Borrower has used commercially reasonable efforts to obtain all the other certificates, agreements, including Control Agreements (as defined in the Security Agreement or Canadian Security Agreements, as applicable), or instruments necessary to perfect the Administrative Agent’s security interest in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Loan Party (as each such term is defined in the Security Agreement or Canadian Security Agreements, as applicable, and to the extent required by such Agreements) and, if applicable, such certificates, agreements or instruments have been delivered to the Administrative Agent;

(d)           UCC and PPSA financing statements (including Fixture Filings) in appropriate form for filing under the UCC or PPSA, as applicable, filings with the United States Patent and Trademark Office, United States Copyright Office and Canadian Intellectual Property Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported to be created, by the Collateral Documents;

(e)           certified copies of UCC and PPSA, United States Patent and Trademark Office and United States Copyright Office and Canadian Intellectual Property Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens) after giving effect to the Transactions; and

(xi)       Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

7.1.2                Payment of Fees.  The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document, including reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

7.2           Each Loan or Letter of Credit.  At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit:  (i) the representations, warranties of the Loan Parties shall then be true and correct (A) in the case of representations and warranties qualified by materiality, in all respects and (B) in the case of other representations and warranties, in all material respects, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, (iv) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be and (v) the Revolving Facility Usage does not exceed the Line Cap at such time.

8.           COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties shall comply at all times with the following covenants:

8.1           Affirmative Covenants.

8.1.1                Preservation of Existence, Etc.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited or unlimited liability company (or foreign equivalent) and its license or qualification and good standing in its jurisdiction of organization and in each other jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.], except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

8.1.2                Payment of Liabilities, Including Taxes, Etc.  Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all Taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except (x) to the extent that such liabilities, including Taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (y) for a failure that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

8.1.3                Maintenance of Insurance.  Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent.

8.1.4                Maintenance of Properties.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties and Equipment useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5                Visitation Rights.  Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties during normal business hours and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request; provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection.  In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

8.1.6                Keeping of Records and Books of Account.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable the Loan Parties to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Loan Parties, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7                Compliance with Laws; Use of Proceeds.  Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.  The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Revolving Credit Loan Proceeds] and as permitted by applicable Law.

8.1.8                Further Assurances.  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce the Administrative Agent’s rights and remedies thereunder with respect to the Collateral.

8.1.9                Reserved.

8.1.10              Keepwell.  Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.10, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 8.1.10 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents.  Each Qualified ECP Loan Party intends that this Section 8.1.10 constitute, and this Section 8.1.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

8.1.11                Additional Guaranties and Collateral.  (i)  With respect to any Collateral acquired after the Closing Date by any Loan Party (other than any property described in paragraphs (ii) or (iii) below) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a Prior Security Interest under the Collateral Documents, the Borrower shall and shall cause such Loan Party to do the following within ten (10) Business Days (or such longer period as the Administrative Agent may permit) after the date of acquisition:  (a) execute and deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent reasonably requests in order to grant a continuing Prior Security Interest to the Administrative Agent for the benefit of the Secured Parties in such property, (b) take all actions reasonably requested by the Administrative Agent and required by the Collateral Documents to grant to the Administrative Agent, for the benefit of the Secured Parties, a Prior Security Interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by Law or as may be reasonably requested by the Administrative Agent and (c) execute and deliver to the Administrative Agent any other documents reasonably requested by the Administrative Agent to document its rights hereunder and under the other Loan Documents.

(ii)           If the Borrower forms or acquires any Subsidiary (other than an Excluded Subsidiary) after the Closing Date, or any Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrower shall cause such Subsidiary to do the following within ten (10) Business Days (or such longer period as the Administrative Agent may permit) after such Person becomes a Subsidiary or ceases to be an Excluded Subsidiary, as applicable:  (a) execute and deliver to the Administrative Agent, a Guarantor Joinder and  such amendments to this Agreement or the Guaranty Agreement and the Collateral Documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a Prior Security Interest in the Equity Interests in such Subsidiary that is owned by any Loan Party, (b) deliver to the Administrative Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (c) cause such Subsidiary (I) to become a party to this Agreement or the Guaranty Agreement and Collateral Documents as a grantor and the Borrower or Guarantor (as reasonably determined by Administrative Agent), including by executing and delivering to the Administrative Agent a Guarantor Joinder, and (II) to take such actions reasonably necessary and required by the Collateral Documents to grant to the Administrative Agent for the benefit of the Secured Parties, a Prior Security Interest in the Collateral as described in the Collateral Documents with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent, and (d) execute and deliver to the Administrative Agent any other documents reasonably requested by the Administrative Agent to document its rights hereunder and under the other Loan Documents, including opinions of counsel reasonably deemed appropriate or necessary by the Administrative Agent and such items as are consistent with Section 7 [Conditions of Lending and Issuance of Letters of Credit].

(iii)           With respect to any Collateral existing on the Closing Date as to which the Administrative Agent, for the benefit of the Lenders, does not have a Prior Security Interest under the Collateral Documents on the Closing Date, the Borrower shall and shall cause such Loan Party to do the following within ten (10) Business Days (or such longer period as the Administrative Agent may permit) after the Closing Date:  (a) execute and deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent reasonably requests in order to grant a continuing Prior Security Interest to the Administrative Agent for the benefit of the Secured Parties in such personal property, (b) take all actions reasonably requested by the Administrative Agent and required by the Collateral Documents to grant to the Administrative Agent, for the benefit of the Secured Parties, a Prior Security Interest in such personal property as may be required by the Collateral Documents or by Law or as may be reasonably requested by the Administrative Agent and (c) execute and deliver to the Administrative Agent any other documents reasonably requested by the Administrative Agent to document its rights hereunder and under the other Loan Documents.

8.1.12                Compliance with ERISA.  The Borrower shall, and shall cause each of its ERISA Affiliates, to:  (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Plan and/or PBGC; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject the Borrower or any ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to every Plan and Multiemployer Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan or Multiemployer Plan; (f) with respect to any Plan, not allow or suffer to exist any failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the PBGC of any such Plan that is a single employer plan, which termination could result in any material liability to the Plan and/or PBGC or (h) promptly notify the Administrative Agent of the occurrence of any ERISA Event.

The Borrower shall (a) cause the Canadian Pension Plans to be administered in all material respects in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation, (b) not terminate, or cause to be terminated, any Canadian Pension Plan, if such plan would have a solvency deficiency on termination, (c) not maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Defined Benefit Canadian Pension Plan, or acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Defined Benefit Canadian Pension Plan, (d) promptly provide the Administrative Agent with any documentation relating to the Canadian Pension Plans as the Administrative Agent may reasonably request, and (e) shall notify the Administrative Agent within thirty (30) days of (i) a material increase in the liabilities of any Canadian Pension Plan, (ii) the establishment of a new registered pension plan or (iii) the commencement of payments of contributions to any Canadian Pension Plan to which the Borrower had not previously been paying or contributing.

8.1.13                Post-Closing Matters.  Execute and deliver the documents and complete the tasks set forth on Schedule 8.1.13, in which each case within the time limits specified on such schedule.

8.1.14                Field Exams.  If requested by the Administrative Agent, at the expense of the Borrower, once per fiscal year of the Borrower at any time as determined by the Administrative Agent, the Borrower will permit the Administrative Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Administrative Agent, and, unless an Event of Default then exists and is continuing, on reasonable prior notice and during normal business hours, to conduct field examinations or updates thereof to ensure the adequacy of the Collateral included in the related reporting and control systems; provided that, if an Event of Default has occurred and is continuing during any calendar year there shall be no limitation as to the number and frequency of such field examinations during such calendar year at the sole expense of the Borrower.  For purposes of this Section 8.1.14, it is understood and agreed that a single field examination may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets.

8.2           Negative Covenants.

8.2.1                Indebtedness.  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)           Indebtedness under the Loan Documents;

(ii)           Existing Indebtedness as set forth on Schedule 8.2.1 and Permitted Refinancings and guarantees thereof;

(iii)          Purchase Money Indebtedness, and Permitted Refinancings thereof, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(iv)          Indebtedness owing to the Borrower or any of its Subsidiaries permitted under Section 8.2.4(iv) [Loans and Investments]; provided that any such Indebtedness shall be evidenced by the Global Intercompany Note;

(v)           Any (a) Lender Provided Interest Rate Hedge, (b) other Interest Rate Hedge approved by the Administrative Agent or (c) Indebtedness under any Other Lender Provided Financial Services Product or (d) Indebtedness under a commodities trading agreement entered into for the purpose of hedging precious metals inventory and not for speculative purposes; provided that the amount of such Indebtedness or other obligations of such Loan Party outstanding does not increase other than as a result of fluctuations in commodity prices or by reason of fees and expenses payable in connection therewith; provided, however, the Borrower and its Subsidiaries shall enter into a Lender Provided Interest Rate Hedge or another Interest Rate Hedge only for hedging (rather than speculative) purposes;

(vi)          Reserved;

(vii)         Endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(viii)        Indebtedness in respect of deposits or advances received in the ordinary course of business;

(ix)           Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

(x)           the OMG Mortgage Debt in the aggregate principal amount thereof outstanding on the Closing Date after giving effect to the Transactions, less the aggregate principal amount of all repayments, repurchases or redemptions thereof after the date hereof, whether optional or mandatory;

(xi)          any Guaranty permitted by Section 8.2.4 [Loans and Investments] by any Loan Party of the Indebtedness of any Subsidiary of the Borrower permitted under this Section 8.2.1; and

(xii)         other Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

8.2.2        Liens; Lien Covenants.  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, except Permitted Liens.

8.2.3        Prepayments or Amendments of Other Indebtedness.

8.2.3.1                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness of the Loan Parties, except (a) the prepayment of the Loans in accordance with the terms of this Agreement, (b) any payment in the form of Capital Stock (other than Disqualified Stock) of the Borrower or Parent, including by conversion of such Material Indebtedness into such Capital Stock, (c) so long as no Potential Default or Event of Default exists, Permitted Refinancings of Material Indebtedness and (d) prepayments of Indebtedness owing to the Borrower or any of its Subsidiaries permitted under Section 8.2.4(iv) [Loans and Investments] other than such prepayment not permitted by the Global Intercompany Note.

8.2.3.2                  The Borrower shall not, and shall not permit any Subsidiary to, amend, supplement or otherwise modify any provision of any document governing Material Indebtedness in any manner that is adverse in any material respect to the interests of the Lenders.

8.2.4                Loans and Investments.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, at any time make or suffer to remain outstanding any loan or advance to, Guaranty the obligations of, or purchase, acquire or own any Capital Stock, bonds, notes or securities of, or any other investment or interest in, or make any capital contribution to, any other Person (any of the foregoing, an “Investment”), except:

(i)           trade credit extended on usual and customary terms in the ordinary course of business;

(ii)           Investments in the form of Cash Equivalents;

(iii)           Investments in the Capital Stock of Subsidiaries existing on the date hereof, and other Investments existing on the date hereof and set forth on Schedule 8.2.4;

(iv)           Investments (A) in any Loan Party, (B) by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary and (C) by any Loan Party in any Non-Guarantor Subsidiary; provided that, in the case of this clause (C), the Specified Transaction Requirements are satisfied;

(v)           loans and advances by any Loan Party to employees of such Loan Party not to exceed the principal amount of $250,000 in the aggregate at any time outstanding for:  (A) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Loan Party and (B) reasonably and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(vi)           obligations of account debtors to the Borrower or any of its Subsidiaries arising in the ordinary course of business, and stock or obligations (including promissory notes) issued to the Borrower or any of its Subsidiaries by any Person (or the representative of such Person) in respect of obligations of such Person owing to the Borrower or such Subsidiary (which obligations arose as accounts receivable in the ordinary course of business) in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a compromise or settlement of the obligations of such Person;

(vii)           any loans or advances to Parent made in lieu of dividends or distributions to Parent pursuant to Section 8.2.5(iv), (v) and (vi) [Dividends and Related Distributions] and not in excess of the amount permitted thereunder, if any (it being understood that any loans or advances pursuant to this clause (vii) outstanding at any time shall count toward the dividends and distributions made pursuant to Section 8.2.5(iv) and (v) [Dividends and Related Distributions]); provided that any such loans or advances shall be evidenced by the Global Intercompany Note;

(viii)           Permitted Acquisitions;

(ix)           any Lender Provided Interest Rate Hedge;

(x)           the transfer of the Capital Stock of a Foreign Subsidiary to a Non-Guarantor Subsidiary in connection with Permitted Foreign Subsidiary Restructuring Transactions; and

(xi)           other Investments in an aggregate amount not to exceed $15,000,000 at any time outstanding, after giving effect to any cash repayment of a loan or advance, or any return of capital in cash or payment of cash dividends or other cash distributions on investments); provided that such Investments are not made in Parent.

8.2.5                Dividends and Related Distributions.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its Capital Stock, on account of the purchase, redemption, retirement or acquisition of its Capital Stock, except:

(i)           dividends or other distributions (A) to a Loan Party and (B) by a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary;

(ii)           dividends or other distributions payable in the form of Capital Stock of the Borrower (other than Disqualified Stock);

(iii)           in the event any of the Loan Parties file consolidated income tax returns with Parent, dividends or other distributions to Parent sufficient (but not in excess of the amount) to enable Parent to pay the portion of any consolidated income taxes then due and owing by Parent that are attributable to the Loan Parties; provided that (x) Parent actually uses such dividends or distributions promptly upon receipt thereof to pay such income taxes and (y) the amount of such dividends and distributions shall not be greater with respect to any taxable year than the amount of such income taxes that the applicable Loan Parties would have paid had such Loan Parties not filed consolidated income tax returns with Parent with respect to any taxable year ending after the Closing Date;

(iv)           dividends or other distributions to Parent in an aggregate amount not to exceed $5,000,000 per calendar year to be used by Parent primarily to pay Administrative Expenses;

(v)           so long as no Potential Default or Event of Default exists, dividends and other distributions to Parent in an aggregate amount at any time outstanding not to exceed $20,000,000; provided that the amount permitted by this clause (v) shall be replenished by the amount of cash capital contributions made by Parent to the common equity of the Borrower after any dividends or distributions made pursuant to this clause (v);

(vi)           dividends and other distributions to Parent the proceeds of which are used solely to make contributions to the WHX Plan, which amounts (x) shall not exceed the minimum required contribution to the WHX Plan under Section 412 of the Code due on the date of such dividend or distribution and (y) shall not count toward the amount of dividends or other distributions to Parent permitted under clauses (iv) and (v) of this Section 8.2.5; and

(vii)           the forgiveness of loans owing by Parent to the Borrower outstanding on the Closing Date, and any deemed non-cash dividend in connection with such forgiveness.

8.2.6                Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions.  The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger, consolidation or amalgamation, or make any Acquisition; provided that:

(i)           any Subsidiary may merge or consolidate with and into the Borrower; provided that the Borrower shall survive such merger or consolidation;

(ii)           any Non-Guarantor Subsidiary may merge, consolidate or amalgamate with any other Non-Guarantor Subsidiary;

(iii)           any Subsidiary of the Borrower may merge, consolidate or amalgamate with any Guarantor; provided that a Guarantor shall survive such merger, consolidation or amalgamation;

(iv)           so long as no Event of Default or Potential Default exists, any Subsidiary of the Borrower may dissolve, liquidate or wind-up its affairs if (x) the Loan Parties determine in good faith that such dissolution, liquidation or winding-up is in the best interest of the Loan Parties and not materially disadvantageous to the Lenders and (y) all of such Subsidiary’s assets are distributed to a Loan Party (or, in the case of the dissolution, liquidation, or winding up the affairs of a Non-Guarantor Subsidiary to another Subsidiary); and

(v)           any Loan Party may make an Acquisition (including by merger, consolidation or amalgamation) (each a “Permitted Acquisition”); provided that each of the following requirements is met:

(A)           in the case of any acquisition of a Person, such Person will be wholly owned, directly or indirectly, by the Borrower;

(B)           the Specified Transaction Requirements are satisfied; and

(C)           the Loan Parties shall deliver to the Administrative Agent at least ten (10) Business Days (or, in the case of any Acquisition involving aggregate consideration of less than $25,000,000, such later date as acceptable to the Administrative Agent in its discretion) before the consummation of such Acquisition all relevant financial information with respect to the Person or assets being acquired provided to the Loan Parties by the Person being acquired or the Person selling such assets reasonably requested by the Administrative Agent, including in connection with any Acquisition involving aggregate consideration in excess of $25,000,000, audited financial statements of the Person or business acquired or a quality of earnings or similar due diligence report (by a nationally recognized accounting firm and otherwise in form and substance reasonably satisfactory to the Administrative Agent) with respect to the financial information of the Person or business acquired.  The Loan Parties shall also deliver to the Administrative Agent at least ten (10) Business Days before such Permitted Acquisition copies of any material agreements entered into or proposed to be entered into by the Loan Parties in connection with such Permitted Acquisition and all other information related to such Permitted Acquisition as reasonably requested by the Administrative Agent, including environmental reports.

8.2.7                Dispositions of Assets or Subsidiaries.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Disposition, except:

(i)           sales of inventory in the ordinary course of business;

(ii)           any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the business of the Borrower and its Subsidiaries;

(iii)           any sale, transfer or lease of assets (A) permitted by Section 8.2.4 [Loans and Investments] or 8.2.5 [Dividends and Related Distributions], (B) to a Loan Party or (C) by a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary;

(iv)           any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.14 [Limitation on Negative Pledge Clauses]; provided such substitute assets are subject to the Lenders’ Prior Security Interest;

(v)           any Disposition; provided that (x) the Specified Transaction Requirements are satisfied and (y) the Net Cash Proceeds are applied in accordance with the provisions of Section 5.7.2 [Sale of Assets];

(vi)           sales of Specified Factored Accounts by the Borrower to a Factor, so long as the following terms and conditions are satisfied:  (A) the aggregate face amount of Specified Factored Accounts which may be sold by the Borrower shall not exceed $15,000,000 during any fiscal year; (B) any sale or transfer of Specified Factored Accounts shall be without any recourse, offset or claim of any kind or nature to or against any Loan Party, the Administrative Agent or any Lender; and (C) no Potential Default or Event of Default shall exist; and

(vii)           the transfer by the Borrower or any Subsidiary (other than a Foreign Subsidiary) of any Equipment to any Foreign Subsidiary; provided that the fair market value of all such Equipment transferred pursuant to this clause (vii) does not exceed $500,000 in the aggregate.

8.2.8                Affiliate Transactions.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or carry out any transaction with or for the benefit of any of its Affiliates (including purchasing property or services from or selling property or services to any such Affiliate), except (i) any transaction that is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable terms no less favorable to such Borrower or Subsidiary than such Borrower or Subsidiary would obtain in a comparable arm’s length transaction with an unaffiliated person, (ii) transactions between or among Loan Parties not involving any Affiliate of any Loan Party that is not a Loan Party, (iii) Investments permitted by Section 8.2.4(iv) [Loans and Investments] and dividends, distributions or other payments permitted under Section 8.2.5 [Dividends and Related Distributions], (v) transactions pursuant to and payments of fees, indemnities and expenses to the Sponsor pursuant to the Management Services Agreement as in effect on the Closing Date or as thereafter amended in a manner not materially adverse to the Lenders, (vi) customary success payments to the Sponsor made for financial advisory, financing, underwriting or placement services in respect of acquisitions, divestitures and financings; provided that (x) such payments are approved by a majority of the disinterested members of the Board of Directors of Parent in good faith and (y) in the case of each transaction for which a payment is due, such payments when taken together with all payments to any other person providing financial advisory, financing, underwriting or placement services in respect of such transaction, do not exceed 2.5% of the overall transaction value (it being understood that no transaction fees shall be paid to the Sponsor unless the requirements of this clause (vi) are satisfied) and (vii) the payment of Administrative Expenses; provided that the amount of payments under this clause (vii) when taken together with (x) the Investments made under Section 8.2.4(vii) [Investments] and (y) the dividends or other distributions made in lieu thereof under Section 8.2.5(iv) [Dividends and Related Distributions], shall not exceed $5,000,000 per calendar year.

8.2.9                Subsidiaries, Partnerships and Joint Ventures.  The Borrower shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries unless no Potential Default or Event of Default exists or would result therefrom.

8.2.10                Continuation of or Change in Business.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business (an “Unrelated Business”) other than the businesses of the Borrower and its Subsidiaries on the date hereof and any business reasonably related, ancillary or complementary to such businesses; provided that the following shall not be subject to the foregoing restriction:  (i) a business or Subsidiary that is acquired after the Closing Date in a Permitted Acquisition (which shall, for the avoidance of doubt, satisfy the Specified Transaction Requirements) and (ii) an Unrelated Business that is engaged in by the Borrower or any of its Subsidiaries; provided that, in the case of this clause (ii), the Specified Transaction Requirements are satisfied.

8.2.11                Fiscal Year.  The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.12                Issuance of Stock.  The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) issue additional Equity Interests if, as a result of any such issuance, a Change of Control would occur; provided that in connection with the issuance of additional Equity Interests permitted hereunder, the Loan Parties shall comply with any applicable requirements of the Collateral Documents; or (ii) issue any Disqualified Stock (other than to any Loan Party).

8.2.13                Changes in Organizational Documents.  The Borrower shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in a manner materially adverse to the Lenders.

8.2.14                Limitation on Negative Pledge Clauses.  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into with any Person any agreement, other than this Agreement and the other Loan Documents, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property (including, for the avoidance of doubt, real property), assets or revenues, whether now owned or hereafter acquired, in favor of the Administrative Agent or the Lenders; provided that any Loan Party and its Subsidiaries may enter into any such agreement to the extent that (i) such agreement is in connection with a Lien permitted by clause (viii) of the definition of Permitted Liens or a sale of assets (including Equity Interests in Subsidiaries) permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries] and any such prohibitions or limitations apply only to the property encumbered by such Lien or subject to such sale (and, in the case of a sale of the Equity Interest in a Subsidiary, the property of such Subsidiary) and (ii) such agreement is a contract, license or lease entered into pursuant to the reasonable business requirements of such Loan Party which includes customary provisions prohibiting or restricting assignment or the granting of Liens on the rights contained therein.

8.2.15                Limitations on Restrictions Affecting Subsidiaries.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Loan Party to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Loan Party or any Subsidiary of such Loan Party, (b) make loans or advances to such Loan Party or any Subsidiary of such Loan Party, (c) transfer any of its properties or assets to such Loan Party or any Subsidiary of such Loan Party or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Loan Party or any Subsidiary of such Loan Party, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Loan Party or any Subsidiary of the Borrower or Guarantor and (v) the extension or continuation of contractual obligations in existence on the date hereof; provided that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to the Administrative Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

8.2.16                Minimum Fixed Charge Coverage Ratio.  The Borrower shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarter period ending on such date, commencing with the fiscal quarter ending September 30, 2014, to be less than 1.25 to 1.0.

8.2.17                Maximum Leverage Ratio.  The Borrower shall not permit the Leverage Ratio, calculated as of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2014, to exceed the amounts set forth below for the periods set forth below:

Period	Ratio
Closing through the fiscal quarter ending September 30, 2015	3.50 to 1.00
Fiscal quarter ending December 31, 2015 through the fiscal quarter ending December 30, 2016	3.25 to 1.00
Fiscal quarter ending December 31, 2016 and as of the end of each fiscal quarter thereafter	3.00 to 1.00

8.2.18                Minimum Liquidity.  The Borrower shall not at any time permit Liquidity to be less than $15,000,000.

8.3           Reporting Requirements.  The Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1                Quarterly Financial Statements.  As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly unaudited financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of operations and comprehensive income and cash flows for the fiscal quarter then ended and the fiscal year through that date and for the corresponding periods in the preceding fiscal year, all in reasonable detail and certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied.

8.3.2                Annual Financial Statements.

(a)           As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, annual unaudited financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of operations and comprehensive income and cash flows for the fiscal year then ended and as of and for the preceding fiscal year, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by an Authorized Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied.

(b)           As soon as available and in any event within 90 days after the end of each fiscal year of Parent, annual audited financial statements of Parent consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the fiscal year then ended and as of any for the preceding fiscal year, all in reasonable detail and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent.  The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.  The Borrower shall deliver a certificate with such financial statements showing the bridge between the financial statements delivered pursuant to this Section 8.3.2(b) and the financial statements delivered pursuant to Section 8.3.2(a).

8.3.3                Certificate of the Borrower.  Concurrently with the quarterly financial statements for the first three fiscal quarters in each fiscal year and the annual financial statements furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrower signed by an Authorized Officer of the Borrower, in the form of Exhibit 8.3.3.

8.3.4                Notices.

8.3.4.1                  Default.  Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.4.2                  Litigation.  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $1,000,000 or which if adversely determined would constitute a Material Adverse Change.

8.3.4.3                  Organizational Documents.  Promptly after the effectiveness thereof, notice of any amendment to the organizational documents of any Loan Party.

8.3.4.4                  Erroneous Financial Information.  Immediately in the event that Parent or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which Parent proposes to take with respect thereto.

8.3.4.5                  ERISA Event.  Immediately upon the occurrence of any ERISA Event, or Canadian Pension Termination Event, notice in writing setting forth the details thereof and the action which the applicable Loan Party proposes to take with respect thereto.

8.3.4.6                  Material Indebtedness.  Promptly after (i) any officer of any Loan Party has learned of the occurrence of an event of default or potential default under any Material Indebtedness of Parent or any of its Subsidiaries, notice in writing setting forth the details thereof and the actions Parent or such Subsidiary proposes to take with respect thereto, and (ii) any amendment, supplement or waiver to any documentation governing any Material Indebtedness, a copy thereof.

8.3.4.7                  Other Reports.  Promptly upon their becoming available to the Loan Parties:

(i)       Annual Budget.  The annual budget and any forecasts or projections of each of the Borrower and Parent (and a “bridge” between the two sets of forecasts or projections), to be supplied not later than sixty (60) days after the commencement of the fiscal year to which any of the foregoing may be applicable,

(ii)       Management Letters.  Any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

(iii)       SEC Reports; Shareholder Communications.  Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by Parent with the Securities and Exchange Commission, except to the extent they are publicly available on its website,

(iv)       WHX Plan.  (a) Actuarial valuation reports related to the WHX Plan performed by Towers Watson Pennsylvania Inc. or another firm reasonably satisfactory to the Administrative Agent; provided that such report shall be required on an annual basis and delivered not later than 120 days after the commencement of the fiscal year to which such report may be applicable, (b) any amendments to the WHX Plan, (c) any agreement or material correspondence with the PBGC, (d) copies of the annual report (Form 5500 Series) filed with the IRS with respect to the WHX Plan and (e) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent may reasonably request,

(v)       Reportable Compliance Event.  The occurrence of a Reportable Compliance Event and

(vi)       Other Information.  Such other reports and information (including any supporting and additional information related to the Collateral substantially consistent with the due diligence information provided by the Borrower prior to the Closing Date) as the Administrative Agent or any of the Lenders may from time to time reasonably request.

9.           DEFAULT

9.1           Events of Default.  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1                Payments Under Loan Documents.  The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2                Breach of Warranty.  Any representation or warranty made at any time by any of the Loan Parties herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been untrue or misleading in any material respect as of the time it was made or furnished;

9.1.3                Breach of Negative Covenants or Visitation Rights.  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.1 [Preservation of Existence, Etc.] (with respect to the legal existence of the Borrower), Section 8.1.5 [Visitation Rights], Section 8.2 [Negative Covenants], or Section 8.3.4.1 [Notices of Defaults];

9.1.4                Breach of Other Covenants.  Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of 10 Business Days;

9.1.5                Defaults in Other Agreements or Indebtedness.  A breach, default or event of default shall occur at any time under the terms of any other agreement governing any Material Indebtedness, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, to the extent not cured) any such Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any such Indebtedness or the termination of any commitment to lend;

9.1.6                Final Judgments or Orders.  Any final judgments or orders for the payment of money in excess of $2,500,000  in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of 30 days from the date of entry;

9.1.7                Loan Document Unenforceable.  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or any security interest and Lien purported to be created by any Collateral Document shall cease to be in full force and effect, or shall cease to give the Administrative Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Collateral Document (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Collateral Document)) in favor of the Administrative Agent, or shall be asserted by Borrower or any other Loan Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Collateral Document) security interest in or Lien on the Collateral covered thereby;

9.1.8                Uninsured Losses; Proceedings Against Assets.  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $1,000,000 or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within 30 days thereafter;

9.1.9                Events Relating to Plans and Benefit Arrangements.  (i) An ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Plan or Multiemployer Plan or the PBGC (or to one or more of these parties) in an aggregate amount in excess of $500,000, (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA to a Multiemployer Plan in an aggregate amount in excess of $500,000, or (iii) a Canadian Pension Termination Event occurs with respect to a Canadian Pension Plan which has resulted or could reasonably be expected to result in liability of a Loan Party in an aggregate amount in excess of $500,000;

9.1.10                Change of Control.  A Change of Control shall occur.

9.1.11                Relief Proceedings.  (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of 30 consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature.

9.2           Consequences of Event of Default.

9.2.1                Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Sections 9.1.1 [Payments Under Loan Documents] through 9.1.10 [Change of Control] shall occur and be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, (i) by written notice to the Borrower, terminate the Revolving Credit Commitments and declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind (other than the written notice to the Borrower referred to in this clause (i)), all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as Cash Collateral, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for the Letter of Credit Obligations; and

9.2.2                Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Section 9.1.11 [Relief Proceedings] shall occur, the Revolving Credit Commitments shall immediately terminate, and the unpaid principal amount of all Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3                Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.10 [Defaulting Lenders] and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owning to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section 9.2.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have.  Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4                Application of Proceeds.  From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other Disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i)       First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including reasonable attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)       Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including reasonable attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii)       Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)       Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

(v)       Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi)       Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.4, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4.

10.           THE ADMINISTRATIVE AGENT

10.1           Appointment and Authority.  Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2           Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3           Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent in writing by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4           Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5           Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6           Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right in consultation with the Borrower to appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier date as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.  With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10.6 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as the Issuing Lender.  Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7           Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8           No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9           Administrative Agent’s Fee.  The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and Administrative Agent, as amended from time to time.

10.10           Authorization to Release Collateral and Guarantors.  The Lenders (including in their capacity as counterparty to any Cash Management Agreement, Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Product) and Issuing Lenders authorize the Administrative Agent (i) to release any Collateral (a) consisting of assets or Equity Interests sold or otherwise Disposed of in a Disposition permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] to a Person that is not a Loan Party, (b) upon the payment in full of all Obligations, termination or expiration of all Commitments and termination or Cash Collateralization in accordance with the provisions of this Agreement of all Letters of Credit, (c) that constitutes [“Excluded Property”] (as such term is defined in the Security Agreement), or (d) if approved, authorized or ratified in writing in accordance with Section 11.1 [Modifications, Amendments or Waivers], and (ii) to release any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise Disposed of to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (viii) of the definition of “Permitted Liens.”  Upon the written request of the Borrower (accompanied by such certificates and other documentation as the Administrative Agent may reasonably request), the Administrative Agent, on behalf of the Lenders and without any consent or action by any Lender, shall at the sole cost and expense of the Loan Parties (a) provide the releases described in the preceding sentence and (b) release the Collateral upon Payment in Full hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under this Agreement and other Loan Documents pursuant to this Section 10.10.

10.11           No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby:  (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.12           Tax Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 10.12.  For the avoidance of doubt, the term “Lender” shall, for the purpose of this Section 10.12, includes the Issuing Lender.

11.           MISCELLANEOUS

11.1           Modifications, Amendments or Waivers.  With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder (which waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties); provided that no such agreement, waiver or consent may be made which will:

11.1.1                Increase of Commitment.  Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2                Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.  Whether or not any Loans are outstanding, extend the Maturity Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender or any other amount payable to any Lender under this Agreement or the other Loan Documents, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender or any other amount payable to any Lender under this Agreement or the other Loan Documents, without the consent of each Lender directly affected thereby;

11.1.3                Release of Collateral or Guarantor.  Except for sales of assets permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], release all or substantially all of the Collateral or all or substantially all of the Guarantors (measured by value) from their Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4                Miscellaneous.  Amend Section 5.2 [Pro Rata Treatment of Lenders], 9.2.4 [Application of Proceeds], 10.3 [Exculpatory Provisions] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or amend the definition of Required Lenders, in each case without the consent of all of the Lenders;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 [Increase of Commitment] through 11.1.4 [Miscellaneous]  above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Without the consent of any other person, the applicable Loan Party or Parties and the Administrative Agent may (in its sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

11.2           No Implied Waivers; Cumulative Remedies.  No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3           Expenses; Indemnity; Damage Waiver.

11.3.1                Costs and Expenses.  The Borrower shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the books, records and business properties of the Borrower and its Subsidiaries.

11.3.2                Indemnification by the Loan Parties.  The Loan Parties, on a joint and several basis, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Loan Parties under the Loan Documents, or (iv) any actual or alleged presence, Release or threatened Release of Regulated Substances on or from any facility currently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any other Environmental Liability related in any way to any Loan Party or any Subsidiary of any Loan Party; (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document.  This Section 11.3.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3                Reimbursement by Lenders.  To the extent that the Borrower or any other Loan Party for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Loan Parties] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4                Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, each Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 11.3.2 [Indemnification by the Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5                Payments.  All amounts due under this Section 11.3 shall be payable not later than ten (10) days after demand therefor.

11.4           Holidays.  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5           Notices; Effectiveness; Electronic Communication.

11.5.1                Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2                Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3                Change of Address, Etc.  Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6           Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7           Duration; Survival.  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder and Payment in Full.  All covenants and agreements of any Loan Party contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment in Full.  All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof until Payment in Full.

11.8           Successors and Assigns.

11.8.1                Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2                Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)       Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Revolving Credit Loans outstanding thereunder) being assigned by the assigning Lender (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000 in the aggregate, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)       Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)       Required Consents.  No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment under Section 9.1.1 [Payments under Loan Documents] or Section 9.1.11 [Relief Proceedings] or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)           the consent of the Issuing Lender and the Swing Loan Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Revolving Credit Commitments.

(iv)       Assignment and Assumption Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 (which the Administrative Agent may waive in its sole discretion), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)       No Assignment to the Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)       No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)                  Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (a) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, each Swing Loan Lender and each other Lender hereunder (and interest accrued thereon), and (b) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Ratable Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Etc.], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3                Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time.  Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4                Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Libor Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) shall be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5                Certain Pledges; Successors and Assigns Generally.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9           Confidentiality.

11.9.1                General.  Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.9, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section 11.9 or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties; provided that such source is not (to the recipient’s knowledge or the knowledge of any of its representatives) bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Borrower or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.9 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2                Sharing Information With Affiliates of the Lenders.  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10           Counterparts; Integration; Effectiveness.

11.10.1                Counterparts; Integration; Effectiveness.

(i)           This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.  Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

(ii)           The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.11           CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1                Governing Law.  This Agreement shall be deemed to be a contract under, and shall be construed in accordance with, the Laws of the State of New York without regard to its conflict of laws principles.  Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

11.11.2                SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN  AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3                WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN 11.11.2 [SUBMISSION TO JURISDICTION].  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4                SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION].  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5                WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS 11.11.

11.12           USA Patriot Act Notice.  Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.13           Anti-Terrorism Laws.

11.13.1                      Each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

11.13.2                      Each Loan Party covenants and agrees that, except to the extent that compliance with the terms of this section 11.13.2 would directly violate any Applicable Law (including the Foreign Extraterritorial Measures Act (Canada) in effect in Canada),  (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Borrower shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

11.14           Quebec Security Documents.

Without limiting the powers of the Administrative Agent or any other Person acting as an agent or mandatary for the Administrative Agent hereunder or under any other Loan Documents, each of the Borrower and the Guarantors hereby acknowledges that, for purposes of holding any hypothecs and security granted by the Borrower or such Guarantor on property pursuant to the laws of the Province of Quebec to secure obligations of the Borrower or such Guarantor under any debenture or bond issued by the Borrower or such Guarantor, the Administrative Agent shall be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for the Secured Parties, including without limitation, all present and future Lenders and any Affiliate of a Lender, and in particular for all present and future holders of any such debenture or bond.  The Secured Parties hereby: (i) irrevocably constitute, to the extent necessary, the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold hypothecs and security granted by the Borrower or a Guarantor on property pursuant to the laws of the Province of Quebec to secure the obligations of the Borrower or a Guarantor under any debenture or bond issued by the Borrower or a Guarantor; and (ii) appoint and agree that the Administrative Agent may act as the bondholder and mandatary (i.e. agent) with respect to any debenture or bond that may be issued by the Borrower or a Guarantor and pledged in its favor from time to time.  The execution by the Administrative Agent Agent, acting as fondé de pouvoir and mandatary, prior to this Agreement, of any deeds of hypothec or other security documents is hereby ratified and confirmed.

Notwithstanding the provisions of Section 32 of An Act Respecting the Special Powers of Legal Persons (Quebec), the Administrative Agent may acquire and be the holder of any debenture or bond issued by the Borrower or a Guarantor (i.e. the fondé de pouvoir may acquire and hold the first debenture or bond issued under any deed of hypothec by the Borrower or a Guarantor).  Each of the Borrower and the Guarantors hereby acknowledges that such debenture or bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

The constitution of the Administrative Agent as fondé de pouvoir and as bondholder and mandatary with respect to any bond that may be issued and pledged from time to time to the Administrative Agent for the benefit of the Secured Parties shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of an assignor’s rights and obligations under this Agreement by the execution of an assignment agreement, including an Assignment and Assumption Agreement or other agreement pursuant to which it becomes such assignee or participant, and by each successor Administrative Agent pursuant to which it becomes a successor Administrative Agent under this Agreement.

The Administrative Agent, acting as fondé de pouvoir, shall have the same rights, powers and immunities as the Administrative Agent as stipulated herein, including under this Section 11.14, which shall apply mutatis mutandis.  Without limitation, the provisions of this Section 11.14 shall apply mutatis mutandis to the resignation and appointment of a successor Administrative Agent acting as fondé de pouvoir.

11.15           Existing Indebtedness.  This Agreement amends and restates the Original Credit Agreement, but does not extinguish the Obligations outstanding under the Original Credit Agreement or otherwise discharge or release any Loan Party from its obligations (including the Obligations, as defined in the Original Credit Agreement) arising thereunder (except as specifically set forth herein), Collateral Agent’s Liens created thereby and/or under the Collateral Documents, or the priority of any pledge, security agreement, or any other security therefor.  The Existing Revolving Credit Loans (other than those owing to the Former Lenders) shall be deemed for all purposes, to constitute Revolving Credit Loans hereunder.  All Liens and security interests previously granted to the Administrative Agent and to Collateral Agent pursuant to the Existing Loan Documents are acknowledged and reconfirmed and remain in full force and effect as of the date hereof and are not intended to be released, replaced, or impaired.

11.16           Acknowledgement of Prior Obligations and Continuation Thereof.  Each Loan Party hereby: (a) consents to the amendment and restatement of the Original Credit Agreement by this Agreement; (b) acknowledges and agrees that (i) its obligations owing to the Administrative Agent and the Lenders and the other Secured Parties, and (ii) the prior grant or grants of Liens in favor of, on behalf of, Collateral Agent for the benefit of Lenders and the other Secured Parties, as applicable, in its properties and assets, whether under the Original Credit Agreement or under any other Loan Document to which it is a party, shall also be for the benefit of the Lenders and in respect of the Obligations of such Loan Party under this Agreement and the other Loan Documents executed in connection herewith to which it is a party and any Lender Provided Interest Rate Hedge, Other Lender Provided Financial Services Product, or Cash Management Agreement to which it is a party; (c) reaffirms (i) all of its obligations owing to Administrative Agent, the Lenders and/or other Secured Parties, and (ii) all prior grants of Liens in favor of Collateral Agent and any other Secured Party, as applicable, under the Security Agreement and each other Loan Document; (d) agrees that, except as expressly amended hereby or in a separate amendment thereto, each of the Existing Loan Documents to which it is a party is and shall remain in full force and effect and all references in any such Existing Loan Document to “the Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Credit Agreement shall mean the Original Credit Agreement as amended and restated by this Agreement; and (e) confirms and agrees that all outstanding principal, interest and fees and other Obligations under the Original Credit Agreement outstanding immediately prior to the Closing Date shall, to the extent not paid on the Closing Date, from and after the Closing Date, be, without duplication, Obligations owing and payable pursuant to this Agreement and the other Loan Documents as in effect from time to time, shall accrue interest thereon or otherwise be chargeable, as specified in this Agreement, and shall be secured by the Security Agreement, this Agreement and the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER

HANDY & HARMAN GROUP LTD.

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President

GUARANTORS

ARLON LLC
ARLON MED INTERNATIONAL LLC
BAIRNCO CORPORATION
460 WEST MAIN STREET HOLDING CORPORATION
EAST 74TH STREET HOLDINGS INC.
DANIEL RADIATOR CORPORATION
HANDY & HARMAN
HANDY & HARMAN AUTOMOTIVE
GROUP, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
HANDY & HARMAN HOLDING CORPORATION
HANDY & HARMAN INTERNATIONAL, LTD.
HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN TUBE COMPANY, INC.
HANDYTUBE CORPORATION
INDIANA TUBE CORPORATION
KASCO CORPORATION
KASCO MEXICO LLC
LUCAS-MILHAUPT, INC.
LUCAS-MILHAUPT WARWICK LLC
MICRO-TUBE FABRICATORS, INC.
OCMUS, INC.
OMG, INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
PAL-RATH REALTY, INC.
PAM FASTENING TECHNOLOGY, INC.

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President

ATLANTIC SERVICE COMPANY, LIMITED

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Treasurer

20 GRANT STREET NOMINEE TRUST THE 7 ORNE STREET NOMINEE TRUST THE 28 GRANT STREET NOMINEE TRUST

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Kirk M. Mader
	Name:	Kirk M. Mader
	Title:	Senior Vice President

CITIZENS BANK, N.A., as a Lender

By:	/s/
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION., as a Lender

By:	/s/
Name:
Title:

PEOPLE’S UNITED BANK, N.A., as a Lender

By:	/s/
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/
Name:
Title:

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/
Name:
Title:

FIRST NIAGARA BANK, N.A., as a Lender

By:	/s/
Name:
Title:

COMPASS BANK, as a Lender

By:	/s/
Name:
Title:

SANTANDER BANK, N.A ., as a Lender

By:	/s/
Name:
Title:

TD BANK, N.A., as a Lender

By:	/s/
Name:
Title:

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/
Name:
Title:

SCHEDULE 1.1(A)

PRICING GRID -

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Commitment Fee	Revolving Credit Base Rate Applicable Margin	Revolving Credit LIBOR Rate Applicable Margin
I	Less than or equal to 1.50 to 1.00	0.20%	0.75%	1.75%
II	Greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00	0.25%	1.00%	2.00%
III	Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.0	0.30%	1.25%	2.25%
IV	Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	0.35%	1.50%	2.50%
V	Greater than 3.00 to 1.00	0.40%	1.75%	2.75%

For purposes of determining the Applicable Margin and the Applicable Commitment Fee Rate:

(a)           The Applicable Margin and the Applicable Commitment Fee Rate on the Closing Date shall be at Level IV and shall remain at Level IV (or higher), until receipt of the quarterly financial statements and Compliance Certificate for fiscal period ending September 30, 2014, whereupon paragraph (b) will become applicable.

(b)           The Applicable Margin and the Applicable Commitment Fee shall be recomputed as of the end of the fiscal quarter ending September 30, 2014 and for each fiscal quarter thereafter, based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin or the Applicable Commitment Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of the Borrower], If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3 [Certificate of the Borrower], then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)           If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default], The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(C)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender		Amount of Commitment for Revolving Credit Loans	Ratable Share (Approx)
Name: Address Attention: Telephone: Telecopy:	PNC Bank, National Association 1600 Market Street, Philadelphia, PA 19103 Kirk M. Mader (215) 585-1385 (215) 585-4144	$55,000,000.00	15.068%
Name: Address Attention: Telephone: Telecopy:	Citizens Bank, N.A. 711 Westchester Ave., 3rd Floor White Plains, NY 10604 Anthony Selvaggio (914) 288-8719 (914) 582-3589	$50,000,000.00	13.699%
Name: Address Attention: Telephone: Telecopy:	U.S. Bank, National Association 970 W 190th Street, Suite 222 Torrance, CA 90502 Cassie Kim (310) 965-1520 (310) 538-1036	$50,000,000.00	13.699%
Name: Address Attention: Telephone: Telecopy:	Wells Fargo Bank, National Association 50 Main Street, 5th Floor White Plains, NY 10606 Melinda A. White (914) 286-5309 (914) 681-8755	$50,000,000.00	13.699%
Name: Address Attention: Telephone: Telecopy:	Branch Banking and Trust Company 1133 Avenue of the Americas, 27th Floor New York, NY 10036 Timothy J. Wiegand (212) 419-4631 (703) 442-5544	$27,000,000.00	7.397%

Name: Address Attention: Telephone: Telecopy:	Capital One Business Credit Corp. 275 Broadhollow Road Melville, NY 11747 Kathleen D'Angelo (631) 531-2794 (800) 986-0323	$27,000,000.00	7.397%
Name: Address Attention: Telephone: Telecopy:	Compass Bank 1345 Avenue of the Americas, 4th Floor New York, NY 10105 Craig Kincade (212) 419-6286 (212) 419-6286	$25,000,000.00	6.849%
Name: Address Attention: Telephone: Telecopy:	Santander Bank, N.A. 45 East 53 Street, 10th Floor New York, NY 10022 Jason Hill (212) 692-2597 (212) 297-2927	$25,000,000.00	6.849%
Name: Address Attention: Telephone: Telecopy:	People's United Bank, N.A. 1311 Mamaroneck Ave., Suite 150 White Plains, NY 10605 Stephanie Pierce (914) 461-0112 (203) 338-6462	$23,000,000.00	6.301%
Name: Address Attention: Telephone: Telecopy:	TD Bank, N.A. 1441 Main Street Springfield, MA 01103 Joe Premont (413) 748-8482 (413) 781-3087	$18,000,000.00	4.932%
Name: Address Attention: Telephone: Telecopy:	First Niagara Bank, N.A. 195 Church Street New Haven, CT 06510 Troy Jellerette (203) 789-2785 (203) 789-2770	$15,000,000.00	4.110%
Total Revolving Credit Commitments		$365,000,000.00	100%

SCHEDULE 1.1(C)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to the Borrower and Guarantors:

ADMINISTRATIVE AGENT

Name:	PNC BANK, National Association
Address:	1600 Market Street Philadelphia, PA 19103
Attention:	Kirk M. Mader
Telephone:	(215) 585-1385
Telecopy:	(215) 585-4144

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop:	P7-PFSC-04-I
Address:	500 First Avenue
Pittsburgh, PA 15219
Attention:	Agency Services
Telephone:	(412) 7626442
Telecopy:	(412) 7628672

THE BORROWER AND GUARANTORS

Address:	1133 Westchester Avenue. Suite N222 White Plains, New York 10604
Attention:	Chief Financial Officer
Telephone:	(914) 461-1264
Telecopy:	(914) 696-8684

With a Copy To:

Name:	Olshan Frome Wolosky LLP
Address:	Park Avenue Tower, 65 East 55th Street New York, New York 10022
Attention:	Adam W. Finerman, Esq.
Telephone:	(212) 451-2300
Telecopy:	(212) 451-2222

Schedule 1.1(E)(1)
Excluded Subsidiaries

None.

Schedule 1.1(E)(2)
Existing Letters of Credit

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date	Subject to Control Requirement [Yes/No]
Handy & Harman	Zurich American Insurance Co.	$1,975,000.00	05/06/2004	04/01/2015	No
Handy & Harman on behalf of Bairnco Corporation	Liberty Mutual Insurance Co.	$1,150,000.00	09/20/2010	04/01/2015	No
Handy & Harman Electronic Materials Corporation	Commonwealth of Massachusetts	$135,000.00	05/07/2004	07/26/2015	No
Handy & Harman of Canada, Limited	Ministry of the Environment	CAD 20,000.00	05/05/1998	12/05/2015	No

Schedule 6.1.1
Qualifications to do Business

Entity	Jurisdiction of Organization	Foreign States of Qualification
Handy & Harman	New York	CA, CT, IL, MA, MI, NJ, OH, RI
HandyTube Corporation	Delaware	None.
460 West Main Street Holding Corporation	Delaware	OH, PA
East 74th Street Holdings Inc.	Oklahoma	None.
Handy & Harman Electronic Materials Corporation	Florida	NJ, RI
Handy & Harman Tube Company, Inc.	Delaware	NJ, PA
Indiana Tube Corporation	Delaware	IN, TX
Lucas-Milhaupt, Inc.	Wisconsin	None
Micro-Tube Fabricators, Inc.	Delaware	NJ, PA
OMG, Inc	Delaware	CT, MA, NV, NY
OMG Roofing, Inc.	Delaware	NC, MA, IL
OMNI Technologies Corporation of Danville	New Hampshire	None
OCMUS Inc.	Indiana	None
Handy & Harman of Canada, Limited	Ontario, Canada	None
Daniel Radiator Corporation	Texas	CT, NY, OH, PA
Handy & Harman Automotive Group, Inc.	Delaware	None.
Handy & Harman International, Ltd.	Delaware	None
Pal-Rath Realty, Inc.	Delaware	None
Atlantic Service Company, Limited	Ontario, Canada	None
Lucas-Milhaupt Warwick, LLC	Delaware	RI, TN, TX
Bairnco Corporation	Delaware	CA, FL, NJ, OH
Arlon LLC	Delaware	AZ, CA, FL, GA, IL, MA, MI, MN, NH, NJ, OH, PA, RI, WA
Kasco Corporation	Delaware	AL, AR, AZ, CA, CO, CT, DC, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, MT, NC, ND, NE, NH, NJ, NM, NY, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, WY
Arlon Med International LLC	Delaware	None
Handy & Harman Holding Corporation	Delaware	CA, CT, TX
PAM Fastening Technology, Inc.	North Carolina	None
Kasco Mexico LLC	Delaware	None
Handy & Harman Group Ltd.	Delaware	None
20 Grant Street Nominee Trust	Massachusetts
The 7 Orne Street Trust	Massachusetts
The 28 Grant Street Nominee Trust	Massachusetts

Schedule 6.1.2
Subsidiaries

US Entities:

Name	Jurisdiction of Organization	Equity Interest
Arlon MED International LLC	Delaware	100% by Arlon LLC
Arlon, LLC	Delaware	100% by Bairnco Corporation
Atlantic Service Company, Limited	Canada	100% by Kasco Corporation
Bairnco Corporation	Delaware	100% by Handy & Harman Group Ltd.
460 West Main Street Holding Corporation	Delaware	100% by Handy & Harman
East 74th Street Holdings Inc.	Oklahoma	100% by Handy & Harman
Daniel Radiator Corporation	Texas	100% by Handy & Harman
Handy & Harman	New York	100% by Handy & Harman Group Ltd.
Handy & Harman Automotive Group, Inc.	Delaware	100% by Handy & Harman
Handy & Harman Electronic Materials Corporation	Florida	100% by Handy & Harman
Handy & Harman Group Ltd.	Delaware	100% by Handy & Harman Ltd.
Handy & Harman International, Ltd.	Delaware	100% by Handy & Harman
Handy & Harman Holding Corporation	Delaware	100% by Handy & Harman Group Ltd.
Handy & Harman of Canada, Limited	Ontario, Canada	100% by Handy & Harman
Handy & Harman Tube Company, Inc.	Delaware	100% by Handy & Harman
HandyTube Corporation	Delaware	100% by Handy & Harman
Indiana Tube Corporation	Delaware	100% by Handy & Harman
Kasco Corporation	Delaware	100% by Bairnco Corporation
Kasco Mexico LLC	Delaware	100% by Kasco Corporation
Lucas-Milhaupt, Inc.	Wisconsin	100% by Handy & Harman
Lucas-Milhaupt Warwick LLC	Delaware	100% by Lucas-Milhaupt, Inc.
Micro-Tube Fabricators, Inc.	Delaware	100% by Handy & Harman
Ocmus Inc.	Indiana	100% by Handy & Harman
OMG Roofing, Inc.	Delaware	100% by OMG, Inc.
OMG, Inc.	Delaware	100% by Handy & Harman
Omni Technologies Corporation of Danville	New Hampshire	100% by Handy & Harman
Pal-Rath Realty, Inc.	Delaware	100% by Handy & Harman
PAM Fastening Technology, Inc.	North Carolina	100% by OMG, Inc.
20 Grant Street Nominee Trust	Massachusetts	100% by Handy & Harman Electronic Materials Corporation (Beneficiary)
28 Grant Street Nominee Trust	Massachusetts	100% by Handy & Harman Electronic Materials Corporation (Beneficiary)
7 Orne Street Nominee Trust	Massachusetts	100% by Handy & Harman Electronic Materials Corporation (Beneficiary)

Non-US / Canadian Entities:

Name	Jurisdiction of Organization	Equity Interest
Arlon Materials for Electronic Co., Ltd.	China	100% owned by Arlon MED International, LLC
Arlon Material Technologies Co., Ltd.	China	100% owned by Arlon MED International, LLC
Arlon India Private Limited	India	99.7% (997 shares) by Arlon, LLC 0.3% (3 shares) by three individual directors
Kasco Ensambly S.A. De CV	Mexico	100% by Kasco Mexico, LLC
Atlantic Service Company, (UK) Ltd.	United Kingdom	100% by Kasco Corporation
Bertram & Graf, G.m.b.H.	Germany	100% by Kasco Corporation
Indiana Tube Solutions de Mexico, S. De RL de CV	Mexico	99% by Indiana Tube Corporation 1% by Handy & Harman
Handy & Harman UK Holdings Limited	England & Wales	100% by Handy & Harman International, Ltd.
Handy & Harman (Europe) Limited	England & Wales	100% by Handy & Harman UK Holdings Limited
Rigby-Maryland (Stainless) Limited	England & Wales	100% by Handy & Harman (Europe) Limited
Handy & Harman Management Holdings (HK) Ltd.	Hong Kong	100% by Handy & Harman Netherlands, B.V.
Lucas-Milhaupt Gliwice Sp. z o.o.	Poland	100% by Handy & Harman Netherlands, B.V.
Lucas Milhaupt Riberac, S.A.	Riberac, France	100% by Handy & Harman Netherlands, B.V.
Lucas Milhaupt Hong Kong, Ltd.	Hong Kong	100% by Handy & Harman Management Holdings (HK) Ltd.
Lucas Milhaupt Brazing Materials (Suzhou) Co. Ltd.	Suzhou, China	100% by Lucas Milhaupt Hong Kong, Ltd.
Handy & Harman Netherlands, B.V.	Netherlands	100% by Handy & Harman International, Ltd.
H&H Ltd.	Bermuda	100% by Handy & Harman
Handy & Harman (Asia) S.A.	Panama	100% by Handy & Harman
Handy & Harman ELE (Asia) SND. BHD.	Malaysia	100% by Handy & Harman
Handy & Harman Manufacturing (Singapore) PTE. LTD.	Singapore	100% by Handy & Harman

Other Equity Interests:

Current Legal Entities Owned	Percent Pledged
Mizuno Handy & Harman Co., Ltd.	5% owned by Handy & Harman

Schedule 6.1.14
Environmental Disclosures

1.           Handy & Harman (“H&H”)

H&H has been working with the Connecticut Department of Environmental Protection (“CTDEP”) with respect to its obligations under a 1989 consent order that applies to a property in Connecticut that H&H sold in 2003 (“Sold Parcel”) and an adjacent parcel (“Adjacent Parcel”) that together with the Sold Parcel comprises the site of a former H&H manufacturing facility.  Remediation of all soil conditions on the Sold Parcel was completed on April 6, 2007, although H&H performed limited additional work on that site, solely in furtherance of now concluded settlement discussions between H&H and the purchaser of the Sold Parcel.  Although no groundwater remediation is required, quarterly groundwater monitoring was recently completed and a report will be submitted to the CTDEP in the third quarter of 2014 to demonstrate compliance with regulatory standards.  On September 11, 2008, the CTDEP advised H&H that it had approved H&H’s December 28, 2007 Soil Action Remediation Action Report (as amended by an addendum letter dated July 15, 2008), thereby concluding the active remediation of the Sold Parcel. Approximately $29.0 million was expended through December 31, 2009, and the remaining remediation and monitoring costs for the Sold Parcel are expected to approximate $0.2 million.  H&H previously received reimbursement of $2.0 million from an insurance company under a cost-cap insurance policy and in January 2010, net of attorney’s fees, H&H received $1.034 million as the final settlement of H&H’s claim for additional insurance coverage relating to the Sold Parcel.  H&H also has been conducting an environmental investigation of the Adjacent Parcel, and is continuing the process of evaluating the Adjacent Parcel.

2.           Handy & Harman Electronic Materials Corporation (“HHEM”)

HHEM entered into an administrative consent order (the “ACO”) in 1986 with the New Jersey Department of Environmental Protection (“NJDEP”) with regard to certain property that it purchased in 1984 in New Jersey.  The ACO involves investigation and remediation activities to be performed with regard to soil and groundwater contamination.  HHEM and H&H settled a case brought by the local municipality in regard to this site in 1998 and also settled with certain of its insurance carriers.  HHEM is actively remediating the property and continuing to investigate effective methods for achieving compliance with the ACO.  A remedial investigation report was filed with the NJDEP in December 2007.  By letter dated December 12, 2008, NJDEP issued its approval with respect to additional investigation and remediation activities discussed in the December 2007 remedial investigation report.  Pursuant to a settlement agreement with the former owner/operator of the site, the responsibility for site investigation and remediation costs (as well as any other costs as defined in the settlement agreement) related to or arising from environmental contamination on the property (collectively, “Costs”) are contractually allocated 75% to the former owner/operator (with separate guaranties by the two joint venture partners of the former owner/operator for 37.5% each) and 25% jointly to HHEM and H&H after the first $1.0 million.  The $1.0 million was paid solely by the former owner/operator.  As of June 30, 2014, over and above the $1.0 million, total investigation and remediation costs of approximately $4.26 million and $1.42 million (excluding utilities) have been expended by the former owner/operator and HHEM, respectively, in accordance with the settlement agreement.  Additionally, HHEM indirectly is currently being reimbursed through insurance coverage for a portion of the Costs for which HHEM is responsible.

3.           Handy & Harman (“H&H”)

In August 2006, H&H received a notice letter from the United States Environmental Protection Agency (“EPA”) formally naming H&H as a “Potentially Responsible Party” (“PRP”) at a superfund site in Massachusetts (the “Superfund site”).  H&H is part of a thirteen member PRP Group organized to work cooperatively regarding remediation of the Superfund site.  On June 13, 2008, H&H executed a participation agreement, consent decree and settlement trust (which has been executed by all of the other PRPs as well).  The PRP Group consists of both chemical and radiological PRPs.  H&H is a chemical PRP not a radiological PRP.  On December 9, 2008, the EPA lodged the consent decree with the United States District Court for the District of Massachusetts and the consent decree was entered.  On March 11, 2009, H&H executed a financial guaranty of H&H’s obligations in connection with the Superfund site.  The remediation of radiological contamination at the site, under the direction of the Department of Energy (“DOE”), was completed in 2011. In June 2013 the chemical PRP’s environmental remediation contractor started the final remediation work at the site which was completed in December 2013. H&H made payments of $132,203.70 in January 2013 and $ 2,027,601.08 in August 2013 as its percentage share payment for the final remediation work.  Additional smaller financial contributions may be required in 2014 for some minor road drainage issues related to a nearby roadway and potential agency oversight costs.

4.           Handy & Harman Electronic Materials Corporation (“HHEM”)

HHEM is continuing to comply with a 1987 consent order from the Massachusetts Department of Environmental Protection (“MADEP”) to investigate and remediate the soil and groundwater conditions at its former manufacturing facility in North Attleboro, Massachusetts (the “MA Property”).  On January 20, 2009, HHEM filed with MADEP a partial Class A-3 Response Action Outcome Statement (“RAO-P”) and an Activity & Use Limitation (“AUL”) for the MA Property.  By letter dated March 24, 2009, MADEP advised HHEM that the RAO-P did not require a comprehensive audit.  By letter dated April 16, 2009, the MADEP advised HHEM that a MADEP AUL Audit Inspection conducted on March 18, 2009 did not identify any violations of the requirements applicable to the AUL.  Together, the March 24 and April 16 MADEP letters, combined with HHEM’s Licensed Site Professional’s partial RAO opinion, constitute confirmation of the adequacy of HHEM’s investigation of the MA Property as well as its remediation and post closure monitoring plans.  On March 31, 2010, the Massachusetts Attorney General executed a covenant not to sue (CNTS) to cover the MA Property.  On April 1, 2010, HHEM filed a Remedy Operation Status.  On June 30, 2010, HHEM filed a Class A-3 RAO closure report. On June 20, 2013 HHEM received MADEP’s Notice of Audit Findings and Notice of Noncompliance that indicated there were several technical deficiencies and issues with the response actions at the Site. HHEM and its consultant met with the MADEP and agreed to perform some additional investigative work to respond to the MADEP’s issues and achieve closure compliance. Additional testing and data gathering is expected to be completed during 2014 with a report submission to the MADEP in early 2015.

5.           Handy & Harman Electronic Materials Corporation (“HHEM”)

HHEM, through a real estate trust, owns property adjacent to its former 72 Elm Street facility located at 7 Orne Street, North Attleboro, MA.  Certain metals were observed on the property.  HHEM retained a consultant to investigate the site and “close” the matter in accordance with the Massachusetts Contingency Plan regulations.  As a result of soil testing, the consultant concluded that the metals are likely related to on-site fill material and there is no significant risk associated with the property.  Consequently no remediation will be necessary and a “closure report” was submitted in April of 2012.

6.           OMNI Technologies Corporation of Danville (“Omni)

The New Hampshire Department of Environmental Services previously directed Omni to obtain a five year groundwater monitoring permit to conduct monitoring to determine the long term trend of Trichloroethylene (“TCE”) in the groundwater at the property. Biannual groundwater monitoring in nineteen wells has been conducted since the Third Quarter of 2009 and will be on-going through the Second Quarter of 2014.  A second five year groundwater monitoring permit was issued in July 2014 for the continued biannual monitoring through the second quarter of 2019.  The general trend thus far is that TCE concentrations have decreased.  Depending upon the TCE concentrations during the next five year monitoring period, New Hampshire DEP may allow “closure” of the site, require additional monitoring and natural attenuation of the TCE or require an alternative remedial approach.

7.           Handy & Harman Tube Company, Inc. (“HH Tube”)

HH Tube ceased operations at a plant in Norristown, PA in December 2006.  The ground water below the site is primarily contaminated with Trichloroethylene (“TCE”) and was reported to PADEP in 1979.  Since 1982, a pump and treat system has been in continuous operation extracting TCE from two water wells located on the property.  The TCE levels have demonstrated a declining trend and are reported monthly through the NPDES permit.

TCE was found in soil and water samples from core borings taken beneath the concrete in the Commercial Mill Degreaser pit during the site characterization study that was conducted in 2007.  A two-phase vacuum extraction (“TPVE”) system was installed in the degreaser area in September 2007 to accelerate the TCE removal from the groundwater and soil.  Both systems have extracted more than 2,300 pounds (about 190 gallons) of TCE to date. The TPVE system and continuing pump and treat operation will be integrated into the final remediation proposal for the State.

Recently, the groundwater in the area between the plant parking lot and the unnamed tributary that crosses the Site was fully characterized and was identified as having elevated concentrations of site related contaminants. Site related compounds were also detected in monitoring wells and private wells on an adjacent down-gradient private property.  As a result of these findings and discussions with the State an interim remedial action program was designed, implemented and completed in mid-2012. The interim remedial actions included soil excavation and thermal treatment on-site, construction of a subsurface water collection system and connection to the plant treatment systems.  These remedial actions removed a significant amount of contamination.  Monitoring of the existing plant treatment system and effectiveness of the interim remedial measures will be on-going while a final remedial approach for the entire site is being formulated.

8.           Handy & Harman (“H&H”)

In 1987, H&H closed a manufacturing facility located at Eddy Street, Providence, RI. In 2004, H&H sold the property, but retained remediation liability for the chlorinated volatile organic compounds (“VOCs”) contamination in site soils and groundwater that had been discovered in 1987.  In 1996, a Supplemental Remedial Investigation Report was prepared in accordance with a Rhode Island Department of Environmental Management (“RIDEM”) approved work plan.  In 1997, a subsequent Limited Remedial Action Work Plan was prepared to address the identified soil and groundwater impacts.  In 1999, a soil vapor extraction system (“SVES”) was installed to address elevated VOC concentrations at depth.  The SVES operated from January 2000 through September 28, 2001 and removed an estimated 900 pounds of TCE.  As required by RIDEM, H&H submitted a Remedial Action Work Plan (“RAWP”) on February 16, 2007.  The RAWP proposed excavation and off-Site disposal of the deep impacted soils, capping of the site, and the implementation of an Environmental Land Usage Restriction (“ELUR”).  The ELUR restricts residential use of the property and requires sub-slab ventilation systems beneath any buildings developed on the property.  Per the request of RIDEM, a Revised RAWP (“RRAWP”) was submitted in February 2008.  RIDEM approved the RRAWP in April 2008 and the approved deep soil excavation work was completed in the Second Quarter of 2008.  The soil excavation remediation was very successful and resulted in acceptable groundwater monitoring results which completed the groundwater requirements for the site.  The only remaining remediation activity was the installation of an asphalt cap. H&H had an agreement with the property owner to pay a portion ($150,000) towards the cap.  The cap was completed in October 2010 and a RIDEM compliance letter was received in March 2011.  Final payment was subsequently made to the owner.

9.           Daniel Radiator Corporation (“Daniel Radiator”)

In 1992 Daniel Radiator took ownership of a property located at 267 Huntingdon Avenue, Waterbury, CT that had been the site of manufacturing operations conducted by a different subsidiary of H&H from 1964 to 1979.  The property is contaminated with chlorinated solvents and petroleum hydrocarbons.  Daniel Radiator sold the property to a third party in June 2010 but remains liable to complete the investigation and remediation of the property.  Daniel Radiator completed the final investigation of the site and submitted a report to CTDEP in June 2011 which included proposed remedial actions. The proposed actions included an excavation of oily contaminated soil and in-situ chemical oxidation injection program. The CTDEP approved an injection permit to inject chemicals to destroy subsurface contaminants. The soil excavation was completed in July 2012 and the injection well program was started in September 2012 but was delayed due to site access restrictions as a result of a water main break and temporary plant closure. The injection work was re-started in September of 2013 and the initial test results indicate that there is low probability that the injected chemicals will be able to contact the contaminants and remediate the remaining source material.  A second injection is being considered if access to the adjacent city property and a well on that property is approved.  If not approved, a request to allow a natural attenuation of the contaminants will be submitted to the State.

10.           Handy & Harman Automotive Group (“HHAG”)

HHAG conducted manufacturing operations for a number of years prior to1987 at a property it owned at 1359 Thomaston Avenue, Waterbury, Connecticut.  In March 1987, HHAG sold the property to Industrial Development Group (“IDG”).  Because of chlorinated solvent contamination found in the soil and groundwater at that time, HHAG agreed to install and maintain for one year a “pump and treat” system required by a Consent Agreement with the Connecticut Department of Environmental Protection (“CTDEP”).  HHAG also agreed to be responsible for all testing required by the Consent Agreement for one year after the closing.  HHAG complied with those obligations.

The agreement between HHAG and IDG stated that HHAG would not be responsible for any environmental conditions relating to the Property not caused by HHAG.  However, the agreement also stated that HHAG would remain responsible for groundwater contamination at the Property until the CTDEP determined that no further remedial action was necessary.  The CTDEP still has not issued such a determination.  An escrow account in the amount of $150,000 was created at the time of sale to pay for environmental remediation costs of which $50,000 remains.  Under the terms of the Escrow Agreement, the money cannot be released to HHAG until the CTDEP determines that the groundwater remediation is complete.  In August 2010, HHAG and IDG agreed to jointly hire a consultant to complete the steps necessary to obtain closure of the site.  The consultant completed additional soil and groundwater testing and concluded in a March 2012 Phase III report that the recent data showed the site conditions, except for an up-gradient plume from an off-site source, meet the CTDEP remediation standards.  CTDEP did not agree with that finding and some additional soil and groundwater testing was completed in April of 2014.  In June of 2014, the CTDEP issued a “Letter of No Further Audit”.  Consequently no further investigation or remediation by HHAG should be necessary.

11.           Arlon Adhesives & Films, Inc. (“AAF”)

AAF is a PRP at the Omega Chemical Superfund site.  In 1995 the US EPA issued a “Notice Letter” to over 170 PRPs (including AAF) that had sent waste to the Omega site for disposal.  Many of the PRP’s formed a working group known as OPOG which AAF joined.  OPOG commenced remediation activities in the immediate area surrounding the Omega recycling facility pursuant to a 1995 Unilateral Administrative Order.  In 2001 a Consent Decree required OPOG to install a local pump & treat groundwater remediation system which started operating in 2009.  In 2009, an Administrative Order on Consent was executed to govern remediation of indoor air contamination in a nearby building.  A second Consent Decree has been negotiated to cover remediation of On Site Soils.  An interim soil vapor extraction system has been constructed.  In August 2010, the Remediation Investigation/Feasibility Study for OU-2, the proposed remediation of regional groundwater downstream of the Omega site, was issued.  OPOG is negotiating with the EPA concerning the extent of OPOG’s responsibility for the OU-2 clean up, and the Record of Decision has not yet been issued. Two third party litigations arose concerning the Omega Site.  The first litigation was initiated by Angeles Chemical Company claiming that contamination from the Omega Site damaged its property. That suit has been stayed until sometime after the OU-2 ROD is issued.  The second litigation was brought by a group of employees who worked at nearby buildings alleging personal injuries from contact with the indoor air.  That suit was filed against OPOG, not the individual members. That suit was settled in June 2012.  AAF has agreed to a 0.52% share of OPOG assessments, although there are OPOG wide allocation negotiations with other parties which could result in a reduction of that percentage.

12.           Handy & Harman Tube Company, Inc. (“HH Tube”)

HH Tube is a potentially responsible party (“PRP”) at the Chemclene Superfund site located in Malverne, PA. A system has been in operation for several years at the site. The site was capped and some solvent vapor extraction and soil excavation has been done.  A bioremediation groundwater treatment system was installed in August 2009.  Both systems are expected to be operational for the next five to ten years in order to achieve remediation.  Final remediation costs are being developed and an opportunity to “buy out” may arise within the next year.  HH Tube’s share is currently estimated at 2.19%.

13.           Camdel Metals Corporation (now known as HandyTube Corporation)

Chem-Solv is a solvent recycling facility located in Cheswold, DE that operated during the 1980’s.  A fire and explosion at the facility resulted in a releases of solvents to soil and groundwater. Soils were remediated by the State.  Camdel Metals, along with approximately thirty other PRPs have been actively remediating the groundwater through a pump and treat system. Remediation is nearing completion as most contaminants are at or near regulatory levels.  Camdel Metals has a 6.24% share.

14.           Camdel Metals Corporation/Handy & Harman Tube Company, Inc.

Spectron, Maryland is a former manufacturing and solvent recycling facility that dates back to the 1800s. Reportedly, the solvent recycling operations were used by Handy & Harman’s subsidiaries Camdel Metals Corporation (now known as HandyTube Corporation) and Handy & Harman Tube Company, Inc.  The site has been undergoing cleanup for more than 15 years and several hundred companies were identified as PRPs including the two H&H subsidiaries.  A number of PRP settlements and agreements have been reached with the USEPA.  The Company is currently awaiting final legal notification of no further involvement at this site.

15.           Chemetco

In 2011, Sumco Inc. (now known as Ocmus, Inc.) was identified by the USEPA as a potentially responsible party (“PRP”) in the Chemetco Superfund site in Hartford, Illinois.  Chemetco Inc. was a former secondary copper smelter which operated from 1969 to 2001.  It appears that at some point during that period, Sumco sent certain materials to Chemetco. Recently other identified PRPs formed a preliminary PRP Group to develop comprehensive "waste-in" list that would be the percentage basis for an allocation of the Group costs and work with the agency and PRP members to perform investigative and/or remedial work at the site.  The initial administrative cost of $5000 to join the PRP Group was paid in the Second Quarter of 2012.  As this is in the very early stages of the PRP involvement, final allocation determinations and development of potential remedial investigation/feasibility study (RI/FS) cost estimates.  An additional PRP assessment of approximately $15,000 is expected this year.

16.            Peterson/Puritan, Inc. Superfund Site

By letter dated November 2, 2012, the United States Environmental Protection Agency (“USEPA”) (Region 1) served a notice of potential liability and request for information (“Section 104 Request”) on Handy & Harman Ltd. (“HNH”) with respect to Operable Unit Two of the Peterson/Puritan, Inc. Superfund Site in Cumberland, Rhode Island.  The Section 104 Request seeks information concerning the disposal activities of Handy & Harman Refining Company (“HHRC”) (a former company/division) and Handy & Harman Electronic Materials Corporation (“HHEM”) at the J.M. Mills Landfill (which is part of Operable Unit Two).  From information provided by USEPA as part of the Section 104 Request, it appears that HHRC and HHEM’s disposal activities involved mostly general trash, paper, cardboard and cafeteria waste.  According to USEPA, approximately $2,538,446 has been expended to date on remediation activities.  In early 2013 HNH submitted responses to the Section 104 Request.

17.           Lucas-Milhaupt Warwick LLC

On April 26, 2013, Lucas-Milhaupt Warwick LLC (the “Company”) acquired a brazing and soldering products manufacturing facility located at 235 Kilvert Street, Warwick, Rhode Island (the “Property”).  The Property had been previously determined to contain certain volatile organic compounds (“VOCs”) in groundwater above applicable regulatory limits, which, from available information, emanated from an unknown, off-site source located upgradient from the Property.  At present, the Company does not believe that there is any additional material remediation action at the Property required by law.

18.           Arlon LLC

Arlon LLC’s (“Arlon”) Rancho Cucamonga, California facility is subject to the low-NOx requirements of South Coast Air Quality Management District Rule 1147.  Arlon has discovered a potential SCAQMD Rule 1147 non-compliance issue involving its Treater #1 (Fiberglass Cloth Impregnation System No. 1 (Permit D79869)) and corresponding Heater/Oxidizer #1 (Air Pollution Control System (Permit F88836) venting Impregnation System #1.  These two units were synchronized for compliance with SCAQMD Rule 1147.  Arlon has worked diligently to modify Treater #1 to meet the requirements of Rule 1147, but the unique characteristics of Treater #1 have made it difficult to achieve.  Arlon is working to achieve compliance but self-reported the potential non-compliance issue. Arlon has received the necessary permits for construction of new low-NOx burners  and is now waiting the delivery and installation of that equipment.  Arlon has retained counsel and is currently in discussions with the SCAQMD to develop a Stipulated Order for Abatement to resolve the issue.

Schedule 6.1.17
Labor Agreements

The Borrower is not a party to any collective bargaining or similar agreements.

Other collective bargaining agreements applicable to the Guarantors:

•	Arlon Materials for Electronics Division and Silicone Technologies Division – with International Chemical Workers Union Council and United Food and Commercial (Expires September 25, 2015)

•	Indiana Tube Corporation – with Chauffeurs, Teamsters and Helpers (Expires October 21, 2016)

•
June 28, 2013 Agreement for Successor Collective Bargaining Agreement at Canfield Metal Coating Corporation Canfield, Ohio Facility between and among Canfield Metal Coating Corporation, Canfield Coating, LLC and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 1331-01

Schedule 8.1.13

Post-Closing Matters

1.
On or before the date which is fourteen (14) days following the Closing Date, or such later date which may be agreed to by Administrative Agent, Loan Parties shall deliver to Administrative Agent (i) forms of lender loss payee and additional insured endorsements relating to Loan Parties’ property and liability insurance policies and (ii) an insurance certificate evidencing property and liability insurance coverage for Atlantic Service Company, Limited, each of which shall be in form and substantive satisfactory to Administrative Agent.

2.
On or before the date which is fourteen (14) days following the Closing Date, or such later date which may be agreed to by Administrative Agent, Loan Parties shall provide to Administrative Agent a list of all intellectual property to which any Loan Party has obtained rights or acquired ownership since the Original Credit Agreement was executed, together with any agreements, instruments, and documents as Administrative Agent may reasonably request to evidence Administrative Agent’s security interest in such intellectual  property.

3.
On or before the date which is thirty (30) days following the Closing Date, or such later date which may be agreed to by Administrative Agent, Loan Parties shall deliver to Administrative Agent a deposit account control agreement in form and substance satisfactory to Administrative Agent, covering account number 85761-14 and account number 01151-18 maintained by Handy & Harman Canada Ltd. at Scotia Bank.

4.
On or before the date which is thirty (30) days following the Closing Date, or such later date which may be agreed to by Administrative Agent, Loan Parties shall use best efforts to provide Administrative Agent with good standing certificates for the following states of foreign qualification:

Company	State
OMG Roofing, Inc.	NC
Kasco Corporation	NJ

5.
On or before the date which is ninety (90) days following the Closing Date, or such later date which may be agreed to by Administrative Agent, unless waived by Administrative Agent in its sole discretion, Loan Parties shall provide Collateral Access Agreements for each of the following locations, which shall be in form and substance satisfactory to Administrative Agent: (a) 9433 Hyssop Drive, Rancho Cucamonga, CA 91703; (b) 250 Lackland Drive, Middlesex, NJ 08846; (c) 280 Madsen Drive, Bloomingdale, IL 60108; (d) 1500 Bryn Mawr Avenue, Itasca, IL 60143; (e) 604 Silver Street, Agawam, MA 01001; (f) 1108 A Continental Blvd., Charlotte, NC 28273; (g) 403 Westpark Court, Peachtree City, GA 30269; (h) 1133 Westchester Avenue, Suite N-222, White Plains, NY; (i) 10604 V.E.P. Industrial & Professional Park, South Caesar Rodney Ave, Camden, DE 19934; and (j)  4 Commerce Way, Arden NC 28704.

Schedule 8.2.1
Existing Permitted Indebtedness

Company	Name and Address of Payee	Principal Balance	Nature of Debt	Term
Handy & Harman Group Ltd.	TD Equipment Finance	$172,113.70	Equipment capital lease	Matures 2014
Handy & Harman	Protechno	$1,140,982	Intercompany Loan
Bairnco Corporation	Handy & Harman Ltd.	$4,626,945.76	Intercompany Loan
OMG Inc.	Penske Leasing P.O. Box 827380 Philadelphia, PA 19182-7380	$19,310.58	Cap Lease	09/22/15
OMG Inc.	Delage Landen Financial Services 111 Old Eagle School Road Wayne, PA 19087	$301.07	Cap Lease	08/31/14
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$2,592.48	Cap Lease	11/15/14
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$1,960.24	Cap Lease	02/29/16
OMG Inc.	Raymond Leasing P.O. Box 301590 Dallas, TX 75303-1590	$7,294.09	Cap Lease	04/30/17
OMG Inc.	Raymond Leasing P.O. Box 301590 Dallas, TX 75303-1590	$7,294.09	Cap Lease	04/30/17
OMG Inc.	Raymond Leasing P.O. Box 301590 Dallas, TX 75303-1590	$7,294.09	Cap Lease	04/30/17
OMG Inc.	Raymond Leasing P.O. Box 301590 Dallas, TX 75303-1590	$5,842.24	Cap Lease	04/30/17
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$2,442.34	Cap Lease	05/15/18
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$5,922.43	Cap Lease	06/19/17

Company	Name and Address of Payee	Principal Balance	Nature of Debt	Term
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$6,887.84	Cap Lease	08/12/17
OMG Inc.	Raymond Leasing P.O. Box 301590 Dallas, TX 75303-1590	$6,523.21	Cap Lease	06/17/18
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$6,361.12	Cap Lease	09/12/17
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$6,360.85	Cap Lease	09/12/17
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$15,975.48	Cap Lease	09/12/17
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$4,149.54	Cap Lease	04/10/17
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$5,081.01	Cap Lease	05/13/18
OMG Inc.	Wells Fargo Financial Leasing P.O. Box 777 San Francisco, CA 94120-7777	$5,018.01	Cap Lease	05/13/18
OMG Inc.	Canon Financial Services, Inc. 14904 Collections Center Drive Chicago, IL 60693	$509.76	Cap Lease	12/31/14
OMG Inc.	Canon Financial Services, Inc. 14904 Collections Center Drive Chicago, IL 60693	$6,229.22	Cap Lease	10/07/16
OMG Inc.	Canon Financial Services, Inc. 14904 Collections Center Drive Chicago, IL 60693	$8,264.15	Cap Lease	10/07/16
OMG Inc.	Canon Financial Services, Inc. 14904 Collections Center Drive Chicago, IL 60694	$7,203.79	Cap Lease	10/07/16

Company	Name and Address of Payee	Principal Balance	Nature of Debt	Term
OMG Inc.	Canon Financial Services, Inc. 14904 Collections Center Drive Chicago, IL 60694	$6,970.08	Cap Lease	10/07/16
Indiana Tube	IKON Financial Services, 1738 Bass Rd, Macon GA 31210	$1,600.00	Equipment	8 Months Remaining (03/31/15)
Indiana Tube	IKON Financial Services, 1738 Bass Rd, Macon GA 31210	$2,206.00	Equipment	8 Months Remaining (03/31/15)
Lucas Milhaupt Milwaukee	GFC Leasing P.O. Box 2290 Madison, WI 53701	$54,544.00	Equipment Lease	Matures 07/19/18
Lucas Milhaupt Milwaukee	Presido Technology Capital LLC P.O. Box 534792 Atlanta, GA 30353-4792	$1,472.00	Equipment Lease	Matures 08/31/14
Arlon Material Technologies (Suzhou) Co., Ltd	Agricultural Bank of China, Suzhou H-N Industrial Dev. Zone 65 Shishan Road, Suzhou New District 215011	$799,338.00	Secured by Real Estate Mortgage Interest Rate 4.56%	Matures 3/23/2015
Micro-Tube Fabricators	Konica Minolta Premier Finance PO Box 550599 Jacksonville FL 32255-0599	$4,891.96.00	BIZ HUB C280	Matures 4/30/15
Atlantic Service Company Limited (Kasco Canada)	Toronto Dominion	$625,000.00 CAD	Unsecured Line of Credit up to $1,000,000.00 CAD	Reviewed Annually April 30th

Guarantees

Company	Name and Address of Payee	Principal Balance	Nature of Debt	Term
Handy & Harman	American Express Co.		Corporate Credit Cards
Handy & Harman Group Ltd.	American Express Co.		Corporate Credit Cards

Schedule 8.2.2
Existing Permitted Liens

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
20 Grant Street Nominee Trust	MA	Secretary of the Commonwealth	UCC Search - Central - Direct Access	7/24/2014	11/26/2012 #201200110050	PNC Bank, National Association, as Collateral Agent
460 West Main Street Holding Corporation	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4530269	PNC Bank, National Association, as Collateral Agent
Arlon Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	2/18/2010 #2010 0537914	Air Liquide Industrial U.S. LP
Arlon LLC	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4530087	PNC Bank, National Association, as Collateral Agent
Arlon LLC	DE	New Castle County	Fixture Search	7/24/2014	11/13/2012 #20121113-0066367	PNC Bank, National Association, as Administrative Agent
Arlon MED International LLC	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4529618	PNC Bank, National Association, as Collateral Agent

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
Atlantic Service Company, Limited	CAN	Ontario	PPSA Search (Canada)	7/21/2014	11/30/2012 #683258886 11/7/2012 #682717554	2 Initial PPSA Registrations
Atlantic Service Company, Limited	DC	Recorder of Deeds	UCC Search - Central - Direct Access	7/16/2014	11/26/2012 #2012126643	PNC Bank, National Association, as Collateral Agent
Bairnco Corporation	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4530160	PNC Bank, National Association, as Collateral Agent
Daniel Radiator Corporation	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/24/2014	11/26/2012 #12-0036836625	PNC Bank, National Association, as Collateral Agent
East 74th Street Holdings Inc.	OK	Oklahoma County Central Filing	UCC/FTL Search-Central	7/16/2014	11/26/2012 #20121126021182500	PNC Bank, National Association, as Collateral Agent
Handy & Harman Automotive Group, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4530400	PNC Bank, National Association, as Collateral Agent

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
Handy & Harman Electronic Materials Corporation	FL	Department of State	Judgment Search - Central - Direct Access	7/23/2014	10/3/2013 #1000000536877 (J13001493429)	State of Florida, Department of Revenue
Handy & Harman Electronic Materials Corporation	FL	Secured Transaction Registry	UCC Search - Central - Direct Access	7/23/2014	11/26/2012 #201207940230	PNC Bank, National Association, as Collateral Agent
Handy & Harman Group Ltd.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	12/13/2011 #2011 4771914	TD Equipment Finance, Inc.
Handy & Harman Group Ltd.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4530442	PNC Bank, National Association, as Collateral Agent
Handy & Harman International, Ltd.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	8/21/2014	11/26/2012 #2012 4530517	PNC Bank, National Association, as Collateral Agent
Handy & Harman Holding Corporation	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	5/16/2014 #2014 1949361	PNC Bank, National Association, as Agent
Handy & Harman of Canada, Limited	CAN	Ontario	PPSA Search (Canada)	7/21/2014	11/7/2012 #682717572 12/16/2011 #675104274	2 Initial PPSA Registrations

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
Handy & Harman of Canada, Limited	DC	Recorder of Deeds	UCC Search - Central - Direct Access	7/16/2014	11/26/2014 #2012126642	PNC Bank, National Association, as Collateral Agent
Handy & Harman Tube Company, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	5/27/2009 #2009 1662961	Toyota Tsusho America, Inc.
Handy & Harman Tube Company, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4530707	PNC Bank, National Association, as Collateral Agent
Handy & Harman	NY	Secretary of State	UCC/FTL Search-Central	7/25/2014	11/26/2012 #201211260659910	PNC Bank, National Association, as Collateral Agent
HandyTube Corporation	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4530764	PNC Bank, National Association, as Collateral Agent
HandyTube Corporation	DE	Kent County	Fixture Search	7/21/2014	11/15/2012 #4731	PNC Bank, National Association, as Administrative Agent

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
Indiana Tube Corporation	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/29/2011 #2011 4550672	Toyota Motor Credit Corporation
Indiana Tube Corporation	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4530830	PNC Bank, National Association, as Collateral Agent
Indiana Tube Corporation	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	7/8/2013 #2013 2613371	Precision Strip Inc.
Indiana Tube Corporation	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	8/2/2013 #2013 3018596	Raymond Leasing Corporation
Indiana Tube Corporation	IN	Vanderburgh County	Fixture Search	7/27/2014	11/28/2012 #2012U-00000202	PNC Bank, National Association, as Administrative Agent
Kasco Corporation	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4530913	PNC Bank, National Association, as Collateral Agent
Kasco Mexico LLC	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4530970	PNC Bank, National Association, as Collateral Agent

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
Lucas-Milhaupt Warwick LLC	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	5/2/2013 #2013 1685420	PNC Bank, National Association, as Administrative Agent
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	UCC/FTL Searches - Central - Direct Access	7/25/2014	10/31/2008 #080015124114	NMHG Financial Services, Inc.
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	UCC/FTL Searches - Central - Direct Access	7/25/2014	7/26/2010 #100008997336	GFC Leasing, a Division of Gordon Flesch Co., Inc.
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	UCC/FTL Searches - Central - Direct Access	7/25/2014	1/3/2011 #110000061916	Orbian Financial Services II, LLC
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	UCC/FTL Searches - Central - Direct Access	7/25/2014	8/29/2011 #110010562317	Presidio Technology Capital, LLC Everbank Commercial Finance, Inc.

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	UCC/FTL Searches - Central - Direct Access	7/25/2014	10/7/2011 #110012317923	GFC Leasing, a Division of Gordon Flesch Co., Inc.
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	UCC/FTL Searches - Central - Direct Access	7/25/2014	11/26/2012 #120015046824	PNC Bank, National Association, as Collateral Agent
Lucas-Milhaupt, Inc.	WI	Department of Financial Institutions	UCC/FTL Searches - Central - Direct Access	7/25/2014	12/24/2013 #130016502620	Alloy Holdings, LLC
Lucas-Milhaupt, Inc.	WI	Milwaukee County	Fixture Search	7/11/2014	11/14/2012 #10184037	PNC Bank, National Association, as Administrative Agent
Lucas-Milhaupt, Inc.	WI	Milwaukee County	Fixture Search	7/11/2014	12/8/2012 #10191452	PNC Bank, National Association, as Administrative Agent
Micro-Tube Fabricators, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	10/1/2012 #2012 3766229	Makino Inc.

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
Micro-Tube Fabricators, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4531218	PNC Bank, National Association, as Collateral Agent
OCMUS Inc.	IN	Secretary of State	UCC Search - Central - Direct Access	7/27/2014	11/26/2012 #201200010753374	PNC Bank, National Association, as Collateral Agent
OMG Roofing, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4531226	PNC Bank, National Association, as Collateral Agent
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	10/23/2008 #2008 3580337	Crown Credit Company
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	10/8/2010 #2010 3512336	TD Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	8/29/2012 #2012 3355403	TD Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/5/2012 #2012 4264349	Raymond Leasing Corporation

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11//26/2012 #2012 4531275	PNC Bank, National Association, as Collateral Agent
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/29/2012 #2012 4589117	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	5/9/2013 #2013 1772624	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	5/17/2013 #2013 1906214	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	6/25/2013 #2013 2425669	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	8/14/2013 #2013 3186310	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	9/6/2013 #2013 3474864	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	9/18/2013 #2013 3638187	Wells Fargo Bank, N.A.

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	10/4/2013 #2013 3907038	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	1/7/2014 #2014 0067173	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	1/16/2014 #2014 0203521	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	1/16/2014 #2014 0203539	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	1/22/2014 #2014 0272971	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	1/22/2014 #2014 0272989	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	1/30/2014 #2014 0388751	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	2/18/2014 #2014 0622837	Wells Fargo Bank, N.A.

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	2/18/2014 #2014 0622845	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	2/20/2014 #2014 0672055	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	2/21/2014 #2014 0691923	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	2/21/2014 #2014 0691956	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	2/25/2014 #2014 0731935	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	3/21/2014 #2014 1121979	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	4/10/2014 #2014 1421635	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	4/17/2014 #2014 1521970	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	4/21/2014 #2014 1538032	Wells Fargo Bank, N.A.

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	5/22/2014 #2014 2018844	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	5/22/2014 #2014 2020477	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	6/27/2014 #2014 2554293	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	6/27/2014 #2014 2554319	Wells Fargo Bank, N.A.
OMG, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	7/15/2014 #2014 2803187	Wells Fargo Bank, N.A.
Omni Technologies Corporation of Danville	NH	Secretary of State	UCC/FTL/STL/ Judgment Searches - Central - Direct Access	7/25/2014	11/26/2012 #121128545015	PNC Bank, National Association, as Collateral Agent
Pal-Rath Realty, Inc.	DE	Department of State: Division Of Corporations	UCC/FTL Search-Central	7/18/2014	11/26/2012 #2012 4531382	PNC Bank, National Association, as Collateral Agent

DEBTOR	STATE	JURISDICTION	SERVICES	THRU DATE	ORIGINAL FILE DATE AND NUMBER	SECURED PARTY
Pam Fastening Technology, Inc.	NC	Secretary of State	UCC Search - Central - Direct Access	7/24/2014	11/26/2013 #20130111371A	PNC Bank, National Association, as Administrative Agent
The 28 Grant Street Nominee Trust	MA	Secretary of the Commonwealth	UCC Search - Central - Direct Access	7/24/2014	11/26/2012 #201200109450	PNC Bank, National Association, as Collateral Agent
The 7 Orne Street Nominee Trust	MA	Secretary of the Commonwealth	UCC Search - Central - Direct Access	7/24/2014	11/26/2012 #201200109720	PNC Bank, National Association, as Collateral Agent

Schedule 8.2.4
Existing Permitted Investments

Payor	Payee	Nature of Investment	Balance
Handy & Harman Ltd.	Handy & Harman	Pension Loan and other distributions	$121,742,544

EXHIBIT 1.1(A)

FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between ____________________________ (the “Assignor”) and ________________________________________________ (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by each Assignee.  The Standard Terms and Conditions set forth in Annex 1 are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to each Assignee, and each Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interests identified below each Assignee's name on the signature pages hereto, of all of the Assignor's outstanding rights and obligations under the respective facilities identified on the signature pages hereto (including, to the extent included in any such facilities, letters of credit and swing loans) (each an “Assigned Interest” and collectively the “Assigned Interests”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	Handy & Harman Group Ltd.

4.	Administrative Agent:	PNC Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Amended and Restated Credit Agreement dated  ___________, 2014 by and among Handy & Harman Group Ltd., the Lenders parties thereto, PNC Bank, National Association, as Administrative Agent, and the Guarantors now or hereafter party thereto, as the same may be amended, restated or supplemented from time to time.

_________________________

1	Select as applicable.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans2	CUSIP Number
Revolving Credit Commitment	$	$	%
Letter of Credit	$	$	%
Swing Loan	$	$	%

7.           [Trade Date:                                ______________]3

8.           Effective Date:   ________________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4

[SIGNATURE PAGES FOLLOW]

_________________________

2	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

4	Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE - ASSIGNMENT AND ASSUMPTION AGREEMENT]

[Consented to:]5

BORROWER

HANDY & HARMAN GROUP LTD.

By:
Name:
Title:

GUARANTORS

[NAME]

By:
Name:
Title:

_________________________

5	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION AGREEMENT

1.           Representations and Warranties.

                              1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interests, (ii) the Assigned Interests are free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                              1.2           Assignee.  Each Assignee severally (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements, if any, of an eligible assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Assigned Interests, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1.6 [Financial Statements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase its Assigned Interests on the basis of which it has made such analysis and decision, and (v) if such Assignee is not incorporated or organized under the laws of the United States of America or any State thereof, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assignee's Assigned Interests (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the respective Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles.

EXHIBIT 1.1(G)(1)

FORM OF

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of ____________, 20__, by _____________________________________________________, a _____________________ [corporation/partnership/limited liability company] (“New Guarantor”).

Background

Reference is made to (i) the Amended and Restated Credit Agreement, dated as of August 29, 2014, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), by and among Handy & Harman Group Ltd., a Delaware corporation (the “Borrower”), each of the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”) and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (in such capacity, the “Agent”), (ii) the Continuing Agreement of Guaranty and Suretyship (Subsidiary), dated as of November 8, 2012 as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Guaranty”) of Guarantors given to the Agent as agent for the Lenders, (iii)  the Security Agreement, dated as of November 8, 2012 as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Security Agreement”) among the Loan Parties and the Agent as agent for the Lenders, (iv) the Pledge Agreement, dated as of November 8, 2012, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Pledge Agreement”) made by the Loan Parties in favor of the Agent, (v) the Intercompany Subordination Agreement, dated as of November 8, 2012, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Intercompany Subordination Agreement”) among the Loan Parties and the Agent for the benefit of the Lenders, (vi)  (a) Patent, Trademark and Copyright Security Agreement, dated as of November 8, 2012, as the same may be amended, restated, supplemented or otherwise modified from time to time  among the Loan Parties party thereto and the Agent for the benefit of the Lenders, (b) Patent, Trademark and Copyright Security Agreement, dated as of April 26, 2013, as the same may be amended, restated, supplemented or otherwise modified from time to time among Lucas-Milhaupt Warwick LLC, OMG Roofing, Inc., and the Agent for the benefit of the Lenders, (c) Patent, Trademark and Copyright Security Agreement, dated as of November 21, 2013, as the same may be amended, restated, supplemented or otherwise modified from time to time among PAM Fastening Technology, Inc. and Agent for the benefit of the Lenders, and (d) Patent, Trademark and Copyright Security Agreement, dated as of May 15, 2014, as the same may be amended, restated, supplemented or otherwise modified from time to time among Handy & Harman Holding Corporation and Agent for the benefit of the Lenders (collectively, the “Patent, Trademark and Copyright Security Agreements”), (vii) the Global Intercompany Note dated November 8, 2012, by Loan Parties in favor of Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, and (ix) the other Loan Documents referred to in the Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Loan Documents”).

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein.

New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by New Guarantor as a result of being or becoming affiliated with the Borrower and the Guarantors, New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of, a “Loan Party” and a “Guarantor,” jointly and severally under the Credit Agreement, a “Guarantor,” jointly and severally with the existing Guarantors under the Guaranty, a “Company” jointly and severally under the Intercompany Subordination Agreement, a “Debtor” jointly and severally under the Security Agreement, a “Pledgor” jointly and severally under the Pledge Agreement and the Patent, Trademark and Copyright Security Agreements and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other obligations of the Loan Parties under the Loan Documents, New Guarantor  shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement, Guaranty, Security Agreement, Pledge Agreement, Intercompany Subordination Agreement, Patent, Trademark and Copyright Security Agreements and each of the other Loan Documents jointly and severally with the existing parties thereto.  Without limiting the generality of the foregoing, New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth  in Section 6 of the Credit Agreement shall be true and correct as to New Guarantor on and as of the date hereof (A) in the case of  such representations and warranties qualified by materiality, in all respects and (B) in the case of  such other representations and warranties, in all material respects, and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty, Security Agreement, Pledge Agreement, Intercompany Subordination Agreement, Patent, Trademark and Copyright Security Agreements and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Secured Parties the Credit Agreement, Guaranty, Security Agreement, Pledge Agreement, Intercompany Subordination Agreement, Patent, Trademark and Copyright Security Agreements and each of the other Loan Documents given by the Guarantors to the Agent and any of the other Secured Parties.

New Guarantor is simultaneously delivering to the Agent the documents, together with this Guarantor Joinder and Assumption Agreement, required under Sections Section 7 [Conditions of Lending and Issuance of Letters of Credit] and 8.1.11 [Additional Guaranties and Collateral].

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement and the other Loan Documents.

New Guarantor acknowledges and agrees that a facsimile or electronic (i.e., “pdf” or “tif” format) transmission to the Agent or any other Secured Party of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor and shall be effective as delivery of a manually executed counterpart of this Guarantor Joinder and Assumption Agreement.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE 1 OF 1 OF GUARANTOR JOINDER AND ASSUMPTION AGREEMENT]

NEW GUARANTOR SHALL CAUSE BORROWER TO PROVIDE SUCH ADDITIONAL DOCUMENTS AS REQUIRED BY SECTION 8.1.11 OF THE CREDIT AGREEMENT.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Agent for the benefit of the Secured Parties, as of the date and year first above written with the intention that this Guarantor Joinder and Assumption Agreement constitute a sealed instrument.

ATTEST:

By:
Name:	Name:
Title:	Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT 1.1(N)(1)

FORM OF REVOLVING CREDIT NOTE

$___________________	New York, New York
___________, 2014

FOR VALUE RECEIVED, the undersigned, Handy & Harman Group Ltd., a Delaware corporation (herein called the “Borrower”), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION  (or its registered assigns) (the “Lender”), the lesser of (i) the principal sum of [_________________________], or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of ____________, 2014, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), payable by 11:00 a.m. on the Maturity Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.

Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement.  Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note (“Note”) and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement.  Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement and waives set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitutes a sealed instrument.

HANDY & HARMAN GROUP LTD.

By:
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President

EXHIBIT 1.1(N)(2)

FORM OF SWING LOAN NOTE

___________________	New York, New York
___________, 2014

FOR VALUE RECEIVED, the undersigned, Handy & Harman Group Ltd., a Delaware corporation (herein called the “Borrower”), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION  (or its registered assigns) (the “Lender”), the lesser of (i) the principal sum of [_________________________], or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of August __, 2014, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), payable by 11:00 a.m. on the Maturity Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.

Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement.  Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note (“Note”) and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement.  Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Note is the Swing Loan Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement and waives set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitutes a sealed instrument.

HANDY & HARMAN GROUP LTD.

By:
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President

EXHIBIT 1.1(P)(4)

FORM OF

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Security Agreement dated as of November 8, 2012 (the “Security Agreement”), by and between Handy & Harman Group Ltd., a Delaware corporation (“Borrower”), the Guarantors party thereto (collectively, the “Guarantors”) and the Collateral Agent (as hereinafter defined), (ii) that certain Patent, Trademark and Copyright Security Agreement dated as of November 8, 2012 (the “Patent, Trademark and Copyright Security Agreement”) among the Borrower, the Guarantors and the Collateral Agent (as hereinafter defined), and (iii) that certain Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Borrower, the Guarantors, certain other parties thereto and PNC Bank, National Association, as administrative agent and as collateral agent (in such capacity, the “Collateral Agent”), which amends and restates that certain credit agreement dated as of November 8, 2012, as amended (the “Prior Credit Agreement”) among the Borrowers and Guarantors party thereto, certain other parties thereto and the Collateral Agent.  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.  This Perfection Certificate amends and restates that certain perfection certificate, dated November 8, 2012, as amended from time to time, provided by the Borrower and the Guarantors pursuant to the Prior Credit Agreement.

As used herein, the term “Companies” means Borrower and each of the Guarantors.

The undersigned hereby certify to the Collateral Agent as follows:

1.           Names.

(a)           The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a).  Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a).  Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b)           Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(c)           Set forth in Schedule 1(c) is a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof.  Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2.           Current Locations.  The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.

U.S. Perfection Certificate

3.           Extraordinary Transactions.  Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4.           File Search Reports.  Attached hereto as Schedule 4 is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule (1)(c) or Schedule 3 with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral and (B) each filing officer in each real estate recording office identified in Schedule 7 with respect to real estate on which Collateral consisting of fixtures is or is to be located.  A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Collateral Agent.

5.           UCC Filings.  Attached hereto as Schedule 5, and relating to the Security Agreement, are the financing statements (including fixture filings) (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, which were filed in the appropriate forms in the filing offices in the jurisdictions identified in Schedule 6 hereof.

6.           Schedule of Filings.  Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 , (ii) the appropriate filing offices for the filings described in Schedule 11(c), (iii) the appropriate filing offices for the fixture filings relating to the Fixture Filing Property set forth in Schedule 7(a) and (iv) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Collateral Documents.  No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Collateral Documents.

7.           Real Property.  (a) Attached hereto as Schedule 7(a) is a list of all (i) real property owned, leased or otherwise held by each Company located in the United States as of the Closing Date, (ii) real property encumbered by a fixture filing (such real property, the “Fixture Filing Property”), (iii) common names, addresses and uses of each Fixture Filing Property (stating improvements located thereon) and (iv) other information relating thereto required by such Schedule.  Except as described in Schedule 7(b) attached hereto: (i) no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 7(a) and (ii) no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.

8.           Termination Statements.  Except as identified in Schedule 8, no termination statements are to be filed with respect to any Lien.

9.           Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 9(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of the Companies and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement.  Also set forth in Schedule 9(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under the Security Agreement.

U.S. Perfection Certificate

10.           Instruments and Tangible Chattel Paper.  Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under the Security Agreement.

11.           Intellectual Property.  (a) Attached hereto as Schedule 11(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Patent, Trademark and Copyright Security Agreement) applied for or registered with the United States Patent and Trademark Office, and all other Patents and  Trademarks (each as defined in the Security Agreement), including the name of the registered owner or applicant and the registration, application, or publication  number, as applicable, of each Patent or Trademark owned by each Company.

(b) Attached hereto as Schedule 11(b) is a schedule setting forth all of each Company’s United States Copyrights (each as defined in the Patent, Trademark and Copyright Security Agreement), and all other Copyrights, including the name of the registered owner and the registration number of each Copyright owned by each Company.

(c) Attached hereto as Schedule 11(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses, whether or not recorded with the USPTO or USCO, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

(d) Attached hereto as Schedule 11(d) in proper form for filing with the United States Patent and Trademark Office (the “USPTO”) and United States Copyright Office (the “USCO”) are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth in Schedule 11(a), Schedule 11(b), and Schedule 11(c), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

12.           Commercial Tort Claims.  Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Security Agreement.

13.           Deposit Accounts, Securities Accounts and Commodity Accounts.  Attached hereto as Schedule 13 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to the Security Agreement and the reason for such account to be excluded from the control agreement requirement.

14.           Letter-of-Credit Rights.  Attached hereto as Schedule 14 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreement.

U.S. Perfection Certificate

15.           Motor Vehicles.  Attached hereto as Schedule 15 is a true and correct list of all motor vehicles and other goods (covered by certificates of title or ownership) valued at over $[50,000] and owned by each Company, and the owner and approximate value of such motor vehicles.

16.           Insurance.  Attached hereto as Schedule 16 are copies of the insurance certificates with a true and correct list of all insurance policies of the Companies.

17.           Other Collateral.  Attached hereto as Schedule 17 is a true and correct list of all of the following types of collateral, if any, owned or held by each Company: (a) all agreements and contracts with any Governmental Authority, (b) all FCC licenses, (c) all aircraft and airplanes, (d) all ships and boats vessels, (e) all rolling stock and trains, (f) all oil, gas, minerals and as extracted collateral, stating in each case, if such types of collateral are required to be pledged pursuant to the Security Agreement.

[SIGNATURE PAGES FOLLOW]

U.S. Perfection Certificate

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this ___th day of _________, 2014.

BORROWER

HANDY & HARMAN GROUP LTD.

By:
Name:
Title:

U.S. Perfection Certificate

GUARANTORS:

ARLON LLC
ARLON MED INTERNATIONAL LLC
BAIRNCO CORPORATION
460 WEST MAIN STREET HOLDING CORPORATION
EAST 74TH STREET HOLDINGS INC.
DANIEL RADIATOR CORPORATION
HANDY & HARMAN
HANDY & HARMAN AUTOMOTIVE
GROUP, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
HANDY & HARMAN HOLDING CORPORATION
HANDY & HARMAN INTERNATIONAL, LTD.
HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN TUBE COMPANY, INC.
HANDYTUBE CORPORATION
INDIANA TUBE CORPORATION
KASCO CORPORATION
KASCO MEXICO LLC
LUCAS-MILHAUPT, INC.
LUCAS-MILHAUPT WARWICK LLC
MICRO-TUBE FABRICATORS, INC.
OCMUS, INC.
OMG, INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
PAL-RATH REALTY, INC.
PAM FASTENING TECHNOLOGY, INC.

By:
Name:
Title:

ATLANTIC SERVICE COMPANY, LIMITED

By:
Name:
Title:

THE 7 ORNE STREET NOMINEE TRUST THE 28 GRANT STREET NOMINEE TRUST 20 GRANT STREET NOMINEE TRUST

By:
Name:
Title:

U.S. Perfection Certificate

EXHIBIT 1.1(P)(5)

PERFECTION CERTIFICATE SUPPLEMENT

This Perfection Certificate Supplement, dated as of  ____________________, 20[ ] is delivered pursuant to that certain Amended and Restated Credit Agreement dated as of August 29, 2014 (the “Credit Agreement”) among Handy & Harman Group Ltd. (“the Borrower”), the Guarantors, certain other parties thereto and PNC Bank, National Association, as Collateral Agent (in such capacity, the “Collateral Agent”).  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement. As used herein, the term “Companies” means  Borrower and each of its U.S. Subsidiaries.

The undersigned, the ___________________ of the Borrower, hereby certify (in my capacity as _________________ and not in my individual capacity) to the Collateral Agent and each of the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:

1.           Names.  Except as listed in Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document; (y)    each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

2.           Current Locations.  Except as listed in Schedule 2 attached hereto and made a part hereof, the chief executive office of each Company is located at the address set forth in Schedule 2 of the Prior Perfection Certificate.

3.           Extraordinary Transactions.  Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto and in Schedule 3 to the Prior Perfection Certificate, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4.           [Intentionally omitted].

5.           UCC Filings.  Except as listed in Schedule 5 attached hereto and made a part hereof, the financing statements (including fixture filings) (duly authorized by each Company constituting the debtor therein), including the indications of the collateral relating to the Security Agreement, are set forth in Schedule 5 of the Prior Perfection Certificate and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereto and thereto.

6.           Schedule of Filings.  Except as listed in Schedule 6 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto and thereto as Schedule 5 and (ii) the appropriate filing offices for the filings described in Schedule 11(c) hereto and thereto, (iii) the appropriate filing offices for the fixture filings relating to the Fixture Filing Property set forth in Schedule 7(a) hereto and thereto and (iv) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Collateral Documents.  No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Collateral Documents.

7.           Real Property.  (a) Except as listed in Schedule 7(a) attached hereto and made a part hereof, Schedule 7(a) to the Prior Perfection Certificate is a list of (i) real property owned, leased or otherwise held by each Company located in the United States, (ii) real property encumbered or to be encumbered by a  fixture filing  (such real property, the “Fixture Filing Property”), (iii) common names, addresses and uses of each Fixture Filing Property (stating improvements located thereon) and (iv) other information relating thereto required by such Schedule.  Except as described in Schedule 7(b) attached hereto: (i) no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 7(a) or Schedule 7(a) of the Prior Perfection Certificate, other than those listed in Schedule 7(b) of the Prior Perfection Certificate, and (ii) no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions other than those listed in Schedule 7(b) of the Prior Perfection Certificate.

8.            [Intentionally omitted].

9.           Stock Ownership and Other Equity Interests.  Except as listed in Schedule 9(a) attached hereto and made a part hereof, Schedule 9(a) to the Prior Perfection Certificate is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement.  Except as set forth in Schedule 9(b) attached hereto and made a part hereof, Schedule 9(b) to the Prior Perfection Certificate sets forth each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under the Security Agreement.

10.           Instruments and Tangible Chattel Paper.  Except as listed in Schedule 10 attached hereto and made a part hereof, Schedule 10 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under the Security Agreement.

11.           Intellectual Property.  (a)  Except as listed in Schedule 11(a) attached hereto and made a part hereof, Schedule 11(a) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company.  Except as listed in Schedule 11(b) attached hereto and made a part hereof, Schedule 11(b) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreement), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.

(b)           Except as listed in Schedule 11(c) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 11(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth in Schedule 11(a) and Schedule 11(b) hereto and thereto, including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

12.           Commercial Tort Claims.  Except as listed in Schedule 12 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Security Agreement.

13.           Deposit Accounts, Securities Accounts and Commodity Accounts.  Except as listed in Schedule 13 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to the Security Agreement and the reason for such account to be excluded from the control agreement requirement.

14.           Letter-of-Credit Rights.  Except as listed in Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 14 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreement.

15.           Motor Vehicles.  Except as listed in Schedule 15 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 15 is a true and correct list of all motor vehicles and other goods (covered by certificates of title or ownership) valued at over $[50,000] and owned by each Company, and the owner and approximate value of such motor vehicles.

16.           Insurance.  Except as listed in Schedule 16 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 16 a copy of the insurance certificate with a true and correct list of all insurance policies of the Companies.

17.           Other Collateral.  Except as listed in Schedule 17 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 17 is a true and correct list of all of the following types of collateral, if any, owned or held by each Company: (a) all agreements and contracts with any Governmental Authority, (b) all FCC licenses, (c) all aircraft and airplanes, (d) all ships and boats vessels, (e) all rolling stock and trains, (f) all oil, gas, minerals and as extracted collateral, stating in each case, if such types of collateral are required to be pledged pursuant to the Security Agreement.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this ____ day of ________________, 20[ ].

HANDY & HARMAN GROUP LTD.

By:
Name:
Title:

[Each of the Guarantors]

By:
Name:
Title:

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Numbera	Federal Taxpayer Identification Number	State of Formation

aIf none, so state.

Schedule 2

Chief Executive Offices

Company/Subsidiary	Address	County	State

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 5

Copy of Financing Statements To Be Filed

See attached.

Schedule 6

Filings/Filing Offices

Type of Filinga	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

a   UCC-1 financing statement, fixture filing, intellectual property filing or other necessary filing.

Schedule 7(a)

Real Property

I.  Owned Real Property

Entity of Record	Common Name and Address	Purpose/ Use	Improvements Located in Real Property	Approximate Square Footage	Legal Description (if Encumbered by Fixture Filing)	To be Encumbered by Fixture Filing
[ ]	[ ] [COUNTY, STATE]	[ ]	[ ]	[ ]	[See Schedule A to Mortgage and/or fixture filing encumbering this property.]	[YES/NO]

II.  Leased or Other Interests in Real Property

Entity of Record	Common Name and Address	Landlord / Owner	Description of Lease or Other Documents Evidencing Interest	Purpose/ Use	Improvements Located in Real Property	Approximate Square Footage	Legal Description (if Encumbered by Fixture Filing)	To be Encumbered by Fixture Filing
[ ]	[ ] [COUNTY, STATE]	[ ]	[ ]	[ ]	[ ]	[ ]	[See Schedule A to Mortgage and/or fixture filing encumbering this property.]	[YES/NO]

Schedule 7(b)

Required Consents; Company Held Landlord’s/ Grantor’s Interests

I. Landlord’s / Grantor’s Consent Required

1. [LIST EACH LEASE OR OTHER INSTRUMENT WHERE LANDLORD’S / GRANTOR’S CONSENT IS REQUIRED].

II. Leases, Subleases, Tenancies, Franchise Agreements, Licenses or Other Occupancy Agreements Pursuant to which any Company holds Landlord’s / Grantor’s Interest

1. [LIST EACH LEASE OR OTHER INSTRUMENT WHERE COMPANY HOLDS LANDLORD’S / GRANTOR’S INTEREST]

Schedule 9
(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 10
Instruments and Tangible Chattel Paper

1.           Promissory Notes:

Payee	Payor	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged [Yes/No]

2.           Chattel Paper:

Description	Pledged [Yes/No]

Schedule 11(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Schedule 11(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Schedule 11(c)

Intellectual Property Filings

Schedule 12

Commercial Tort Claims

Description	Pledged [Yes/No]

Schedule 13

Deposit Accounts

Owner	Type Of Account	Bank	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Securities Accounts

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Commodity Accounts

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Schedule 14

Letter of Credit Rights

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date	Subject to Control Requirement [Yes/No]

Schedule 15

Motor Vehicles

Schedule 16

Insurance

Schedule 17

Other Collateral

(a) Agreements and Contracts with Governmental Authorities

Description	Pledged [Yes/No]

(b) FCC Licenses

Description	Pledged [Yes/No]

(c) Aircraft and Airplanes

Description	Pledged [Yes/No]

(d) Ships, Boats andVessels

Description	Pledged [Yes/No]

(e) Rolling Stock And Trains

Description	Pledged [Yes/No]

(f) Oil, Gas, Minerals and As Extracted Collateral

Description	Pledged [Yes/No]

x
x
x

EXHIBIT 2.5.1
FORM OF
LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center
250 Fifth Avenue, 4th Floor
Pittsburgh, PA 15219
Telephone No.: (412) 768-9164
Telecopier No.: (412) 762-8672
Attention: Agency Services

FROM:	Handy & Harman Group Ltd., a Delaware corporation (the “Borrower”)

RE:
Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”) dated as of ____________, 2014 by and among Handy & Harman Group Ltd., the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”)

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.	Pursuant to Section [2.5.1][4.2][7.2] of the Credit Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:
	1.(a)	___	A new Revolving Credit Loan OR
		___	Renewal of the LIBOR Rate Option applicable to an outstanding ________________ originally made on __________ __, ____ OR
		___	Conversion of the Base Rate Option applicable to an outstanding _____________________ originally made on _____________ to a Loan to which the LIBOR Rate Option applies, OR
		___	Conversion of the LIBOR Rate Option applicable to an outstanding ________________ originally made on __________ __, ____ to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1(b) below and fill in blank spaces in line next to line]:

1.(b)(i)	___
Under the Base Rate Option.  Such Loan shall have a Borrowing Date of __________, ___ (which date shall be (i) be the same Business Day as the Business Day of receipt by the Administrative Agent by 10:00 a.m. of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the LIBOR Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR
(ii)	___
Under the LIBOR Rate Option.  Such Loan shall have a Borrowing Date of _____________ (which date shall be (i) three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 10:00 a.m. of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies, or (ii) the same Business Day as the last day of the preceding Interest Period if a Loan to which the LIBOR Rate Option applies is being convert to a Loan to which the Base Rate Option applies).

2.	Such Loan is in the principal amount of U.S. $_____________ or the principal amount to be renewed or converted is U.S. $_____________

[(1) for Revolving Credit Loans under Section 2.6 [Making Revolving Credit Loans, Etc.] not to be less than $500,000 and in increments of $500,000 if in excess of $500,000 for each Borrowing Tranche to which the LIBOR Rate Option applies and not to be less than $250,000 and in increments of $100,000 if in excess of $250,000 for each Borrowing Tranche to which the Base Rate Option applies; (2) for Loans under Section 2.11 [Increase in Revolving Credit Commitments] not to be less than $5,000,000 and in increments of $1,000,000 if in excess of $5,000,000 provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.11.1.3 [Aggregate Revolving Credit Commitments]].
_________________________

3.	[Complete blank below if the Borrower is selecting the LIBOR Rate Option]:
Such Loan shall have an Interest Period of [one, two, three, or six] Months.
_________________________

B.
As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto):  the Borrower has performed and complied with all covenants and conditions of the Credit Agreement; all of Borrower’s representations and warranties therein are true and correct (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of such Loan shall not contravene any Law applicable to the Borrower; the making of any Revolving Credit Loan shall not cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

C.	The undersigned hereby irrevocably requests [check one line under 1.(a) below and fill in blank space next to the line as appropriate]:
1.(a) ___ Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $_______________.
___ Funds to be wired per the following wire instructions:
$_________________ Amount of Wire Transfer
Bank Name: _____________________
ABA: __________________________
Account Number: _________________
Account Name: ___________________
Reference: _______________________
___Funds to be wired per the attached Funds Flow (multiple wire transfers)

[SIGNATURE PAGE FOLLOWS]

The undersigned certifies to the Administrative Agent as to the accuracy of the foregoing.

HANDY & HARMAN GROUP LTD.

By:
Name:
Title:

Date:  ______________, 20__

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]

EXHIBIT 2.5.2

FORM OF
SWING LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, PA 15219
Telephone No.: (412) 768-9164
Telecopier No.: (412) 762-8672
Attention: Agency Services

FROM:	Handy & Harman Group Ltd., a Delaware corporation (the “Borrower”)

RE:
Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as ___________, 2014, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Credit Agreement.

Pursuant to Section 2.5.2 of the Credit Agreement, the Borrower hereby makes, irrevocably, the following Swing Loan Request:

1.	Aggregate principal amount of such Swing Loan (may not be less than $100,000)	U.S. $ _____________________
2.
Proposed Borrowing Date
(which date shall be on or after the date on which the Administrative Agent receives this Swing Loan Request, with such Swing Loan Request to be received no later than 12:00 p.m. on the Borrowing Date)
____________, 20__

3.	The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:
a. _____ Funds to be deposited into a PNC Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. ________________
b. _____
Funds to be wired per the following wire instructions:
U.S. $_________________  Amount of Wire Transfer
Bank Name:  _____________________
ABA:  __________________________
Account Number: _________________
Account Name: ___________________
Reference: _______________________

	c. _____	Funds to be wired per the attached Funds Flow (multiple wire transfers).
4.
As of the date hereof and the date of making the above-requested Swing Loan (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct; no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Swing Loan shall not contravene any Law applicable to the Borrower, any other Loan Party, any Subsidiary of the Borrower or of any other Loan Party, or any Lender; and the Revolving Facility Usage does not exceed the Revolving Credit Commitments.

5.
The undersigned hereby irrevocably requests [check one line under 1.(a) below and fill in blank space next to the line as appropriate]:

1.(a)        ___ Funds to be deposited into PNC bank account per our current standing in-structions.  Complete amount of deposit if not full loan advance amount:  $_______________.

___ Funds to be wired per the following wire instructions:

$_________________  Amount of Wire Transfer

Bank Name:  _____________________

ABA:  __________________________

Account Number: _________________

Account Name: ___________________

Reference: _______________________

___Funds to be wired per the attached Funds Flow (multiple wire transfers)

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN REQUEST]

The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ________________, 20___.

HANDY & HARMAN GROUP LTD.

By:
Name:
Title:

EXHIBIT 2.11

FORM OF

LENDER JOINDER AND ASSUMPTION AGREEMENT

This Lender Joinder and Assumption Agreement (the “Joinder”) is made as of ____________, 20__ (the “Effective Date”) by ____________________________, (the “New Commitment Provider”).

Background

Reference is hereby made to the Amended and Restated Credit Agreement (amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of _________, 2014, by and among HANDY & HARMAN GROUP LTD. (the “Borrower”), each of the Guarantors party thereto, the Lenders now or hereafter party thereto and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”).  Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Agreement

In consideration of the Lenders’ permitting the New Commitment Provider to become a Lender under the Credit Agreement, the New Commitment Provider agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Commitment Provider remains a party to the Agreement, such New Commitment Provider shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled to the benefits, rights and remedies set forth therein and in each of the other Loan Documents.  The New Commitment Provider hereby acknowledges that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date and the executed original of its Note dated the Effective Date issued by the Borrower under the Credit Agreement in the face amount of $_____________.

The Commitments and Ratable Shares of the New Commitment Provider and each of the other Lenders are as set forth on Schedule 1.1(B) to the Agreement.  Schedule 1.1(B) to the Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth on Schedule 1.1(B) hereto.  Schedule 1 hereto lists as of the date hereof the amount of Loans under each outstanding Borrowing Tranche.  Notwithstanding the foregoing on the date hereof, the Borrower shall repay all outstanding Loans to which either the Base Rate Option or the LIBOR Rate Option applies and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including the New Commitment Provider) according to the Ratable Shares set forth on attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 4.5.2 [Indemnity].

The New Commitment Provider is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) share ratably in all Loans subject to the Base Rate Option borrowed by the Borrower on and after the Effective Date; and (B) participate in all new Loans subject to the LIBOR Rate Option borrowed by the Borrower on and after the Effective Date according to its Ratable Share.

 [SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the New Commitment Provider has duly executed and delivered this Joinder as of the Effective Date.

[NEW COMMITMENT PROVIDER]

By:
Name:
Title:

[ACKNOWLEDGEMENT TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

BORROWER:

HANDY & HARMAN GROUP LTD., as Borrower

By:
Name:
Title:

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS

Attached Schedule 1.1(B)

SCHEDULE 1

OUTSTANDING TRANCHES

EXHIBIT 5.9.7(A)

FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Lenders That Are Not Treated As Partnerships For
U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of August __, 2014 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Handy & Harman Group, Ltd., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and PNC Bank, N.A., as Administrative Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 5.9.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:           ______________________, 20[  ]

EXHIBIT 5.9.7(B)

FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Lenders That Are Treated As Partnerships For
U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of August __, 2014 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Handy & Harman Group, Ltd., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and PNC Bank, N.A., as Administrative Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 5.9.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:           ______________________, 20[  ]

EXHIBIT 5.9.7(C)

FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Not Treated As Partnerships For
U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of August __, 2014 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Handy & Harman Group, Ltd., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and PNC Bank, N.A., as Administrative Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 5.9.7 and Section 11.8.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent share-holder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:           ______________________, 20[  ]

EXHIBIT 5.9.7(D)

FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Treated As Partnerships For
U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of August __, 2014 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Handy & Harman Group, Ltd., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and PNC Bank, N.A., as Administrative Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 5.9.7 and Section 11.8.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:           ______________________, 20[  ]

EXHIBIT 7.11

FORM OF

SOLVENCY CERTIFICATE

August __, 2014

I, the undersigned, chief financial officer of HANDY & HARMAN GROUP LTD., a Delaware corporation (“Borrower”), DO HEREBY CERTIFY on behalf of the Borrower that:

1.           This Certificate is furnished pursuant to Section 7.1.1(iii) of the Amended and Restated Credit Agreement (as in effect on the date of this Certificate; the capitalized terms defined therein being used herein as therein defined) dated as of August __, 2014 among Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties (as from time to time in effect, the “Credit Agreement”).

2.           Immediately following the consummation of the Transactions and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan on the date hereof, (a) the fair value of the assets of the Loan Parties exceeds their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties is greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

HANDY & HARMAN GROUP LTD.

By:
Name:
Title:

EXHIBIT 8.3.3

FORM OF
COMPLIANCE CERTIFICATE

This certificate is delivered pursuant to Section 8.3.3 of that certain Amended and Restated Credit Agreement, dated as of August __, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Handy & Harman Group Ltd. (“Borrower”), the Guarantors party thereto, the various financial institutions named therein or which hereafter become a party thereto as lenders (collectively, the “Lenders” and each individually, a “Lender”) and PNC Bank, National Association, in its capacity as administrative agent for Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, James F. McCabe, Jr., in his capacity as Chief Financial Officer of the Borrower, does hereby certify as of the fiscal quarter/year ended _________________, 20___ (the “Report Date”), as follows:

(1)
Minimum Fixed Charge Coverage Ratio. [Section 8.2.16].  The Fixed Charge Coverage Ratio for the fiscal quarter ended [_______________] was __ to 1.00 for the four quarters then ending [Required – Less than 1.25 to 1.00 as of the end of each fiscal quarter for the four fiscal quarter period ending on such date];

(2)
Maximum Leverage Ratio [Section 8.2.17].  The Leverage Ratio for the fiscal quarter ended [_____________] was __ to 1.00 [Required – Closing through the fiscal quarter ending September 30, 2015 not in excess of 3.50 to 1.00; Fiscal quarter ending December 31, 2015 through the fiscal quarter ending December 30, 2016 not in excess of 3.25 to 1.00; Fiscal quarter ending December 31, 2016 and as of the end of each fiscal quarter thereafter not in excess of 3.00 to 1.00];

(3)	Minimum Liquidity [Section 8.2.18]. As of the Report Date, the amount of Liquidity is not less than $15,000,000 [Required – not less than $15,000,000 at any time];

(4)
Representations, Warranties and Covenants.  The representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof, and each of the Borrower and the other Loan Parties has performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents; and

(5)	Event of Default or Potential Default. No Event of Default or Potential Default has occurred and is continuing or exists as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 20___.

HANDY & HARMAN GROUP LTD.

By:
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President

SIGNATURE PAGE 1 OF 1 TO
COMPLIANCE CERTIFICATE